EXHIBIT 99.1

[Agway Logo]                                                   Stephen H. Hoefer
Agway News Service                            Sr. Vice President, Public Affairs
                                                       Agway Inc., P.O. Box 4933
                                                        Syracuse, New York 13221
                                                      Phone: Office 315.449.6474
                                                               FAX: 315.449.6281
                                                       E-Mail: shoefer@agway.com


--------------------------------------------------------------------------------
                   AGWAY, INC. INTENDS TO FILE FOR CHAPTER 11
                     REORGANIZATION TO RESTRUCTURE FINANCES
                                 AND REDUCE DEBT

          AGWAY ENERGY PRODUCTS AND TELMARK ARE SEPARATE COMPANIES AND
                   WILL NOT BE INCLUDED IN CHAPTER 11 FILINGS

  AGWAY WILL CONTINUE TO CONDUCT BUSINESS AS USUAL FOR ALL OPERATING BUSINESSES

    COMMITMENTS OBTAINED FROM LENDERS FOR $125 MILLION OF SECURED DEBTOR-IN-
                 POSSESSION FINANCING TO FUND NORMAL OPERATIONS

     RECENT  INITIATIVES  TO  RESTRUCTURE  OR SELL  BUSINESSES  WILL  FACILITATE
                                 REORGANIZATION

                 BEST AND MOST REALISTIC OPTION FOR THE COMPANY

     SYRACUSE, NY, SEPTEMBER 30, 2002 - Agway Inc. announced today that the Company and certain of its subsidiaries intend to file voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in order to keep all of its businesses running normally and without interruption while the Company gains the time needed to reorganize its financial obligations and strengthen its balance sheet. The petitions for Agway Inc. and certain of its subsidiaries will include the following business units: Agway Feed and Nutrition, Agway Agronomy, Seedway, Feed Commodities International
     (FCI), Country Best Produce, CPG Nutrients, Agway CPG Technologies and Agway General Agency. These petitions are expected to be filed with the United States Bankruptcy Court for the Northern District of New York in Utica, New York, on October 1, 2002.

     Agway Inc. intends to develop a longer-term strategic plan of reorganization that will serve as a framework for Agway's emergence from the Chapter 11 process as a financially healthy, more competitive enterprise.

     Four wholly owned Agway Inc. subsidiaries will not be included in the Chapter 11 filings: Agway Energy Products LLC, Agway Energy Services, Inc., Agway Energy Services-PA, Inc. and Telmark LLC. In addition, Telmark debenture holders will not be subject to the Chapter 11 filings. And, Agway dealer stores will not be included in the filings, because they are separately owned and are not affiliated with Agway Inc. in any way.

     The bankruptcy law prohibits companies from paying pre-Chapter 11 claims, including most indebtedness, without obtaining the approval of the Court.

     Agway Inc. intends to ask the Bankruptcy Court for immediate approval to continue paying its employees' wages and salaries and to continue medical and other benefit programs.

     The Company plans to continue its efforts to sell Telmark, Agronomy and Seedway as previously announced and does not have plans for other significant reductions in workforce or plant closings as a result of the Chapter 11 filing.


     As in all Chapter 11 cases, after the commencement of such cases, any obligations that Agway and its filed subsidiaries incur to its employees, vendors and other trade partners will be honored and satisfied in the normal course of business without need to obtain Court approval. The Company also intends to ask the Court for approval to continue its "prepay" program with farmers who purchase the Company's animal feed and agronomy supplies and to allow the Company to pay for purchases subject to the Perishable Agricultural Commodities Act (PACA).

     In conjunction with the filing, Agway Inc. has obtained commitments for $125 million in secured debtor-in-possession (DIP) financing from a group of institutions led by GE Commercial Finance. This facility, which is subject to the approval of the Court, is designed to provide adequate liquidity for all of Agway's operating units to continue normal operations in a business-as-usual manner throughout the Chapter 11 process.

     The Company said the filing was due to insufficient cash flow and Agway Inc.'s burden of debt. While some of its businesses are doing well, Agway Inc. as a whole has not been generating the cash it needs to support the level of debt the Company is carrying, and that debt has taken on increased significance because of losses during the past three fiscal years. Market conditions, especially in the agriculture sector, continue to be challenging. The financial markets and general economy have also presented difficult environments for asset and business sales underway.

     NORMAL OPERATIONS TO CONTINUE WITH BUSINESS AS USUAL
     ----------------------------------------------------

     Agway expects that each of its operations will continue to conduct business as usual going forward with no interruption in production, distribution or other normal activities. There should be no supply chain disruption with vendors of the operating businesses, because merchandise and services purchased on or after the filing date will be paid for in full.

     In addition, Agway is committed to delivering in full and on time all products and services to its customers. Customers should see no changes in the quality or the availability of Agway products and services. And, future orders for products will be serviced as they always have been. Agway and all of its subsidiaries continue to be committed to, and fully in support of, all sales plans and programs currently in operation. All Agway facilities are open for business.

     THE BEST AND MOST REALISTIC OPTION FOR THE COMPANY
     --------------------------------------------------

     Agway Chief Executive Officer Donald P. Cardarelli said, "The Board of Directors believes that reorganization under Chapter 11 is by far the best and most realistic option available to Agway, its employees, customers, vendors and other trade partners, because it allows us to keep our businesses running normally while providing the Company with the time and the breathing room to develop a comprehensive plan to reorganize our financial obligations and reduce our debt.

     "Through reorganization," Mr. Cardarelli continued, "we can safeguard the value of our businesses and assets, preserve jobs for our employees, and ultimately emerge from Chapter 11 as a stronger and healthier company. One of our primary objectives as we work our way through the Chapter 11 process will be to preserve the maximum value possible for Agway's securities holders, other creditors and our employees."

     Mr. Cardarelli added, "Although we cannot predict exactly how long it may take for Agway to emerge from Chapter 11, our goal is to move through the process as quickly as possible. We believe that the recent restructuring initiatives we have undertaken to reduce Agway Inc.'s debt load, including the sales of several of our businesses, will facilitate the Company's reorganization process."

     "A FOUNDATION OF SOLID CORE OPERATIONS,  DEDICATED EMPLOYEES, STRONG BRANDS
     ---------------------------------------------------------------------------
     AND LOYAL MEMBER AND CUSTOMER BASES"
     ------------------------------------

     Mr. Cardarelli said: "Several of Agway's businesses are fundamentally sound. We have a good foundation to build on, with solid core operations, dedicated and talented employees, very strong brands and loyal member and customer bases."

     Mr. Cardarelli noted that the Company's energy businesses, which are not included in the Chapter 11 filing, continue to perform very well. Agway Energy Products is historically profitable and financially sound. One of the largest heating oil and propane marketers in the U.S., Agway Energy Products reported pre-tax earnings of $10.5 million for this past fiscal year despite one of the warmest winters on record. Agway Energy Products also has substantially grown its heating and air conditioning sales, installation and service business over the past several years, and now markets natural gas and electricity to customers in several utility areas through Agway Energy Services, Inc. and Agway Energy Services-PA, Inc.

     In its dairy feed business, Agway is the market leader in the Northeast. Agway Feed & Nutrition has more than 500 dedicated employees who provide farmers with quality products, excellent service and superior technical expertise. In its fresh produce business, Country Best Produce is a leading provider of potatoes, onions and other fresh produce to large chain store customers in the Eastern United States. Through an integrated network of fresh produce operations, Country Best is uniquely positioned to meet the needs of major grocers and foodservice customers.

     A number of restructuring efforts undertaken to improve operations and reduce the Company's debt have been successful. These efforts include exiting the retail services business; selling or closing over 60 feed and agronomy locations; and the recently completed sales of Agway Insurance Company, Agway Sunflower and Apex Bag Company.

     Agway announced last week that the Company has signed a definitive agreement to sell its Agronomy and Seedway operations. In addition, Agway is continuing efforts to sell its lease financing subsidiary Telmark. Telmark today reported that its net income grew over seventeen percent to $14.3 million for the year ended June 30, 2002, while revenues of $90.2 million were up by $4.0 million, compared to the prior year. Reorganizing under Chapter 11 is anticipated to enable Agway Inc. to complete its current restructuring initiatives.

     Today, the Company reported a net loss of $98.2 million for the year ended June 30, 2002, which includes a net loss of $85.4 million directly related to the sale of discontinued operations. The Company had previously reported net losses of $8.9 million in fiscal 2001 and $9.4 million in fiscal 2000. Sales and revenues for fiscal 2002 were $899.9 million, a 21 percent decline from the prior year primarily the result of lower sales of heating oil and propane, due to mild winter weather conditions in the Northeast, lower petroleum commodity prices, and restructuring activities undertaken last year in the Company's Feed and Country Products businesses.

     Mr. Cardarelli pointed out that the clear majority of the Company's net loss posted for 2002 was due to the sale of discontinued operations associated with Agway Inc.'s restructuring efforts and were not directly related to the Company's on-going business operations.

     Mr. Cardarelli concluded: "Our objective moving forward is to position each of our businesses to realize the best value and opportunity for both our creditors and our employees. This will require continued operations improvements, further simplification of our infrastructure, and an objective assessment of the capital and ownership structures best suited to take our continuing operations to their full potential. We have businesses with superior market positions and effective employee teams that must be given the resources and environment to grow."

     BACKGROUND ON CHAPTER 11
     ------------------------

     Chapter 11 of the U.S. Bankruptcy Code allows a company to continue to operate its business and manage its assets in the ordinary course of business while it formulates a reorganization plan to restructure its financial obligations. Congress enacted Chapter 11 to provide companies with the "breathing room" to accomplish these objectives and avoid the negative effects of liquidation proceedings. Chapter 11 enables a business to preserve its going concern's value and its operations, as well as to continue to provide its employees with jobs, and to satisfy creditor claims based upon the value of the reorganized company.

     ABOUT AGWAY INC.

     Agway, Inc. is an agricultural cooperative owned by 69,000 Northeast farmer-members. The Cooperative is headquartered in DeWitt, NY. Visit Agway at www.agway.com.
        -------------

                                      # # #

                                  EXHIBIT 99.2

[Agway Logo]                                                   Stephen H. Hoefer
Agway News Service                            Sr. Vice President, Public Affairs
                                                       Agway Inc., P.O. Box 4933
                                                        Syracuse, New York 13221
                                                      Phone: Office 315.449.6474
                                                               FAX: 315.449.6281
                                                       E-Mail: shoefer@agway.com
--------------------------------------------------------------------------------


                 BANKRUPTCY COURT GRANTS INITIAL AGWAY REQUESTS

   COMPANY GIVEN GO-AHEAD TO PAY EMPLOYEE WAGES AND SALARIES ON SCHEDULE;
             MEDICAL AND OTHER EMPLOYEE BENEFITS TO REMAIN THE SAME

                PRE-PAY CUSTOMERS PROTECTED BY COURT APPROVAL OF
                  CONTINUING FEED AND AGRONOMY PRODUCTS PROGRAM

     APPROVAL GRANTED FOR INTERIM ACCESS TO $19 MILLION CASH TO FUND NORMAL
                    OPERATIONS PENDING FINAL APPROVAL OF $125
                            MILLION CREDIT FACILITY;
             OPERATING BUSINESSES MOVE AHEAD WITH BUSINESS AS USUAL

               ALL AGWAY FACILITIES ARE OPEN AND SERVING CUSTOMERS

      VENDORS WILL BE PAID IN THE ORDINARY COURSE OF BUSINESS GOING FORWARD

     SYRACUSE,  NY,  OCTOBER  2,  2002 -  Confirming  its  announcement  made on
     September 30, Agway Inc. confirmed that the Company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 1 with the United States Bankruptcy Court for the Northern District of New York in Utica, New York. Agway
     businesses  operated  as  usual on  Tuesday,  with all  Agway  offices  and facilities open and serving the Company's customers throughout the Northeastern region of United States where the majority of Agway's businesses are located.

     Agway announced that on October 1 the Court approved the Company's request to pay all employees' wages and salaries on the normal schedule and to maintain all medical and other employee benefits at current levels. The Company also said that obligations incurred post-filing (on or after October 1) with vendors, employees and others will be honored and satisfied in the normal course of business going forward without the need to obtain Court approval.

     Other relief approved by the Court included:

     o Interim approval to access $19 million cash to continue to conduct business as usual in all its operating businesses, pending a Court hearing on Friday to consider approval of a $125 million Debtor-in-Possession financing.

     o Agway's request to continue its "prepay" program with farmers who purchase the Company's animal feed and agronomy supplies, which will continue to allow customers to utilize their credit balances for product purchases now and throughout the proceeding.

     o The Company's request to pay for purchases subject to the Perishable Agricultural Commodities Act (PACA).

     Agway expects that the Company's operations will continue to operate normally, including no supply chain disruption with vendors of the operating businesses, because merchandise and services purchased on or after the filing date will be paid in full.

     The Company continues to be committed to, and fully in support of, all sales plans and programs. Customers should see no changes in the quality or availability of our products and services. Future orders will be serviced as they have always been and Agway will meet all pending orders for its products.

     Agway Chief Executive Officer Donald P. Cardarelli said, "One of our top priorities was to ensure employees could continue to receive their pay and benefits as usual, so we appreciate the Court's swift action on that request. We plan to build on our recent restructuring initiatives, including the sale of several of our businesses. The recent agreement reached with GROWMARK to purchase Agway's Seedway and Agronomy businesses is a positive step in the restructuring process, and we will continue to seek an appropriate buyer for Telmark.

     "I want to assure Agway's many stakeholders," Mr. Cardarelli concluded, "that our ultimate goal is to preserve the maximum value possible, as we work to build a stronger financial foundation for the future of all our businesses."

     As announced, Agway Feed and Nutrition, Agway Agronomy, Seedway, Feed Commodities International (FCI), Country Best Produce, CPG Nutrients, Agway CPG Technologies and Agway General Agency are included in the Chapter 11 filings. Four wholly owned Agway Inc. subsidiaries -Agway Energy Products LLC, Agway Energy Services, Inc., Agway Energy Services-PA, Inc. and Telmark LLC - are not included in the filings.

     ABOUT AGWAY INC.

     Agway, Inc. is an agricultural cooperative owned by 69,000 Northeast farmer-members. The Cooperative is headquartered in DeWitt, NY. Visit Agway at www.agway.com.
        -------------

                                      # # #

                                  EXHIBIT 99.3

[Agway Logo]                                                   Stephen H. Hoefer
Agway News Service                            Sr. Vice President, Public Affairs
                                                       Agway Inc., P.O. Box 4933
                                                        Syracuse, New York 13221
                                                      Phone: Office 315.449.6474
                                                               FAX: 315.449.6281
                                                       E-Mail: shoefer@agway.com

--------------------------------------------------------------------------------


                    BANKRUPTCY COURT GRANTS INTERIM APPROVAL
                   FOR AGWAY'S USE OF ITS DIP CREDIT FACILITY


     SYRACUSE, NY, OCTOBER 4, 2002 - Agway Inc. announced that the U.S. Bankruptcy Court for the Northern District of New York today approved the company's request for interim use of its Debtor-in-Possession (DIP) credit facility.

     The Court's order enables Agway to draw up to $80 million of the $125 million DIP facility, pending a final hearing to approve the facility. The facility will be used for normal business operations, including payments to vendors and suppliers for goods and services received after the company filed for Chapter 11 reorganization on October 1, 2002. The final hearing will be held by the Court on October 22, 2002 to consider Agway's request for permanent access to the full DIP facility.

     Agway Chief Executive Officer Donald P. Cardarelli said, "Today's approval of interim access to our DIP facility provides even greater assurance to our vendors that they will continue to be paid on a business-as-usual basis going forward. We greatly appreciate the widespread support our vendors have shown since our Chapter 11 filing, and look forward to continuing to enjoy productive business relationships with them."

     As announced, Agway Feed and Nutrition, Agway Agronomy, Seedway, Feed Commodities International (FCI), Country Best Produce, CPG Nutrients, Agway CPG Technologies and Agway General Agency are included in the Chapter 11 filings. Four wholly owned Agway Inc. subsidiaries -Agway Energy Products LLC, Agway Energy Services, Inc., Agway Energy Services-PA, Inc. and Telmark LLC - are not included in the filings. Also not included in the filings is Cooperative Milling, a joint venture between Agway and Southern States Cooperative.

     ABOUT AGWAY INC.

     Agway, Inc. is an agricultural cooperative owned by 69,000 Northeast farmer-members. The Cooperative is headquartered in DeWitt, NY. Visit Agway at www.agway.com.
        -------------

                                      # # #

                                  EXHIBIT 99.4

                  This SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Agreement"), dated as of October 4, 2002 among Agway, Inc., a Delaware corporation ("Agway"), Feed Commodities International LLC, a Delaware limited liability company ("Feed"), Brubaker Agronomic Consulting Service LLC, a Delaware limited liability company ("Brubaker"), Agway General Agency, Inc. a New York corporation ("Agway General"), Country Best Adams, LLC, a Delaware limited liability company ("Country Best"), and Country Best-DeBerry LLC, a Delaware limited liability company ("Country Best-DeBerry"), each as a debtor-in-possession (collectively, the "Debtor Borrowers" and each a "Debtor Borrower"), Agway Energy Products LLC, a Delaware limited liability company ("AEP"), Agway Energy Services-PA, Inc., a Delaware corporation ("AES-PA"), and Agway Energy Services, Inc. a Delaware corporation ("AES") (collectively, the "Non-Debtor Borrowers", together with the Debtor Borrowers, the "Borrowers" and each a "Borrower"), the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS
                                    --------

                  WHEREAS,  on October 1, 2002 (the "Petition Date"), the Debtor
Borrowers commenced Chapter 11 Case Nos. 02-65872 through 02-65877, as administratively consolidated at Chapter 11 Case No. 02-65872 (the "Chapter 11 Case") by filing separate voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the Northern District of New York, Utica Division (the "Bankruptcy Court"). The Debtor Borrowers continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

                  WHEREAS, prior to the Petition Date, Lenders provided financing to Borrowers pursuant to that certain Credit Agreement, dated as of March 28, 2001, among certain of the Borrowers, the other credit parties signatory thereto, GE Capital, as Agent and Lender, and the Lenders from time to time signatory thereto (as amended, modified or supplemented, the "Pre-Petition Loan Agreement");

                  WHEREAS, the Borrowers have requested that Lenders provide a senior secured superpriority revolving credit facility of up to One Hundred Twenty Five Million Dollars ($125,000,000) to fund the working capital requirements of the Debtor Borrowers during the pendency of the Chapter 11 Case and to replace the Pre-Petition Loan Agreement and to fund the working capital requirements of the Non-Debtor Borrowers;

                  WHEREAS, Lenders are willing to provide to Borrowers such postpetition loans and other extensions of credit pursuant to a credit facility having the terms and conditions set forth herein;

                  WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and certain real property, together with a pledge of all of the Stock owned by each Borrower other than Independent Applicators, Inc., the Telmark Entities (but including Telmark) and certain other equity investments in which Agway holds 50% or less of the equity and in the case of Country Best Adams LLC, eighty percent (80%) and a pledge of the Stock of Telmark, as well as cross-guaranties of each of Borrower's obligations under the Loan Documents;

                  WHEREAS, the Borrowers' business is a mutual and collective enterprise and the Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and facilitate the administration of the Chapter 11 Case and their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers and their respective Subsidiaries;

                  WHEREAS, each Borrower acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the other Borrowers as provided in this Agreement;

                  WHEREAS, the Agent's and the Lenders' willingness to extend financial accommodations to the Borrowers, and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and at the Borrowers' request and in furtherance of the Borrowers' mutual and collective enterprise; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

                                       1.

AMOUNT AND TERMS OF CREDIT

    1.1      Credit Facilities.
             -----------------

          (a)    Revolving Credit Facility.

                (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of Borrowers to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is 3 Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of
Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

              (ii) Except as provided in Section 1.12, Borrowers shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii) Anything in this Agreement to the contrary notwithstanding, Agent may, in its discretion to preserve or protect the Collateral (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (less the Swing Line
Loan) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, Swing Line Lender's or Revolving Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default based on Borrowers' failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Revolving Lenders holding more than 50% of the Revolving Loan Commitments.

        b)      Swing Line Facility.
                -------------------

               (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(b) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of
(A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of Borrowers in accordance with Section 1.1(a). Any such notice must be given no later than 1:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv) provided that if all of the condition precedents set forth in Section 2.2 have not been met, Swing Line Lender has received a written waiver thereof from Requisite Lenders. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

               (ii)  Each  Borrower  shall  execute  and  deliver  to  the Swing
Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit

1.1(b)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to each Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender's Pro Rata Share of the principal amount of the applicable Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                (iv)     Intentionally Omitted.

                (v) Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(b)(iii), the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

        (c)    Reliance  on  Notices;  Appointment  of  Borrower Representative.
               -----------------------------------------------------------------
Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Agway as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

        1.2     Letters of Credit.  Subject to and in accordance with the  terms
                -----------------
and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

        1.3     Prepayments and Reductions in Revolving Loan Commitments.
                --------------------------------------------------------

                (a) Reductions in Revolving Loan Commitments. Borrowers may at any time on at least 5 days' prior written notice by Borrower Representative to Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (i) any such reductions shall be in a minimum amount of $2,000,000 and integral multiples of $250,000 in excess of such amount, (ii) the Revolving Loan Commitment shall not be reduced to an amount less than $85,000,000 and
(iii)  after  giving  effect to such  reductions,  Borrowers  shall  comply with
Section 1.3(b)(i). In addition, Borrowers may at any time on at least 10 days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, each Borrower's right to request Revolving Credit
Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit.

                (b)  Mandatory Prepayments.
                     ---------------------

                     (i) If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand.

                    (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8(a)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                    (iii) If any Borrower issues Stock or any debt securities, no later than the Business Day following the date of receipt of the proceeds thereof, the issuing Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

        (c)     Application of Certain  Mandatory  Prepayments.  Any prepayments
                ----------------------------------------------
made by any Borrower pursuant to Sections 1.3(b)(ii) or (b)(iii) above shall be applied as follows: first, to repay in full the outstanding principal, accrued interest, and accrued fees and expenses, if any, owing to Prior Lenders under the Pre-Petition Loan Agreement; second, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; third, to interest then due and payable on the Swing Line Loan; fourth, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; fifth, to interest then due and payable on Revolving Credit Advances; sixth, to the principal balance of Revolving Credit Advances outstanding until the same has been paid in full, seventh, with respect to any sales of Borrowers' assets resulting in net proceeds of at least $10 million, to cash collateralize the Letter of Credit Obligations in an amount equal to 105% of the maximum amount drawn or to be drawn under each applicable Letter of Credit minus the amount of Borrowing Availability (excluding any portion of Borrowing Availability attributable to clause (f) of the definition of Borrowing Base), provided, that net proceeds from subsequent asset sales resulting in net proceeds of at least $10 million shall continue to be deposited into a cash collateral account until such account contains at least: (x) Forty Million Dollars ($40,000,000) if the outstanding Letter of Credit Obligations are greater than $55 million; (y) Thirty Million Dollars ($30,000,000) if the outstanding Letter of Credit Obligations are equal to or greater than $40 million but less than $55 million; and (z) Fifteen Million Dollars ($15,000,000) if the outstanding Letter of Credit Obligations are less than $40 million, provided further, that such cash collateralization amount shall be at all times reduced or increased in accordance with clauses (x) through (z) above, and be in the name of the Borrower Representative and pledged to, and subject to the control of, the Agent, and last, except to the extent provided above with respect to sales of Borrowers' assets resulting in net proceeds of at least $10 million, to any Letter of Credit Obligations to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

        (d)     Application  of  Prepayments  from  Insurance  and  Condemnation
                ----------------------------------------------------------------
Proceeds. Prepayments from insurance or condemnation proceeds in accordance with
--------
Section 5.4(c) and the Mortgage(s), respectively, shall be applied first, to the Swing Line Loans and, second, to Revolving Credit Advances. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

        (e)     No  Implied  Consent.  Nothing  in  this  Section  1.3  shall be
                --------------------
construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

        1.4    Use of Proceeds. Borrowers shall  utilize  the  proceeds  of  the
               ---------------
Revolving Loan and the Swing Line Advances which are incurred on the Closing Date and thereafter (net of any amounts used on the Closing Date to pay Fees)
(a) to the extent permitted by the Interim Order or the Final Order, as the case may be, to repay in full the outstanding principal, accrued interest, and accrued fees and expenses, if any, owing to Prior Lenders under the Pre-Petition Loan Agreement, (b) thereafter, (x) for working capital and general corporate purposes (including certain fees and expenses of professionals retained by the Debtor Borrowers, subject to the Carve-Out Amount, but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14) and (y) certain other pre-petition expenses that are approved by the Bankruptcy Court and consented to by the Agent. Borrowers shall not be permitted to use the proceeds of the Revolving Loan and the Swing Line Advances: (i) for the payment of interest and principal with respect to Subordinated Debt, (ii) to finance in any way any adversary action, suit, arbitration, proceeding, application, motion or other litigation of any type relating to or in connection with the Pre-Petition Loan Agreement or any of the loan documents or in instruments entered into in connection therewith, including, without limitation, any challenges to the obligations under the Pre-Petition Loan Agreement, or the validity, perfection, priority, or enforceability of any Lien securing such claims or any payment made thereunder, and (iii) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of Agent and Lenders or their rights and remedies under this Agreement, the other Loan Documents, the Interim Order or the Final Order. Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

        1.5      Interest and Applicable Margins.
                 -------------------------------

                (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances in connection with clauses (a), (b), (c), (d) and (f) of the Borrowing Base definition (the

"Accounts and Inventory Revolving Credit Advances"), the Index Rate plus the Accounts and Inventory Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Accounts and Inventory Revolving Credit Advances outstanding from time to time; (ii) with respect to the Revolving Credit Advances in connection with Borrowers' Other Assets and Borrowers' property, plant and equipment (the "PP&E Revolving Credit Advance"), the Index Rate plus the PP&E Applicable Revolver Index Margin per annum, based on the aggregate PP&E Revolving Credit Advances outstanding from time to time; and (iii) with respect to the Swing Line Loan, the Index Rate plus the Accounts and Inventory Applicable Revolver Index Margin per annum.

      The Applicable Margins are as follows:

    Accounts and Inventory Applicable Revolver Index Margin               2.50%
    Applicable Revolver LIBOR Margin                                      4.00%
    Applicable L/C Margin                                                 4.00%
    Applicable Unused Line Fee Margin                                      0.5%
    PP&E Applicable Revolver Index Margin                                  5.0%
    PP&E Applicable L/C Margin                                             5.0%


        (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error. For purposes of calculating interest due and payable, (i) Letters of Credit issued shall be applied first against Borrowing Availability created under clauses (a), (b), (c) and (d) of the definition of Borrowing Base and (ii) Revolving Credit Advances shall be applied first against Borrowing Availability created under clauses (a),
(b), (c) and (d) of the definition of Borrowing Base and to the extent there is none, against the PP&E Loan.

        (d) So long as an Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

        (e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Accounts and Inventory Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan and the PP&E Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan and the PP&E Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000. Any such election must be made by 11:00 a.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 45 days after the Closing Date or (ii) completion of primary syndication as determined by Agent and after notification of such completion to the Borrower Representative. Notwithstanding anything to the contrary set forth in this Section 1.5, PP&E Revolving Credit Advances shall not be made as a LIBOR Loan and such loan shall not be eligible for conversion from an Index Rate Loan to a LIBOR Loan.

        (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

        1.6   Eligible Accounts.  All of the Accounts owned by each Borrower and
              -----------------
reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria, changes in advance rates or the elimination of Reserves (other than elimination of the dilution Reserve and any additional
Reserves established after the Closing Date which elimination shall be at Agent's sole discretion) which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

                (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

                (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account but only to the amount disputed;

                (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

                (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

                (g) that arises from a sale to any officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party, except with respect to sales to directors and to those Affiliates identified on Disclosure Schedule 1.6(g).

                (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940;

                (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavit) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

                (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                       (i) the Account is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

                       (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                       (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

                (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                (o) as to which any of the representations or warranties in the Loan Documents are untrue;

                (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following prior notice of such limit by Agent to Borrower Representative;

                (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts;

                (s)    that is payable in any currency other than Dollars;

                (t) that is otherwise unacceptable to Agent in its reasonable credit judgment; or

                (u)    that is owned by Country Best-DeBerry LLC.

        1.7     Eligible  Inventory.   All  of  the  Inventory   owned   by  the
                --------------------
Borrowers  and  reflected  in  the  most  recent  Borrowing   Base   Certificate
delivered by each Borrower to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria, changes in advance rates or the elimination of Reserves (other than the elimination of Reserves established prior to the Closing Date pursuant to Section 5.9 in the event Borrowers obtain landlord or mortgagee agreements, access agreements or bailee letters, or entry of the Final Order providing for collateral access, each in form and substance satisfactory to Agent, after the Closing Date or the elimination of Reserves established after the Closing Date, which elimination in each case shall be at Agent's sole discretion) which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

                (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted
Encumbrances  in favor of  landlords  and  bailees  to the extent  permitted  in
Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

                (b) (i) other than with respect to Eligible Energy Product Inventory, is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, (y) entry of the Final Order providing for Collateral access or (z) Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000 (except with respect to HVAC equipment, if the aggregate book value of Inventory at any such location is less than $25,000);

                (c) consists of perishable agricultural commodities subject to PACA;

                (d) is subject to Exchange Agreements, but only to the extent such Inventory is subject to Exchange Agreements;

                (e) is placed on consignment or is in transit except for Eligible-in-Transit Inventory;

                (f) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

                (g) is excess, obsolete, unsalable, shopworn, seconds,damaged, customized (but only with respect to customized Inventory consisting of bags produced by the Apex Bag division) or unfit for sale;

                (h) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts (except to the extent such replacement parts are held out for sale in the ordinary course of business of such Borrower's energy product business);

                (i) consists of goods which have been returned by the buyer, unless such goods can be sold in the ordinary course of such Borrower's business;

                (j) is not of a type held for sale in the ordinary course of such Borrower's business;

                (k) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances;

                (l)   breaches  any  of   the  representations  or  warranties
pertaining to Inventory set forth in the Loan Documents;

                (m) consists of any costs associated with additional "freight-in" charges;

                (n) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                (o) is not covered by casualty insurance reasonably acceptable to Agent;

                (p) is otherwise unacceptable to Agent in its reasonable credit judgment;

                (q)   that is owned by Country Best-DeBerry LLC; or

                (r) is subject to any derivative or forward contract that can be terminated based upon the bankruptcy filing of any Borrower.

        1.8     Cash  Management  Systems.  On  or  prior  to  the Closing Date,
                -------------------------
Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

        1.9     Fees.
                ----

                (a) Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of September 19, 2002 among Borrowers and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

                (b) As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period for which such Fee is due of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during such period.

                (c) If Borrowers pay after acceleration or reduce (other than with respect to a reduction in the Revolving Loan Commitment resulting from the sale of the Borrowers' Other Assets) or terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of the amount of the reduction of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) one and one-half percent (1-1/2%), in the case of a prepayment or commitment reduction on or prior to the date occurring six months after the Closing Date and (y) one percent (1%), in the case of a prepayment or commitment reduction after the date occurring six months after the Closing Date, but prior to the Commitment Termination Date. The Credit Parties agree that the Applicable Percentage is a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided that Borrowers do not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

                (d) Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

                (e) Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders a closing fee in the amount of One Million, Eight Hundred and Seventy Five Thousand Dollars ($1,875,000) payable as follows: $1,250,000 due and payable on the Closing Date and $625,000 due and payable upon entry by the Bankruptcy Court of the Final Order.

        1.10    Receipt  of  Payments.  Borrowers  shall make each payment under
                ---------------------
this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

        1.11    Application and Allocation of Payments.
                --------------------------------------
                (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, to the Revolving Loan; (ii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that

Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder;
(2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

                (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

        1.12    Loan Account and Accounting. Agent shall maintain a loan account
                ---------------------------
(the "Loan Account") on its books to record: all Revolving Credit Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrowers for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

        1.13     Indemnity.
                 ---------

                (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified

Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities, obligations, penalties, judgments, costs and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability, obligation, penalty, judgment, cost or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                (b)   To induce Lenders to provide the LIBOR Rate  option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

        1.14    Access. Each Credit Party that is a party hereto  shall,  during
                ------
normal business hours, from time to time upon three Business Days' prior notice as frequently as Agent determines to be reasonably appropriate: (a) provide
Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least 3 Business Days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

        1.15     Taxes.
                 -----

                (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section 1.15.

                (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within 10 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

        1.16     Capital Adequacy; Increased Costs; Illegality.
                 ---------------------------------------------

                (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then
Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

                (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

                (d) Within 15 days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within 90 days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

        1.17     Single Loan.  All Loans  to  each Borrower and all of the other
                 -----------
Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral, except as may be limited by any Mortgage.

        1.18     Super Priority Nature of Obligations and Lenders' Liens.
                 -------------------------------------------------------

                (a) The priority of Lenders' Liens on the Collateral owned by the Debtor Borrowers shall be set forth in the Interim Order and the Final Order.

                (b) All Obligations shall constitute administrative expenses of Debtor Borrowers in the Chapter 11 Case, with administrative priority and senior secured status under Sections 364(c) and 364(d) of the Bankruptcy Code. Subject to the Carve-Out Amount, such administrative claim shall have priority over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 726 or any
other provision of the Bankruptcy Code and shall at all times be senior to the rights of Debtor Borrowers, Debtor Borrowers' estates, and any successor trustee or estate representative in the Chapter 11 Case or any subsequent proceeding or case under the Bankruptcy Code. The liens and security interests granted to Lenders on the Collateral owned by the Debtor Borrowers, and the priorities accorded to the Obligations shall have the priority and senior secured status afforded by Sections 364(c) and 364(d)(1) of the Bankruptcy Code (all as more fully set forth in the Interim Order and Final Order) senior to all claims and interests other than the Carve-Out Expenses up to the Carve-Out Amount.

                (c) Lenders' Liens on the Collateral owned by the Debtor Borrowers and its administrative claim under Sections 364(c)(1) and 364(d) of the Bankruptcy Code afforded the Obligations shall also have priority over any claims arising under Section 506(c) of the Bankruptcy Code subject and subordinate only to the following (hereafter referred to as the "Carve-Out
Expenses"): fees and disbursements incurred and allowed on and after the Petition Date by professionals retained by the Debtor Borrowers, the Committee and any statutorily mandated costs and fees of the United States Trustee with respect to the Chapter 11 Case, up to a maximum aggregate amount unpaid on the Commitment Termination Date not to exceed $2,000,000; such dollar amount being referred to herein as the "Carve-Out Amount") (determined without regard to fees and expenses which may be awarded and paid on an interim basis or any pre-petition retainer paid to any Debtor Borrower's or Committee's counsel in connection with the Chapter 11 Case), provided, that the Carve-Out Expenses shall not include any other claims that are or may be senior to or pari passu with any of the Carve-Out Expenses or any professional fees and expenses of a Chapter 7 trustee and, provided, further, that Carve-Out Expenses shall not include any fees or disbursements related to the investigation of, preparation for, or commencement or prosecution of, any claims or proceedings against (i) the Agent or the Lenders or their claims or security interests in or Liens on, the Collateral whether under this Agreement or any other Loan Document and (ii) any agent or lender under the Pre-Petition Loan Agreement or their claims or security interests in connection with the Pre-Petition Loan Agreement or any of the loan documents or instruments entered into in connection therewith. Except as set forth herein or in the Final Order, no other claim having a priority superior or pari passu to that granted to Lenders by the Final Order shall be granted or approved while any Obligations under this Agreement remain outstanding.

                (d) The parties hereto agree and acknowledge that the rights, remedies and obligations as set forth in the Loan Documents referred to herein are subject to the provisions of the Bankruptcy Code and to the terms and conditions of the Interim Order and the Final Order approving such Loan Documents and the super priority financing provided for herein and therein.

        1.19    Payment  of  Obligations.   Upon  the  maturity   (whether  by
                ------------------------
acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

        1.20    No  Discharge;  Survival of Claims. Borrowers agree that (a) the
                ----------------------------------
Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization in any Chapter 11 Case (and Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waive any such discharge) and (ii) the superpriority administrative claim granted to Agent and Lenders pursuant to the Interim Order and Final Order and described in Section
1.18 and the Liens granted to Agent pursuant to the Interim Order and Final Order and described in Section 1.18 shall not be affected in any manner by the entry of an order confirming a plan of reorganization in any Chapter 11 Case.

        1.21    Release. Each Borrower hereby acknowledges effective  upon entry
                -------
of the Final Order, that Borrowers or any of their Subsidiaries have no defense, counterclaim, offset, recoupment, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all of any part of the Borrowers' or their Subsidiaries' liability to repay Agent or any Lender as provided in this Agreement or to seek affirmative relief or damages of any kind or nature from Agent or any Lender. Borrowers, each in their own right and with respect to the Debtor Borrowers, on behalf of their bankruptcy estates, and on behalf of all their successors, assigns, Subsidiaries and any Affiliates and any Person acting for and on behalf of, or claiming through them, (collectively, the "Releasing Parties"), hereby fully, finally and forever release and discharge Agent and Lenders and all of Agent's and Lenders' past and present officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them (collectively, the "Released Parties") of and from any and all past, present and future actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including, without limitation, those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement, the Interim Order, the Final Order and the transactions contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

2.       CONDITIONS PRECEDENT

         2.1   Conditions to the Initial Loans.  No Lender shall be obligated to
               -------------------------------
make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

                (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, (unless provided otherwise in Annex D) each in form and substance reasonably satisfactory to Agent.

                (b) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

                (c) Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers with Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least Ten Million Dollars ($10,000,000).

                (d) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                (e) Pre-Closing Syndication. Agent shall have syndicated Seventy One Million, Five Hundred Thousand Dollars ($71,500,000) of the Revolving Loan Commitment with commitments from Rabo Bank, CoBANK, and GMAC Business Credit LLC.

                (f)   Intentionally Omitted.

                (g)   Capital  Structure:  Other  Indebtedness.   The  capital
structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent.

                (h) Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of its previous August 2002 Borrowing Base and a review of Borrowers' hedging policies, with results reasonably satisfactory to Agent.

                (i) Consummation of Related Transactions. Agent shall have received fully executed copies of the Related Transactions Documents, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents.

                (j) Subject to the terms of the Interim Order or Final Order, as the case may be, the automatic stay shall have been modified to permit the creation and perfection of Lenders' Liens and security interests and shall have been automatically vacated to permit enforcement of Lenders' rights and remedies under this Agreement.

                (k) Entry by the Bankruptcy Court of the Interim Order, not later than 5 days after the Petition Date in form and substance satisfactory to Lenders.

                (l) Agent shall be satisfied with the corporate structure, capital structure, debt instruments, material contracts, and governing documents of Borrowers and their Subsidiaries, and the tax effects resulting from the commencement of the Chapter 11 Case and the credit facility evidenced by this Agreement.

                (m) Except as otherwise provided in Annex D, Borrowers shall have established the Cash Management System described in Annex C and Borrowers shall have obtained appropriate court orders approving such system, all as acceptable to Agent; and

                (n)   The "first day" orders  described on  Disclosure  Schedule
2.1 in form and substance satisfactory to Agent shall have been entered in the Chapter 11 Case.

        2.2    Further Conditions  to Each Loan.  Except as otherwise  expressly
               ---------------------------------
provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

               (a) the Advance requested would cause the aggregate outstanding amount of the Loans and/or Letter of Credit Obligations to exceed the amount then authorized by the Interim Order or the Final Order, as the case may be, or any order modifying or vacating such order shall have been entered, or any appeal of such order shall have been timely filed;

               (b) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

               (c) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

               (d) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

               (e) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan; or

               (f)   Intentionally Omitted

               (g)   Intentionally Omitted.

               (h) (i) the Bankruptcy Court shall not have entered the Final Order on or before the date that is 45 days after the Petition Date, (ii) the Bankruptcy Court shall not have entered the Final Order following the expiration of the Interim Order, or (iii) the Interim Order or the Final Order, as the case may be, shall have been vacated, reversed, modified or amended without Lenders' consent, or an appeal of any such order shall have been timely filed and if such order is the subject of a pending appeal in any respect, either the making of any Loans, the granting of superpriority claim status with respect to the Obligations, the granting of the Liens described herein, or the performance by any of the Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

                  The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

        2.3      Conditions Subsequent.
                 ---------------------

                (a) As a condition subsequent to the initial closing hereunder, Borrowers shall, on or prior to entry of the Final Order, deliver duly executed originals of the Omnibus Amendment and Confirmation Document Agreement, Omnibus Amendment and Confirmation of Cash Management Agreements with PNC Bank, Omnibus Amendment and Confirmation of Cash Management Agreements with JPMorgan Chase Bank, Omnibus Amendment and Confirmation of Cash Management Agreement with Fleet National Bank and Omnibus Amendment and Confirmation of Cash Management Agreement with HSBC Bank, each in form and substance satisfactory to Agent.

                (b) As a condition subsequent to the initial closing hereunder, with respect to Non-Debtor Borrowers, such Non-Debtor Borrowers shall, on or prior to entry of the Final Order, deliver (i) landlord waivers and consents, bailee letters, access agreements and mortgagee agreements or (ii) duly executed agreements confirming landlord waivers and consents, bailee letters, access agreements and mortgagee agreements entered into pre-petition, each in form and substance reasonably satisfactory to Agent.

                (c)   As  a  condition  subsequent  to   the  initial  closing
hereunder, upon entry of the Final Order, the obligations under the Pre-Petition Loan Agreement shall be repaid in full in cash with the proceeds of the Revolving Credit Advance.

                (d) As a condition subsequent to the initial closing hereunder, upon entry of the Interim Order, all letters of credit issued for the account of Borrowers under the Pre-Petition Loan Agreement (the "Existing Letters of Credit") shall continue in place as Letters of Credit under this Agreement and shall be subject to the terms and conditions of this Agreement, including, without limitation, Annex B. All obligations under or in connection with the Existing Letters of Credit shall constitute Letter of Credit Obligations hereunder.

  3. REPRESENTATIONS AND WARRANTIES

     To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

        3.1  Corporate  Existence;  Compliance  with  Law.  Each  Credit   Party
             --------------------------------------------
(a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $250,000; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        3.2   Executive Offices,  Collateral Locations,  FEIN. As of the Closing
              -----------------------------------------------
Date, the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral (other than (a) Inventory consisting of propane which is located in propane tanks located on the property of consumer purchasers of propane from Borrowers, and (b) Energy Product Inventory purchased in bulk by Borrowers from terminal or railcar locations which Inventory is not subject to bailee waivers and is not deemed to be Eligible Inventory) is located (including a description of the pipeline routes through which any Collateral is transported) are set forth in Disclosure Schedule (3.2), and none of such locations has changed within the 6 months preceding the Closing Date. Disclosure Schedule (3.2) also lists the federal employer identification number of each Credit Party.

        3.3   Corporate  Power,  Authorization,  Enforceable   Obligations.  The
              ------------------------------------------------------------
execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

        3.4   Financial Statements and Projections.  Except for the Projections,
              ------------------------------------
all Financial Statements concerning Borrowers and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

              (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

                   (i) The audited consolidated balance sheet at June 30, 2002 and the related statements of income and cash flows of Agway, Inc. and its Subsidiaries, which include all Borrowers, for the Fiscal Years then ended, certified by PricewaterhouseCoopers LLP, as well as the consolidating balance sheets at June 30, 2002 and the related consolidating statements of income and cash flow which make up the consolidated statements.

                   (ii)   The 10-K for the twelve months ended June 30, 2002.

                   (iii) The internal consolidated and consolidating unaudited Financial statements of Agway, Inc. and its Subsidiaries (excluding Telmark) and the consolidated unaudited financial statements of Telmark, each for the fiscal year ended June 30, 2002 and for the month ended July 31, 2002, broken down by Borrowers' three business segments.

              (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities, and reflect projections (i) with respect to Borrowers, on a month-by-month basis for the eighteen month period beginning on October 1, 2002, and (ii) with respect to Telmark, on a month-by-month basis for the twelve month period beginning on October 1, 2002. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

        3.5   Material  Adverse  Effect.  Between  June 30, 2002 and the Closing
              -------------------------
Date (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default other than the commencement of the Chapter 11 Case and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between June 30, 2002 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect, other than (i) the commencement of the Chapter 11 Case, (ii) as disclosed in the Borrowers public filings with the Securities and Exchange Commission as set forth on Disclosure Schedule (3.5), and (iii) as disclosed on Disclosure Schedule (3.5), provided that a Material Adverse Effect shall be deemed to have occurred if on or before the Closing Date, CoBank does not extend its commitment in the amount of at least $50 million to Telmark LLC.

        3.6   Ownership  of Property;  Liens.  As  of the Closing Date, the real
              ------------------------------
estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered, or otherwise been made available, to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all (i) Mortgaged Properties, and (ii) all other Real Estate and other properties and assets to the extent such Real Estate and other properties and assets are material to the conduct of such Credit Party's business. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Mortgaged Properties. As of the Closing Date, no portion of any Credit Party's Real Estate that is material to the conduct of such Credit Party's business has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

        3.7   Labor  Matters.  As  of  the  Closing Date (a) no strikes or other
              --------------
material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance (including plans and programs covering directors, former directors, former employees and retirees) have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, material management agreement, material consulting agreement, material employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

        3.8    Ventures,  Subsidiaries   and  Affiliates;  Outstanding Stock and
               -----------------------------------------------------------------
Indebtedness.  Except  as set  forth in  Disclosure  Schedule  (3.8),  as of the
------------
Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party other than Agway is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3(a))). None of the Credit Parties other than Borrowers has any assets (except Stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations). Agway Realties, Inc. has been dissolved and Borrowers shall, on or before December 31, 2002 cause Independent Applicators, Inc. to be dissolved or liquidated.

        3.9   Government Regulation.  No Credit Party is an "investment company"
              ----------------------
or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

        3.10    Margin  Regulations.  No Credit  Party is  engaged,  nor will it
                --------------------
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

        3.11    Taxes.  All  tax  returns,  reports  and  statements,  including
                ------
information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority except where the failure to so file would not result in damages, costs or liabilities in excess of $250,000 and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid),  excluding  Charges or other amounts being  contested in accordance  with
Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

        3.12     ERISA.
                 -----

                (a) Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans or summaries thereof, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan (including any Qualified Plan terminated after 1995) has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC (with the scope of such determinations not excluding consideration of any of the requirements or matters referred to in Sections 4.02 through 4.04 of Revenue Procedure 93-39), and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, and no Qualified Plan has at any time been subject to (i) a lien under Section 302(f) of ERISA or Section 412(n) of the IRC, or (ii) to an accumulated funding deficiency (whether or not waived) within the meaning of Section 412 of the IRC. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC. No event has occurred that has or would result in excise taxes under Sections 4971, 4972, 4976, 4977 or 4979 of the IRC.

                 (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

                (c) Each Credit Party has been and is in compliance with all requirements of Section 4980B of the IRC (COBRA), and the Health Insurance and Portability Act of 1996, as amended (HIPPA).

                (d) No Credit Party has a liability under any Plan, non-qualified or foreign plan (including any deferred compensation, stock compensation, supplemental retirement, or incentive compensation plan, program, or arrangement for present or former employees, directors or consultants) that, to the extent required under GAAP, is not reflected on their most recent
Financial Statements, and there has been no subsequent material amendment or material increase in cost or benefits.

        3.13    No Litigation. No action, claim, lawsuit, demand,  investigation
                -------------
or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that , if so determined, could be reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

        3.14    Brokers.  Except  with  respect  to payments being made to Zolfo
                -------
Cooper LLC, no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

        3.15   Intellectual  Property. As of the Closing Date, each Credit Party
               ----------------------
owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License registered or applied for is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property owned or used by it.

        3.16    Full  Disclosure.  No  information  contained in this Agreement,
                ----------------
any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

        3.17   Environmental Matters.
               ---------------------

               (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000;
(ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate;
(iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $250,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $250,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of, or access to, all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

                (b) Each Credit Party hereby acknowledges and agrees that Agent (i) except as set forth on Disclosure Schedule (3.17) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

        3.18    Insurance.  Disclosure   Schedule  (3.18)  lists  all  insurance
                ----------
policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a schedule and types of coverage.

        3.19    Deposit and  Disbursement Accounts.  Disclosure  Schedule (3.19)
                ----------------------------------
lists all banks and other financial institutions at which any Credit Party maintains lock box, blocked, concentration or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Borrowers acknowledge and agree that, as of the Closing Date, with the exception of the opening of a new AEP concentration account and disbursement account which are subject to tri-party blocked account or concentration account agreements, Annex C hereto is substantially the same as the Borrowers' pre-petition cash management system and that such system, including all accounts established thereto, shall continue to govern the rights of the respective parties thereto, and shall be applicable under this Agreement.

        3.20   Government  Contracts. Except as set forth in Disclosure Schedule
               ---------------------
(3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority having a value in excess of $500,000 and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

        3.21   Customer  and  Trade  Relations.  As of the Closing  Date,  there
               -------------------------------
exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any supplier material to its operations.

        3.22   Agreements  and  Other  Documents.  As  of the Closing Date, each
               ---------------------------------
Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $2,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

        3.23   Intentionally Omitted.
               ---------------------

        3.24   Subordinated  Debt.  As  of  the  Closing  Date,  Borrowers  have
               ------------------
delivered to Agent a complete and correct copy of the Indentures providing for the issuance of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

        3.25   Farm  Products.  Except  as set forth on Disclosure Schedule 3.2,
               --------------
each Credit Party hereby acknowledges and agrees that no Inventory is "Farm Products" as such term is defined in the New York Uniform Commercial Code.

        3.26   Credit Card Providers. Disclosure Schedule  3.26 lists all Credit
               ---------------------
Card Providers engaged by Borrowers to process its credit card receipts and all agreements executed by Borrowers with such Credit Card Providers.

        3.27   Telmark Stock. None of the Stock of Telmark LLC is subject to any
               -------------
Liens or encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in Liens or encumbrances against such Stock.

        3.28   Reorganization Matters.
               ----------------------

               (a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for the hearing for the approval of the Interim Order has been given and proper notice for the hearing for the approval of the Final Order will be given.

               (b) After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Debtor Borrowers now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 330, 331, 503(b), 504(a), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the
Bankruptcy Code, as provided under Section 364(c)(1) of the Bankruptcy Code, subject, as to priority only to the Carve-Out Amount.

               (c) After the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral of the Debtor Borrowers.

               (d) The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect has not been reversed, stayed, modified or amended.

               (e) Notwithstanding the provisions of Section 362 of the Bankruptcy Code, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, Agent and Lenders shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

4. FINANCIAL STATEMENTS AND INFORMATION

        4.1   Reports and Notices.
              -------------------

              (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

              (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

        4.2   Communication  with Accountants.  Each Credit Party executing this
              -------------------------------
Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including PricewaterhouseCoopers LLP, and authorizes and, at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information (excluding any work papers) relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

     Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

        5.1    Maintenance  of  Existence  and  Conduct  of Business.  Except as
               -----------------------------------------------------
occasioned by the Chapter 11 Case, each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

        5.2    Payment of Charges.
               ------------------

               (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due; provided, no Debtor Borrower shall be required to pay any Charges, Taxes or Claims the non-payment of which is permitted by the Bankruptcy Code.

                (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, provided, no Debtor Borrower shall be required to pay any Charges, Taxes or Claims the non-payment of which is permitted by the Bankruptcy Code; and (v) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

        5.3   Books  and  Records.  Each Credit Party shall keep adequate  books
              -------------------
and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

        5.4   Insurance; Damage to, Destruction or Condemnation of Collateral.
              ---------------------------------------------------------------
(a) The Credit Parties shall, at their sole cost and expense, maintain the types of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal or cancellation of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

              (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

              (c) Each Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming General Electric Capital Corporation, as Agent, as loss payee, and (ii) all general liability and other liability policies naming General Electric Capital Corporation as Agent, as additional insured. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,500,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds ("Insurance Proceeds") of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney, provided however in the event Agent declines to exercise the foregoing power-of-attorney with respect to the making, settling or adjusting of claims, any settlement or adjustment of such claims made by Borrowers in good faith which are upon fair and reasonable terms shall be deemed to be acceptable and binding on Agent and Lenders. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such Insurance Proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such Insurance Proceeds to the reduction of the Obligations in accordance with
Section 1.3(d), or permit or require the applicable Borrower to use such Insurance Proceeds, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

              (d) Condemnation. As of the date hereof, no Borrower has received any notice of any proceeding for the condemnation or other taking of any of the Mortgaged Properties or any part thereof and has no knowledge that any such proceeding is contemplated with respect to any of the Mortgaged
Properties. Borrower Representative shall, promptly upon learning of the institution of any such proceeding in the amount of $500,000 or more, notify Agent of the pendency of such proceeding, and agrees that Agent may participate in any such proceeding and Borrower Representative from time to time will deliver to Agent all instruments reasonably requested by Agent to permit such participation. Agent shall have no duty to participate in any such proceeding, provided however in the event Agent declines to exercise its right to participate, any settlement, judgment or award obtained in such proceeding shall be deemed to be acceptable and binding on Agent and Lenders. Subject to Section 1.3(b), Agent shall (and is hereby authorized to) collect any and all awards, payments or other proceeds of any such condemnation or taking ("Condemnation

Proceeds") and after deducting from such Condemnation Proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such Condemnation Proceeds to the reduction of the Obligations in accordance with Section 1.3(d) or permit or require the applicable Borrower to use Condemnation Proceeds, or any part thereof, to replace, repair or restore the applicable Mortgaged Property.

              (e) Notwithstanding the foregoing, if the casualty giving rise to such Insurance Proceeds or the condemnation giving rise to such Condemnation Proceeds (A) could not reasonably be expected to have a Material Adverse Effect and such Insurance Proceeds or Condemnation Proceeds, as the case may be, do not exceed $500,000 in the aggregate, or (B) covers Real Estate which is not a Mortgaged Property, Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of the receipt of proceeds relating to such casualty or condemnation, as the case may be, Agent may apply such Insurance Proceeds or Condemnation Proceeds, as the case may be, to the Obligations in accordance with Section 1.3(d). All Insurance Proceeds or Condemnation Proceeds, as the case may be, that are to be made available to any Borrower to replace, repair, restore or rebuild the property shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such Insurance Proceeds or Condemnation Proceeds, as the case may be, so applied. Thereafter, such funds shall be made available to that Borrower to provide funds to replace, repair, restore or rebuild the property as follows: (i) Borrower Representative shall request a Revolving Credit Advance be made to such Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section
2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance; and (iii) in the case of Insurance Proceeds or Condemnation Proceeds, as the case may be, applied against the Revolving Loan, the Reserve established with respect to such Insurance Proceeds or Condemnation Proceeds, as the case may be, shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the property, such Insurance Proceeds or Condemnation Proceeds, as the case may be, shall be applied in accordance with Section 1.3(d).

        5.5    Compliance  with Laws.  Each Credit  Party shall  comply with all
               ----------------------
federal, state, local and foreign laws and regulations applicable to it, including those relating to PACA, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        5.6   Supplemental  Disclosure. From  time  to time as may be reasonably
              ------------------------
requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement within 10 Business Days of the request each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein);
provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

        5.7    Intellectual Property.  Each  Credit  Party  will  conduct  its
               ---------------------
business  and  affairs  without   infringement  of  or  interference   with  any
Intellectual Property of any other Person in any material respect.

        5.8    Environmental  Matters.  Each  Credit Party shall and shall cause
               ----------------------
each Person  within its control  to: (a)  conduct  its  operations  and keep and maintain  its  Real  Estate  in  compliance  with  all  Environmental  Laws  and
Environmental  Permits  other than  noncompliance  that could not  reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $250,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $25,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

        5.9    Landlords' Agreements,  Mortgagee  Agreements, Bailee Letters and
               -----------------------------------------------------------------
Real Estate  Purchases.  As reasonably  requested by Agent and to the extent not
----------------------
otherwise addressed to Agent's reasonable satisfaction in the Interim Order or Final Order, each Credit Party shall use its best efforts to obtain a landlord's agreement, mortgagee agreement, access agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, except to the extent and at the time such Collateral consists of (i) propane which is located in propane tanks located on the property of consumer purchasers of propane from Borrowers,
(ii) Energy Product Inventory purchased in bulk by Borrowers from terminal or railcar locations which is not deemed to be Eligible Inventory, and (iii) locations where the aggregate book value of Inventory at any such location at all times is less than $100,000, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement, access agreement, bailee letter or entry of the Interim Order or Final Order providing for collateral access as of the Closing Date (or, if later, as of the date such location is acquired or leased or such agreement or waiver is obtained), any of Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date except as permitted above, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) unless and until a reasonably satisfactory landlord agreement, access letter or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party acquires a fee ownership interest in Real Estate after the Closing Date, it shall simultaneously with such acquisition provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

        5.10    Restructure  Advisers.  Borrowers shall continue to retain Kroll
                ---------------------
Zolfo Cooper LLC as restructuring advisers or retain such other advisor acceptable to the Agent until Debtor Borrowers have substantially consummated a plan of reorganization.

        5.11    Intentionally Omitted.
                ---------------------

        5.12    Payment for Perishable Goods.
                ----------------------------

                (a) Borrowers shall pay, not later than the date on which such invoice is due, the amount of any outstanding invoices for the purchase of perishable agricultural commodities (as defined in PACA) unless such Borrower has obtained from the seller of such commodities a waiver of it rights under PACA in form and substance acceptable to Agent; provided, however, that in the event that any such invoice requires payment upon delivery, payment shall be made on such date of delivery. Borrowers acknowledge that Agent shall establish a Reserve against the Borrowing Base in the amount of, at any given time, all accounts payable to sellers of perishable agricultural commodities unless any Borrower has obtained from any such seller a waiver of its rights under PACA, in form and substance acceptable to the Agent.

                (b) Borrower shall pay, in the event that written notification other than on an invoice is received from any vendor of perishable agricultural commodities of its intent to enforce its rights under PACA, or to establish a federal statutory lien or trust under the Food Security Act, 7 U.S.C. ss. 1631, the related invoice within one Business Day of receipt and notify Agent of such receipt; provided, however, that such invoice may remain unpaid if, and only so long as (i) appropriate legal or administrative action has been commenced and is being diligently pursued or defended by Borrowers, (ii) the ability of the vendor to pursue any rights or enforce any liens or trusts provided under PACA has been stayed or otherwise legally prohibited during the pendency of such action and (iii) Agent shall have established a Reserve against the Borrowing Base in an amount at least equal to the amount claimed to be due by such vendor under the relevant invoice (but without duplication of any Reserve established under paragraph (a) above).

        5.13   CoBANK  Equity  Interests.  Agway  shall,  for so long as  CoBANK
               -------------------------
is a Lender hereunder, acquire and maintain such equity interests in CoBANK ("CoBANK Equity Interests") as CoBANK may from time to time require in accordance with its bylaws and capital plan in effect as of the date hereof. In connection with the foregoing, Agway hereby acknowledges receipt, prior to the execution of this Agreement, of the following with respect to CoBANK: (a) the bylaws, (b) a written description of the terms and conditions under which the CoBANK Equity Interests are issued, (c) the most recent annual report, and (d) if more recent than the latest annual report, the latest quarterly report. The rights and obligations of the parties with respect to the CoBANK Equity Interests and any patronage or other distributions shall be governed by CoBANK's bylaws and capital plan.

        5.14   Further  Assurances.  Each  Credit Party executing this Agreement
               -------------------
agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

        5.15   Intentionally Omitted.
               ---------------------

        5.16   Registration,  Use, Maintenance,  Identification of Vehicles. AEP
               ------------------------------------------------------------
shall use and operate its Vehicles in a manner and in such locations as is in compliance with AEP's established policies as of the Closing Date, with such subsequent changes thereto as would not result in a material adverse change in the value, or enforceability of, or any change in the priority of, Agent's Liens on the Vehicles subject to the Vehicle Collateral Agreement (the "Vehicle Collateral"). AEP at its own expense shall keep, maintain, service, repair, overhaul and furnish all parts, replacements, mechanisms, devices and servicing required for each of its Vehicles, (or cause the same to be done), in compliance with AEP's established policies as of the Closing Date, with such subsequent changes thereto as would not result in a material adverse change in the value or enforceability of, or any change in the priority of, Agent's Liens on the Vehicle Collateral. All such repairs, parts, mechanisms and devices shall immediately, without further act, become part of the Vehicle Collateral and subject to the security interests created pursuant to the Loan Documents. Any part added to a Vehicle in connection with any improvement, change, addition, or alteration shall immediately, without further act, become part of the Vehicle and subject to the security interests created pursuant to the Loan Documents.

        5.17   Vehicle  Collateral;  Appraisals. Upon  the  purchase and sale of
               --------------------------------
Vehicles, AEP shall comply with the terms of the Vehicle Collateral Agreement. Agent, in its reasonable discretion, may require new appraisals of the Vehicles if there have occurred any of the events described in the definition of "Material Adverse Effect" or if there has occurred an Event of Default. AEP will cooperate with all reasonable requests and do all acts reasonably required by Agent and any Person employed by Agent as appraiser in order to assure the timely completion of such new appraisals.

6.      NEGATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

        6.1   Mergers,  Subsidiaries,  Etc.  No  Credit  Party shall directly or
              -----------------------------
indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

        6.2   Investments; Loans and Advances. Except as scheduled on Disclosure
              -------------------------------
Schedule (6.2) or otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business in addition to (i) those certain Accounts settled by Borrowers prior to the Closing Date and described in Disclosure Schedule (6.2) and (ii) those certain notes receivable received by Borrowers in connection with the disposition of assets pursuant to Section 6.8(d); (b) each Credit Party may maintain its existing investments, receive additional investments, and make investments in those certain entities described in Disclosure Schedule (6.2) of not more than $1,000,000, in addition to the amount of investments set forth on

Disclosure Schedule (6.2), (ii) make investments in any other Credit Party to the extent permitted under Section 6.3; and (iii) make advances to growers of agricultural products provided such advances are: (A) consistent with such Credit Party's prior practices and made solely for the purpose of financing inputs required by such growers to grow, harvest and ship crops, (B) each grower shall have executed and delivered to such Credit Party an agreement evidencing such Indebtedness which agreement shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations, and (C) not more than $1,000,000 in the aggregate at any time, and (c) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, and (e) other investments not exceeding $100,000 in the aggregate at any time outstanding.

        6.3    Indebtedness.
               ------------

               (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in
Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3(a)) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Section 6.17; and (vi) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided, that: (A) each Borrower shall have executed and delivered to each other Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Borrower to such other Borrowers which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Borrower under any such Intercompany Notes shall be subordinated to the Obligations of such Borrower hereunder in a manner reasonably satisfactory to Agent; (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (E) the aggregate amount of such intercompany Indebtedness owing to Non-Debtor Borrowers by Debtor Borrowers and incurred after the Closing Date shall not exceed $18,000,000 at any one time.

              (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); and (iv) as otherwise permitted in Section 6.14.

        6.4   Employee Loans and Affiliate Transactions.
              -----------------------------------------
              (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions between any Credit Party and an Affiliate (which is not a Credit Party) involves payments in excess of $1,000,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

               (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $200,000 to any employee and up to a maximum of $1,000,000 in the aggregate at any one time outstanding.

        6.5    Capital  Structure  and Business.  No Credit Party shall (a) make
               --------------------------------
any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that Agway may (i) issue or sell shares of its Stock for cash or (ii) issue Preferred Stock to Agway's 401K Plan, in each case, so long as no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or related business.

        6.6    Guaranteed  Indebtedness.  No  Credit Party shall create,  incur,
               ------------------------
assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

        6.7    Liens.  No Credit Party shall create,  incur, assume or permit to
               ------
exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7(a)) securing the Indebtedness described on Disclosure Schedule (6.3(a)) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business,
involving  the  incurrence  of  an  aggregate   amount  of  (i)  purchase  money
Indebtedness of not more than $1,000,000 at any one time outstanding and (ii) Capital Lease Obligations of not more than $5,000,000, in addition to the amount of obligations under Capital Lease Obligations set forth on Disclosure Schedule (6.7(b)) outstanding at any one time (provided that such Liens attach only to the assets subject to such purchase money, Indebtedness or Capital Lease Obligations, and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except purchase money security interests, operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto. Except as otherwise permitted herein, the prohibition provided for in this Section 6.7 specifically includes, without limitation, any effort by any Debtor Borrower to prime or create pari passu to any claims or interest of Lenders any Lien (other than for the Carve-Out Expenses up to the Carve-Out Amount) irrespective of whether Lenders' claims or interest may be "adequately protected".

        6.8    Sale of Stock and Assets. No Credit Party shall  sell,  transfer,
               -------------------------
convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business and the sale of Vehicles in the ordinary course of business consistent with prior practices; (b) the sale, transfer, conveyance or other disposition by a Credit Party of assets that are obsolete or no longer used or useful in such Credit Party's business and having a net book value not exceeding $250,000 in any single transaction or $2,000,000 in the aggregate in any Fiscal Year; (c) other Equipment and Fixtures having a value not exceeding $250,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year; (d) the disposition of assets in connection with the closing of Agway's retail operations identified in the Projections attached hereto as Disclosure Schedule (3.4(B)) provided that (i) at least ninety percent (90%) of the proceeds of such sales of Real Estate are in cash, and (ii) at least seventy-five percent (75%) of the proceeds of such sales of assets other than Real Estate are in cash; and (e) asset dispositions described in Disclosure Schedule (6.8). With respect to any disposition of assets permitted above other than any disposition pursuant to clause (a), (b), (d), and (e), (A) no such disposition shall be permitted if any Default or Event of Default shall have occurred and be continuing or would result after giving effect to such disposition; (B) all proceeds of any such dispositions shall be applied by Agent in accordance with Section 1.3(c), and Section 1.11 hereof. With respect to any disposition of assets or other properties permitted pursuant to clauses (b),
(c), and (d), above, subject to Section 1.3(c), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

        6.9     ERISA. No Credit Party shall, or shall cause or permit any ERISA
                -----
Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

        6.10    Financial  Covenants.  Borrowers  shall  not  breach  or fail to
                --------------------
comply with any of the Financial Covenants set forth in Annex G.


        6.11    Hazardous  Materials.  No  Credit  Party shall cause or permit a
                --------------------
Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

        6.12   Sale-Leasebacks.  No  Credit  Party  shall  engage  in any  sale-
               ---------------
leaseback, synthetic lease or similar transaction involving any of its assets, other than sale-leasebacks in connection with permitted Capital Lease Obligations.

        6.13   Cancellation  of  Indebtedness.  No Credit Party shall cancel any
               -------------------------------
claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

        6.14   Restricted  Payments.  No  Credit Party shall make any Restricted
               --------------------
Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under
Section 6.4(b), or (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3.

        6.15   Change  of  Corporate  Name or Location;  Change of Fiscal  Year.
               -----------------------------------------------------------------
No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its corporate name or use any new trade name, or (c) except with respect to Collateral which is not required under Section 3.2 to be identified by location, change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (d) change the type of entity that it is, (e) change its organization identification number, if any, issued by its state of incorporation or other organization, or (f) change its state of incorporation or organization, in each case without at least 30 days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

        6.16   No  Impairment of Intercompany  Transfers. No  Credit Party shall
               -----------------------------------------
directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

        6.17   No  Speculative  Transactions.   No  Credit  Party  shall  engage
               -----------------------------
in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it provided any such transaction is consistent with Credit Parties' hedging policies existing as of the Closing Date, and provided further no Credit Party shall change any of its hedging policies existing as of the Closing Date.

        6.18   Leases.  No Credit Party shall enter into any operating lease for
               ------
Equipment or Real Estate if the aggregate of all such operating lease payments payable for all Credit Parties on a consolidated basis, including any existing as of the Petition Date, would exceed the amounts set forth below opposite each of such periods:
                  Period                                     Maximum

        Fiscal Year ending June 30, 2003                   $18,500,000
        Fiscal Year ending June 30, 2004                   $19,000,000


        6.19    Changes  Relating to  Subordinated  Debt.  No Credit Party shall
                ----------------------------------------
change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

        6.20    Credit Card  Notices.  No  Credit  Party  shall  deliver  to the
                --------------------
Credit Card Providers any instructions which modify or amend the Credit Card Notices or in any manner attempt to change the delivery of Borrowers' credit card receipts to Agent. Additionally, Borrowers shall not materially amend, modify or change any of their agreements with the Credit Card Providers without Agent's prior written consent.

        6.21    Telmark Stock. No  Credit  Party  or  Telmark  LLC shall create,
                -------------
incur, assume or permit to exist any lien on or with respect to the Stock of Telmark or the Telmark Entities.

        6.22    Repayment  of  Indebtedness.  Except  pursuant  to  a  confirmed
                ---------------------------
reorganization plan and except as specifically permitted hereunder, no Borrower shall, without the express prior written consent of Lenders or pursuant to an order of the Bankruptcy Court after notice and hearing, make any payment or transfer with respect to any Lien or Indebtedness incurred or arising prior to the filing of the Chapter 11 Case that is subject to the automatic stay provisions of the Bankruptcy Code whether by way of "adequate protection" under the Bankruptcy Code or otherwise, provided Debtor Borrowers may make "adequate protection" payments not to exceed $1,000,000 in the aggregate, inclusive of any payments permitted under Section 6.23.

        6.23    Reclamation Claims. Except for the first day orders described on
                ------------------
Disclosure Schedule 2.1, no Credit Party shall enter into any agreement to return any of its Inventory to any of its creditors for application against any Prepetition Indebtedness, Prepetition trade payables or other Prepetition claims under Section 546(g) of the Bankruptcy Code or allow any creditor to take any setoff or recoupment against any of its Prepetition Indebtedness, Prepetition trade payables or other Prepetition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, setoff or recoupment, the aggregate amount of Prepetition Indebtedness, Prepetition trade payables and other Prepetition claims subject to all such agreements, setoffs and recoupments since the Prepetition Date would exceed $1,000,000, inclusive of any payments permitted under Section 6.22.

        6.24    Chapter 11 Claims. No Credit Party shall incur, create,  assume,
                -----------------
suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the claims of Agent and Lenders against the Debtor Borrowers, except as set forth in Section 1.18(b).

7.    TERM

        7.1    Termination.  The  financing  arrangements  contemplated   hereby
               -----------
shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

        7.2    Survival   of   Obligations   Upon   Termination   of   Financing
               -----------------------------------------------------------------
Arrangements.  Except as otherwise expressly provided for in the Loan Documents,
------------
no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other
Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan
Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

        8.1   Events of  Default.  Notwithstanding  the  provisions  of  Section
              ------------------
362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court or any notice to any Credit Party, and subject to Section 8.2(b), the occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

              (a) Any Borrower (i) fails to make any payment of principal of, or interest on the Loans or any of the other Obligations when due and payable,
(ii) fails to make any payment of Fees within 3 days after the same are due and payable, or (iii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent's demand for such reimbursement or payment of expenses.

              (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

              (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for 3 Business Days or more.

              (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 20 days or more.

              (e) Except for defaults occasioned by the filing of the Chapter 11 Case and defaults resulting from obligations with respect to which the Bankruptcy Code prohibits any Credit Party from complying or permits any Credit Party not to comply, a default or breach occurs under any other agreement, document or instrument entered into either (x) Prepetition and which is affirmed after the Petition Date or (y) Postpetition, to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the
Obligations) of any Credit Party in excess of $1,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $3,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

              (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $250,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

              (g) Assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 45 days or more.

              (h) A case or proceeding is commenced against any Non-Debtor Borrower seeking a decree or order in respect of such Non-Debtor Borrower (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Non-Debtor Borrower or for any substantial part of any such Non-Debtor
Borrower's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Non-Debtor Borrower, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

              (i) Any Non-Debtor Borrower (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Non-Debtor Borrower or for any substantial part of any such Non-Debtor Borrower's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

              (j) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 45 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

              (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

              (l)   Any Change of Control occurs.

              (m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility or facilities of Borrowers generating more than 10% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 20 days.

              (n) Any "Event of Default" under and as defined in any Mortgage shall occur.

              (o) Telmark fails or neglects to perform, keep or observe the negative pledge covenant set out in the side letter between Telmark and the Agent, dated as of September 14, 2001.

              (p)   The occurrence of any of  the  following  in  the Chapter 11
Case:

                    (i) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by a Debtor Borrower in the Chapter 11 Case: (w) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement unless such action provides for entry of an order requiring repayment in full of all of the Obligations under this Agreement; (x) to grant any Lien other than Permitted Encumbrances upon or affecting any Collateral; (y) except as provided in the Interim or Final Order, as the case may be, to use cash collateral of Agent under Section 363(c) of the Bankruptcy Code without the prior written consent of the Agent and the Lenders; or (z) any other action or actions adverse to the Agent and the Lenders or their rights and remedies hereunder or their interest in the Collateral;

                   (ii)   the  filing   of  any  plan  of   reorganization   or
         disclosure statement attendant thereto by a Debtor Borrower or any other Person to which the Lenders do not consent or otherwise agree to the treatment of their claims;

                   (iii)  the  entry   of   an  order  confirming  a  plan   of
         reorganization that does not require repayment in full of all of the Obligations under this Agreement;

                   (iv)   the  entry  of  an  order  amending,   supplementing,
         staying, vacating or otherwise modifying the Loan Documents or the Interim Order or the Final Order without the written consent of all of the Lenders;

                   (v) the Final Order is not entered immediately following the expiration of the Interim Order;

                   (vi) the payment of, or application for authority to pay, any pre-petition claim without the Lenders' prior written consent or pursuant to an order of the Bankruptcy Court after notice and hearing;

                   (vii) the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral;

                   (viii) the appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of a receiver or an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of such Debtor Borrower; or the sale without the Agent and Lenders' consent, of all or substantially all of such Debtor Borrowers' assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan or reorganization in the Chapter 11 Case, or otherwise that does not provide for payment in full of the Obligations and termination of Lenders' commitment to make Loans;

                   (ix) the dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any credit party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise;

                   (x) the entry of an order by the Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral, or (y) with respect to any Lien of or the granting of any Lien on any Collateral to any State or local environmental or regulatory agency or authority, which in either case would have a Material Adverse Effect;

                   (xi)   the  commencement  of  a  suit  or  action   against
         Agent or any Lender and, as to any suit or action brought by any Person other than a Credit Party or a Subsidiary, officer or employee of a Credit Party, the continuation thereof without dismissal for thirty
         (30) days after service thereof on Agent or such Lender, that asserts by or on behalf of a Debtor Borrower, the Environmental Protection

         Agency, any state environmental protection or health and safety agency, or any official committee in the Chapter 11 Case, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of Agent or the Lenders;

                   (xii) the entry of an order in the Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement; or

                   (xiii) the failure of any Debtor Borrower to perform any of its obligations under the Interim Order or the Final Order.

        8.2      Remedies.
                 --------

                (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code and pursuant to the Interim Order and the Final Order, the automatic stay of Section 362 of the Bankruptcy Code shall be modified and vacated to permit Lenders to exercise their remedies under this Agreement and the Loan Documents, without further application or motion to, or order from, the Bankruptcy Court, provided, however, notwithstanding anything to the contrary contained herein, the Agent shall be permitted to exercise any remedy in the nature of a liquidation of, or foreclosure on, any interest of any Debtor Borrower in the Collateral only upon 5 Business Days' prior written notice to such Debtor Borrower and counsel approved by the Bankruptcy Court for the Committee. Upon the occurrence of an Event of Default and the exercise by Lenders of their rights and remedies under this Agreement and the other Loan Documents, Borrowers shall assist Lenders in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition.

        8.3    Waivers  by  Credit Parties. Except  as  otherwise  provided  for
               ----------------------------
in this Agreement, any other Loan Document or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.      ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

        9.1      Assignment and Participations.
                 ------------------------------

                (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Person of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; and
(v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal

Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

                (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under
Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

                (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent, and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

                9.2   Appointment of Agent. GE  Capital  is  hereby appointed to
                      --------------------
act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  If Agent shall request instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

        9.3   Agent's  Reliance,  Etc.  Neither  Agent nor any of its Affiliates
              -----------------------
nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        9.4   GE  Capital  and  Affiliates.  With  respect  to  its  Commitments
              -----------------------------
hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

        9.5   Lender  Credit  Decision.  Each  Lender  acknowledges that it has,
              ------------------------
independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

        9.6   Indemnification.  Lenders  agree  to  indemnify   Agent  (to  the
              ----------------
extent not reimbursed by Credit Parties and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, proceedings, claims, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, proceedings, claims, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

        9.7   Successor Agent.  Agent may  resign at any time by giving not less
              ---------------
than 30 days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

        9.8   Setoff and Sharing of  Payments.  In addition to any rights now or
              -------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

        9.9    Advances; Payments;  Non-Funding Lenders; Information; Actions in
               -----------------------------------------------------------------
Concert.
-------
               (a)   Advances; Payments.
                     ------------------

                    (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clause (iii) of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                    (ii) On the 2nd Business Day of each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

                (c)   Return of Payments.
                      ------------------

                      (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                      (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

               (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

                (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.   SUCCESSORS AND ASSIGNS

      10.1   Successors and Assigns. This Agreement and the other Loan Documents
             ----------------------
shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.   MISCELLANEOUS

      11.1    Complete  Agreement;   Modification  of  Agreement.   The   Loan
              --------------------------------------------------
Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, or fee letter (other than the GE Capital Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

      11.2    Amendments and Waivers.
              ----------------------

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


              (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

               (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in
Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, Agent shall have sole discretion to extend, modify or waive the terms of that certain letter agreement, dated as of the date hereof, among Borrowers and Agent regarding the completion and delivery of certain items after the Closing Date.

               (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:
(i) increase the principal amount of any Lender's Commitment or Pro Rata Share (which action shall be deemed only to affect those Lenders whose Commitments and Pro Rata Shares are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments and Pro Rata Shares are increased);
(ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii) and (iii)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $10,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and
(vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.


               (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                   (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                   (ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

              (e)   Upon  payment  in  full in cash  and  performance  of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

        11.3   Fees  and  Expenses.  Borrowers shall reimburse (i) Agent for all
               -------------------
fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

              (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

              (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

              (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents, the Pre-Petition Loan Agreement or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

              (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

              (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

              (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

              (g) the obtaining of approval of the Loan Documents by the Bankruptcy Court;

              (h) the preparation and review of pleadings, documents and reports related to the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code, and general monitoring of the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code.

        11.4   No  Waiver.  Agent's  or any  Lender's  failure,  at  any time or
               ----------
times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

        11.5   Remedies.  Agent's  and Lenders'  rights and remedies  under this
               --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

        11.6   Severability. Wherever possible, each provision of this Agreement
               -------------
and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

        11.7   Conflict of Terms. Except as otherwise provided in this Agreement
               ------------------
or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

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

        11.8   Confidentiality. Agent  and each Lender agree to use commercially
               ---------------
reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of 2 years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

        11.9   GOVERNING  LAW.  EXCEPT  AS OTHERWISE  EXPRESSLY  PROVIDED IN ANY
               --------------
OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER

PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

        11.10   Notices.  Except as otherwise  provided  herein,  whenever it is
                -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        11.11   Section  Titles.  The  Section  titles  and  Table  of  Contents
                ---------------
contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        11.12   Counterparts.  This  Agreement  may be executed in any number of
                ------------
separate   counterparts,   each  of  which  shall  collectively  and  separately
constitute one agreement.

        11.13   WAIVER  OF  JURY  TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
                -----------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP


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

ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

        11.14   Press Releases and Related Matters. Each Credit Party  executing
                ----------------------------------
this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

        11.15   Reinstatement.  This  Agreement  shall  remain in full force and
                -------------
effect and continue to be effective should any petition (other than the Chapter 11 Case) be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.16   Advice of Counsel. Each of the parties represents  to each other
                -----------------
party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

        11.17   No Strict  Construction.  The  parties  hereto have participated
                -----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        11.18   Parties  Including Trustees;  Bankruptcy Court Proceedings. This
                -----------------------------------------------------------
Agreement, the other Loan Documents, and all Liens created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Credit Party, the estate of each Debtor Borrower, and any trustee or successor in interest of any Debtor Borrower in the Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agent and Lenders and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lenders file financing statements or otherwise perfect its security interests or Liens under applicable law.

        11.19   Pre-Petition  Loan  Agreement. Borrowers hereby agree  that  (i)
                -----------------------------
this Agreement is separate and distinct from the Pre-Petition Loan Agreement and
(ii) the Pre-Petition Loan Agreement is in full force and effect. Borrowers further agree that by entering into this Agreement, Lenders do not waive any Default or Event of Default under the Pre-Petition Loan Agreement.

        11.20  Retention of Advisor. Agent, in its sole and absolute discretion,
               --------------------
may retain a financial/restructuring advisor to advise Agent and Lenders. The fees and expenses of such advisor incurred on or after December 31, 2002 shall be reimbursable by the Borrowers to the Agent if the sale of Borrowers' Other Assets is not consummated on or before December 31, 2002. Fees and expenses of such advisor incurred after consummation of the sale of Borrowers' Other Assets shall not be reimbursable by the Borrowers to Agent.

12.    CROSS-GUARANTY

        12.1   Cross-Guaranty.  Each  Borrower hereby  agrees that such Borrower
               --------------
is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

              (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

              (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

              (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

              (d)   the insolvency of any Credit Party; or

              (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

        12.2   Waivers by Borrowers. Each  Borrower  expressly waives all rights
               --------------------
it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

        12.3   Benefit of Guaranty.  Each  Borrower  agrees that the  provisions
               -------------------
of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

        12.4   Subordination  of  Subrogation, Etc.  Notwithstanding anything to
               ------------------------------------
the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
Section 12.4.

        12.5   Election  of  Remedies.  If  Agent  or  any  Lender  may,   under
               ----------------------
applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

        12.6   Limitation. Notwithstanding any provision herein contained to the
               -----------
contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

              (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

              (b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

        12.7  Contribution with Respect to Guaranty Obligations.
              -------------------------------------------------

              (a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

              (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

              (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this
Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

              (d)   The   parties   hereto   acknowledge   that   the rights  of
contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

              (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

        12.8   Liability  Cumulative.  The liability  of  Borrowers  under  this
               ---------------------
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

        12.9   Subordination
               -------------

              (a) Each Credit Party covenants and agrees that the payment of any indebtedness and all obligations and liabilities owing by any Credit Party in favor of any other Credit Party, whether now existing or hereafter incurred (collectively, the "Intercompany Obligations") is subordinated, to the extent and in the manner provided in this Section 12.9, to the prior payment in full of all Obligations owed or hereafter owing to Agent and Lenders by the Borrowers and that such subordination is for the benefit of Agent for itself and Lenders.

              (b) Each Credit Party hereby (i) authorizes Agent on behalf of Lenders to demand specific performance of the terms of this Section 12.9 at any time when any Credit Party shall have failed to comply with any provisions of this Section 12.9 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

              (c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                   (i) Agent and Lenders shall first be entitled to receive payment in full in cash of the Obligations before any Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

                   (ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of this
Section 12.9(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to Agent for the benefit of the Lenders in the manner set forth herein, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Agent for itself and Lenders.

                   (iii) In the event that notwithstanding the foregoing provisions of this Section 12.9(c), any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of any Intercompany Obligations before all Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Agent for itself and Lenders for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Agent for itself and Lenders.

              (d) No right of Agent, any Lender or any other present or future holders of the Obligations to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any Credit Party, or by any noncompliance by any Credit Party with the terms of the Intercompany Obligations, regardless of any knowledge thereof which any Credit Party may have or be otherwise charged with.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS

AGWAY, INC.
FEED COMMODITIES INTERNATIONAL LLC
BRUBAKER AGRONOMIC CONSULTING SERVICE LLC
COUNTRY BEST-DEBERRY LLC
AGWAY ENERGY PRODUCTS LLC
AGWAY ENERGY SERVICES-PA, INC.
AGWAY ENERGY SERVICES, INC.
AGWAY GENERAL AGENCY, INC.
COUNTRY BEST ADAMS, LLC



By:      /s/ KAREN J. OHLIGER
         ----------------------------
Name:    Karen J. Ohliger
Title:   Treasurer

LENDERS

COBANK, ACB


By:        /s/  KENNETH E. HIDE
         --------------------------
Name:           Kenneth E. Hide
         --------------------------
Title:          Vice President
         --------------------------




COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND",
NEW YORK BRANCH

By:        /s/ IAN REECE
         --------------------------
Name:          Ian Reece
         --------------------------
Title:         Managing Director
         --------------------------


By:       /s/  JIM MCMAHAN
         --------------------------
Name:          Jim McMahan
         --------------------------
Title:         Vice President
         --------------------------


GMAC BUSINESS CREDIT, LLC


By:       /s/  KATHRYN WILLIAMS
         -----------------------------
Name:          Kathryn Williams
         -----------------------------
Title:        Senior Vice President
         -----------------------------


GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender


By:       /s/ CHARLES D. CHIODO
         -------------------------------
         Duly Authorized Signatory

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS
                                   -----------

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

                  "Account  Debtor" means any Person who may become obligated to
                   ---------------
any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

                  "Accounting Changes" has the meaning ascribed thereto in Annex
                   ------------------
G.

                  "Accounts"  means all  "accounts,"  as such term is defined in
                   -------------------------------
the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "Accounts  and  Inventory  Revolving  Credit  Advance" has the
                  ------------------------------------------------------
meaning ascribed to it in Section 1.5(a).

                  "Accounts  and  Inventory  Applicable  Revolver  Index Margin"
                  --------------------------------------------------------------
means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan as determined by reference to Section 1.5(a).

                  "Advance"  means any  Revolving  Credit  Advance or Swing Line
                  ---------
Advance, as the context may require, which includes any Accounts and Inventory Revolving Credit Advance and any PP&E Revolving Credit Advance.

                  "AEP"  means Agway  Energy  Products  LLC, a Delaware  limited
                  -----
liability company.

                "AES" means Agway Energy Services, Inc., a Delaware corporation.
                 ---

                  "AES-PA"  means  Agway  Energy Services - PA, Inc., a Delaware
                   ------
 corporation.

                  "Affiliate" means, with respect to any Person, (a) each Person
                   ----------
that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

                  "AFC" means Agway Financial Corporation, which has been merged
                  -----
into Agway, Inc.

                  "Agway" means Agway Inc., a Delaware corporation.
                   -----

                  "Agway's 401K Plan" means  the Amended and Restated Employees'
                   -----------------
Thrift Investment Plan of Agway, Inc., dated as of May 17, 1999, as amended.

                  "Agway General"  means  Agway General Agency, Inc., a New York
                   -------------
corporation.

                  "Agway Holdings"  means  Agway  Holdings  Inc., which has been
                   --------------
merged into Agway, Inc.

                  "Agent"  means GE Capital in its capacity as Agent for Lenders
                  -------
or its successor appointed pursuant to Section 9.7.

                  "Agreement" shall have the meaning provided in the preamble.
                   ---------

                  "Appendices" has the meaning ascribed to it in the recitals to
                  ------------
the Agreement.

                  "Applicable  L/C Margin" means the per annum fee, from time to
                  ------------------------
time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable  Margins"  means  collectively  the Applicable L/C
                  ---------------------
Margin, the PP&E Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Accounts and Inventory Applicable Revolver Index Margin, the PP&E Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

                  "Applicable   Revolver  LIBOR  Margin"  means  the  per  annum
                  --------------------------------------
interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

                  "Applicable  Unused Line Fee Margin"  means the per annum fee,
                  ------------------------------------
from time to time in effect, payable in respect of Borrowers' non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

                  "Assignment  Agreement"  has  the  meaning  ascribed  to it in
                  -----------------------
Section 9.1(a).

                  "Bankruptcy Code" shall have the meaning assigned to it in the
                  -----------------
Recitals.

                  "Bankruptcy  Court"  shall have the meaning  assigned to it in
                  -------------------
the Recitals.

                  "Bankruptcy  Rules" shall mean the Federal Rules of Bankruptcy
                  -------------------
Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Case.

                  "Blocked Accounts" has the meaning ascribed to it in Annex C.
                  ------------------

                  "Borrower  Representative"  means  Agway  in its  capacity  as
                  --------------------------
Borrower Representative pursuant to the provisions of Section 1.1(c).

                  "Borrowers"  and  "Borrower"  have  the  respective   meanings
                  ----------------------------
ascribed thereto in the preamble to the Agreement.

                  "Borrowing Availability" means as of any date of determination
                  ------------------------
as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding; provided that an Overadvance in accordance with Section 1.1(a)(iii) may cause the Revolving Loan and the Swing Line Loan to exceed the Borrowing Base by the amount of such permitted Overadvance.

                  "Borrowing Base" means, as  of  any  date  of determination by
                   --------------
Agent, from time to time, an amount equal to the sum at such time of:

                  (a) up to 85% of the book value of Borrowers' Eligible Accounts other than Eligible Deferred Term Accounts;

                  (b) up to 65% of the book value of Eligible Deferred Term Accounts;

                  (c) the lesser of (i) 55% of the book value of Borrowers' Eligible Inventory valued at the lower of cost or market or (ii) 85% of the Net Orderly Liquidation Value of Borrowers' Eligible Inventory;

                  (d) up to 75% of the book value of Eligible Energy Product Inventory valued at the lower of cost or market;

                  (e) with respect to PP&E Revolving Credit Advances, the lesser of (i) $25.0 million or (ii) $125.0 million minus the amount of credit availability created by subparagraphs (a) through (d) above; and

                  (f) up to 95% of the amount of net proceeds from the sale of the Borrowers' Other Assets which are deposited in a cash collateral account (except for amounts utilized for cash collateralization of Letters of Credits pursuant to Section 1.3(c)) maintained at a bank or financial institution acceptable to Agent which cash collateral account shall be in the name of Agway and shall be pledged to, and subject to the control of, the Agent, and Borrowers shall have no right or ability to control, access, withdraw or transfer funds from such account;

in each case, less any obligations outstanding under the Pre-Petition Loan Agreement and Reserves established by Agent at such time. Notwithstanding the foregoing, in the event that a sale of the Borrowers' Other Assets is not consummated on or before: (a) December 31, 2002, borrowing availability with respect to subparagraph (e) above shall be reduced by $10 million; (b) January 31, 2003, borrowing availability with respect to subparagraph (e) above shall be reduced by an additional $5 million; (c) February 28, 2003, borrowing availability with respect to subparagraph (e) above shall be reduced by an additional $5 million; and (d) March 31, 2003, borrowing availability with respect to subparagraph (e) above shall be reduced by an additional $5 million.

                  "Borrowing  Base  Certificate"   means  a  certificate  to  be
                  ------------------------------
executed and delivered from time to time by Borrowers in the form attached to the Agreement as Exhibit 4.1(b).

                  "Brubaker" means Brubaker Agronomic Consulting Service, LLC, a
                  ----------
Delaware limited liability company.

                  "Business Day" means any day that is not a Saturday,  a Sunday
                  --------------
or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Capital  Expenditures" means, with respect to any Person, all
                  -----------------------
expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" means,  with respect to any Person,  any lease
                  ---------------
of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation"  means, with respect to any Capital
                  --------------------------
Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Carve-Out  Amount"  shall have the meaning  assigned to it in
                  -------------------
Section 1.18(c).

                  "Carve-Out  Expenses" shall have the meaning assigned to it in
                  ---------------------
Section 1.18(c).

                  "Cash Collateral Account" has the meaning ascribed to it Annex
                  -------------------------
B.


                  "Cash Equivalents" has the meaning ascribed to it in Annex B.
                  ------------------

                  "Cash  Management  Systems" has the meaning  ascribed to it in
                  ---------------------------
Section 1.8.

                  "Change of Control" means any of the following: (a) any person
                  -------------------
or group of persons (within the meaning of the Securities Exchange Act of 1934,) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 20% or more of the issued and outstanding shares of capital Stock of Agway having the right to vote for the election of directors of Agway under ordinary circumstances; and (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Agway (together with any new directors whose election by the board of directors of Agway or whose nomination for election by the Stockholders of Agway was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "Chapter 11 Case" shall have the meaning assigned to it in the
                  -----------------
Recitals.

                  "Charges" means all federal,  state, county, city,  municipal,
                  ---------
local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Chattel  Paper"  means any  "chattel  paper," as such term is
                  ----------------
defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

                  "Closing Date" means October 4, 2002.
                  --------------

                  "Closing   Checklist"   means  the  schedule,   including  all
                  ---------------------
appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "CoBANK" means CoBANK, ACB.
                  --------

                  "CoBANK Equity  Interests"  has the meaning  ascribed to it in
                  --------------------------
Section 5.13.

                  "Code" means the Uniform Commercial Code as the same may, from
                  ------
time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan

Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is
governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
                  "Collateral"  means  the  property  covered  by  the  Security
                  -----------
Agreement, the Pledge Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "Collateral  Documents"  means  the  Security  Agreement,  the
                  -----------------------
Pledge Agreement, the Mortgages, the Intellectual Property Security Agreement, the Vehicle Collateral Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "Collateral  Reports"  means the reports  with  respect to the
                  ---------------------
Collateral referred to in Annex F.

                  "Collection  Account"  means  that  certain  account of Agent,
                  ---------------------
account number 502-328-54 in the name of Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

                  "Commercial  Tort  Claim"  means a claim  arising in tort with
                  -------------------------
respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant's business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

                   "Committees" shall mean collectively,  the official committee
                   -----------
of unsecured creditors and any other committee formed, appointed, or approved in the Chapter 11 Case and each of such Committees shall be referred to herein as a Committee.

                  "Commitment  Termination Date" means the earliest of (a) April
                  ------------------------------
4, 2004, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0), (d) five (5) days following the Petition Date if the Interim Order has not been entered by the Bankruptcy Court by such date, (e) forty-five (45) days following the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date, (f) the close of business on the first Business Day after the entry of the Final Order, if by that time Borrowers have not paid Agent the fees required under the GE Capital Fee Letter, unless the Agent and the Lenders agree otherwise, (g) the date a plan of reorganization confirmed in the Chapter 11 Case becomes effective that does not provide for the payment in full of all amounts owed to the Agent and the Lenders under this Agreement and the other Loan Documents on such effective date, (h) the date of the closing of a sale of all or substantially all of any Borrowers' assets pursuant to Section 363 of the Bankruptcy Code, a confirmed plan of reorganization or a liquidation pursuant to Chapter 7 of the Bankruptcy Code unless consented to by the Agent or that does not provide for the payment in full of all amounts owed to the Agent and the Lenders under this Agreement and the other Loan Documents, and (i) the effective date of a plan of reorganization or arrangement in the Chapter 11 Case.

                  "Commitments"  means (a) as to any Lender,  the  aggregate  of
                  ------------
such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), which aggregate commitment shall be One Hundred Twenty Five Million Dollars ($125,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement; provided that upon the consummation of the sale of the Borrowers' Other Assets such aggregate commitment shall be reduced to One Hundred Million Dollars ($100,000,000).

                  "Compliance  Certificate"  has the  meaning  ascribed to it in
                  -------------------------
Annex E.

                  "Concentration  Accounts"  has the  meaning  ascribed to it in
                  -------------------------
Annex C.

                  "Condemnation  Proceeds"  has the  meaning  ascribed  to it in
                  ------------------------
Section 5.4.

                  "Contracts"  means all "contracts," as such term is defined in
                  -----------
the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Control  Letter" means a letter  agreement  between Agent and
                  ----------------
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, or (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

                  "Copyright  License"  means  any and all  rights  now owned or
                  --------------------
hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyrights" means all of the following now owned or hereafter
                  ------------
adopted  or  acquired  by any  Credit  Party:  (a) all  copyrights  and  General
Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Country  Best"  means  Country  Best  Adams,  LLC, a Delaware
                  ---------------
limited liability company.

                  "Country  Best-DeBerry"  means  Country  Best-DeBerry  LLC,  a
                  -----------------------
Delaware limited liability company.

                  "Credit Card Notices"  means those certain  notices  issued by
                  ---------------------
Borrowers in favor of Agent to the Credit Card Providers pursuant to which such Credit Card Providers agree to transfer all credit card receipts of Borrowers into the Collection Account.

                  "Credit Card Providers" means the banks and finance  companies
                  ----------------------
listed on Disclosure Schedule 3.26, as updated or supplemented from time to time.

                  "Credit Parties" means each Borrower.
                   --------------

                  "Debtor  Borrowers" shall have the meaning ascribed thereto in
                  ------------------
the preamble to this Agreement.

                  "Default"  means any event  that,  with the passage of time or
                  ---------
notice or both, would, unless cured or waived, become an Event of Default.

                  "Default  Rate"  has the  meaning  ascribed  to it in  Section
                  --------------
1.5(d).

                  "Deposit  Accounts" means all "deposit  accounts" as such term
                  ------------------
is defined in the Code, now or hereafter held in the name of any Credit Party.

                  "Disbursement  Accounts"  has the  meaning  ascribed  to it in
                  -----------------------
Annex C.

                  "Disclosure   Schedules"  means  the  Schedules   prepared  by
                   ----------------------
Borrowers and denominated as Disclosure Schedules (1.4) through (6.15) in the Index to the Agreement.

                  "Documents"  means all "documents," as such term is defined in
                   ---------
the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Dollars" or "$" means lawful currency of the United States of
                  ---------------
America.

                  "EBITDA"  means,  with  respect  to any  Person for any fiscal
                  --------
period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains (including pension income) that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication and (vii) Restructuring Charges for such period. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "Eligible  Accounts" has the meaning ascribed to it in Section
                  -------------------
1.6.

                  "Eligible  Deferred Term Accounts"  means  customer  accounts,
                  ----------------------------------
comprised of a single invoice or series of invoices, having terms in excess of 30 days, payable either at a specific date in a lump sum or through regularly scheduled payments over a period of time with a defined maturity date, and are established in ordinary course of business for annual agronomic needs to include, but not limited to, seed, fertilizer, crop protectant, or agronomic services. Such accounts will be eligible to the extent defined in Section 1.6 of this Agreement, notwithstanding Section 1.6(1)(i) which will be modified as to such Accounts so that they will be deemed ineligible if not paid within the earlier of 60 days following the due date of the scheduled payment or 90 days following the scheduled payment, as applicable.

                  "Eligible  Energy Product  Inventory" means all Energy Product
                   -----------------------------------
Inventory (a) owned by Borrowers free and clear of all Liens and rights of any other Person, except Liens in favor of Agent and Lenders and Permitted Encumbrances, (b) which are not located on premises owned, leased or rented by any Borrower or any of their Affiliates, (c) which is subject to a reasonably satisfactory acknowledged bailee letter or access agreement that has been received by Agent, (d) as to which Agent's and Lenders' Lien is a first priority, perfected Lien, (e) as to which of all of the representations and warranties pertaining to such Inventory set forth in the Agreement or the other Loan Documents is true, and (f) as determined by Agent in its reasonable credit judgment to not be excluded under Section 1.7 and otherwise to be "Eligible Inventory" hereunder.

                  "Eligible In-Transit Inventory" means all Inventory, excluding
                  -------------------------------
any Energy Product Inventory, owned by Borrowers and not covered by Letters of Credit, and which Inventory is in transit to one of the Borrowers' locations and which inventory (a) has been paid for and is owned by one of the Borrowers, (b) is fully insured, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf, and (e) is otherwise deemed to be "Eligible Inventory" hereunder.

                  "Eligible Inventory" has the meaning ascribed to it in Section
                  --------------------
1.7.

                  "Energy  Product  Inventory"  means  all fuel,  petroleum  and
                  ----------------------------
energy products, including without limitation, heating oil, propane, natural gas, kerosene, diesel fuel and gasoline, now owned or hereafter acquired by any Credit Party.

                 "Environmental Laws" means all applicable federal, state, local
                  ------------------
and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.); the Clean Air Act (42 U.S.C.

Section  7401 et seq.);  the  Federal  Water  Pollution  Control  Act (33 U.S.C.
Section 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" means, with respect to any Person,
                  ---------------------------
all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental   Permits"   means   all   permits,   licenses,
                  -------------------------
authorizations,   certificates,  approvals  or  registrations  required  by  any
Governmental Authority under any Environmental Laws.

                  "Equipment"  means all "equipment," as such term is defined in
                  -----------
the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
                  "ERISA" means the Employee  Retirement  Income Security Act of
                  -------
1974, as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Credit Party, any
                  -----------------
trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

                  "ERISA Event"  means,  with respect to any Credit Party or any
                  -------------
ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of

ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit
Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP"   means  a  Plan  that  is   intended  to  satisfy  the
                   ----
requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default"  has the meaning  ascribed to it in Section
                  ------------------
8.1.

                  "Exchange  Agreements"  mean  collectively,  (a) the Petroleum
                  ----------------------
Product Exchange and Thruput Agreement dated as of August 29, 2000, by and between Amerada Hess Corporation and AEP, the Petroleum Product Exchange and
Thruput Agreement dated as of September 1, 1999, by and between Amerada Hess Corporation and Agway Petroleum Corporation, the Exchange Agreement dated as of July 1, 1987, by and between Amerada Hess Corporation and Agway Petroleum Corporation, the Exchange Agreement dated as of July 1, 1998, by and between Gulf Oil Limited Partnership and AEP, the Exchange or Thruput Agreement dated as of February 1, 1991, by and between United Refining Company and Agway Petroleum Corporation, the Exchange Agreement dated as of October 1, 1991, by and between Mobil Oil Corporation and Agway Petroleum Corporation, the Exchange Agreement dated as of July 1, 1998, by and between Coastal Refining & Marketing, Inc. and AEP, as each may be amended, supplemented, restated, or otherwise modified from time to time, and (b) any and all similar agreements entered into by any Credit Party relating to the exchange of any Energy Product Inventory.

                  "Fair Labor Standards Act" means the Fair Labor Standards Act,
                   ------------------------
29 U.S.C. Section 201 et seq.

                  "Farm  Products"  means  all "farm  products"  as such term is
                   --------------
defined in the Code, now owned or hereafter acquired by any Credit Party, including but not limited to livestock and feeds.

                  "Federal Funds Rate" means, for any day, a floating rate equal
                  --------------------
to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

                  "Federal Reserve Board" means  the Board  of  Governors of the
                   ---------------------
Federal Reserve System.

                  "Fees"  means any and all fees  payable to Agent or any Lender
                  -----
pursuant to the Agreement or any of the other Loan Documents.

                  "Final Order" means, collectively, the order of the Bankruptcy
                  ------------
Court entered in the Chapter 11 Case after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Court and satisfactory in form and substance to the Agent and Lenders, and from which no appeal has been timely filed, or if timely filed, such appeal has been dismissed (unless the Agent and the Lenders waive such requirement), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes the Debtor Borrowers to obtain credit, incur (or guaranty) Indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, provides for the super priority of the Agent's and the Lenders' claims and provides for the replacement and payment in full in cash of the Indebtedness under the Pre-Petition Loan Agreement.

                  "Financial  Covenants" means the financial covenants set forth
                   --------------------
in Annex G.

                  "Financial    Statements"    means   the    consolidated   and
                  -------------------------
consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

                  "Fiscal Month" means any of the monthly  accounting periods of
                  --------------
Borrowers.

                  "Fiscal Quarter" means any of the quarterly accounting periods
                  ---------------
of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

                  "Fiscal  Year" means any of the annual  accounting  periods of
                  --------------
Borrowers ending on June 30 of each year.

                  "Fixtures" means all "fixtures" as such term is defined in the
                   --------
Party. Code, now owned or hereafter acquired by any Credit

                  "Funded  Debt"  means,  with  respect to any  Person,  without
                  --------------
duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                  "GAAP" means generally accepted  accounting  principles in the
                  ------
United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

                  "GE Capital" means  General  Electric  Capital  Corporation, a
                   ----------
Delaware corporation.

                  "GE Capital Fee Letter" means that certain letter, dated as of
                   ---------------------
September 19, 2002 between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

                  "General Intangibles" means all "general intangibles," as such
                  ---------------------
term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Goods" means all "goods" as defined in the Code, now owned or
                  -------
hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "Governmental  Authority" means any nation or government,  any
                  -------------------------
state or other  political  subdivision  thereof,  and any agency,  department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed   Indebtedness"   means  as  to  any  Person,  any
                  ---------------------------
obligation  of  such  Person   guaranteeing,   providing  comfort  or  otherwise
supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Hazardous  Material"  means any substance,  material or waste
                   --------------------
that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Holdings" means Agway Holdings Inc.,  which  has  been merged
                   --------
into Agway, Inc.

                  "Indebtedness"  means,  with  respect to any  Person,  without
                  --------------
duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                  "Indemnified  Liabilities"  has the meaning  ascribed to it in
                   ------------------------
Section 1.13.

                  "Indemnified  Person" has the  meaning  ascribed to in Section
                  ---------------------
1.13.

                  "Indentures"  means (i) that  certain  Indenture,  dated as of
                  ------------
August 23, 1989, as amended, modified and supplemented, among AFC, Agway and Key Bank of Central New York National Association, (ii) Indenture dated as of September 1, 1976, by and between Agway, Inc. and First Trust & Deposit Company, as Trustee, for Subordinated Debentures due July 1, 2001, (iii) Indenture dated as of September 1, 1978, by and between Agway, Inc. and First Trust & Deposit Company, as Trustee, for Subordinated Debentures due July 1, 2003, (iv) Indenture dated as of September 1, 1985, by and between Agway, Inc. and Key Bank of Central New York, as Trustee, for Subordinated Member Money Market Certificates due October 31, 2005, (v) Indenture dated as of September 1, 1986, by and between Agway Financial Corporation and Key Bank of Central New York, as Trustee, for Subordinated Member Money Market Certificates, (vi) Supplemental Indenture dated as of October 1, 1986, by and among Agway, Inc., Agway Financial Corporation and Key Bank of Central New York, as Trustee, (vii) Indenture dated as of August 24, 1987, by and between Agway Financial Corporation and Key Bank of Central New York National Association, as Trustee, for Subordinated Member Money Market Certificates, (viii) Indenture dated as of August 23, 1988, by and between Agway Financial Corporation and Key Bank of Central New York, as Trustee, for Subordinated Member Money Market Certificates, (ix) Supplemental Indenture dated as of October 14, 1988, by and among Agway Financial Corporation, Agway, Inc., as Guarantor, and Key Bank of Central New York National Association, as Trustee, (x) Indenture dated as of August 23, 1989, by and between Agway Financial Corporation, Agway, Inc. as Guarantor and Key Bank of Central New York, as Trustee, for Subordinated Member Money Market Certificates, and ( xi) Supplemental Indenture dated as of August 24, 1992, by and among Agway Financial Corporation, Agway, Inc., as Guarantor, and Key Bank of New York, as Trustee.

                  "Index Rate" means,  for any day, a floating rate equal to the
                  ------------
higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index  Rate  Loan"  means a Loan or portion  thereof  bearing
                  -------------------
interest by reference to the Index Rate.

                  "Instruments" means all "instruments," as such term is defined
                  -------------
in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Insurance Proceeds" has the meaning ascribed to it in Section
                   ------------------
5.4.

                  "Intellectual  Property" means any and all Licenses,  Patents,
                   ----------------------
Copyrights, Trademarks, and the goodwill associated with such Trademarks.

                  "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, as amended from time to time.

                  "Intercompany Notes" has the meaning ascribed to it in Section
                  --------------------
6.3.

                  "Interest  Expense" means,  with respect to any Person for any
                  ------------------
fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                  "Interest  Payment  Date" means (a) as to any Index Rate Loan,
                  -------------------------
the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and
(y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "Interim  Order"  means,   collectively,   the  order  of  the
                   --------------
Bankruptcy Court entered in the Chapter 11 Case after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extensions, modifications, and amendments thereto, in form and substance satisfactory to Agent, substantially in the form of Exhibit A-1.

                  "Inventory"  means all "inventory," as such term is defined in
                  -----------
the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "Investment  Property" means all "investment property" as such
                  ----------------------
term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;

(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC"  means  the  Internal  Revenue  Code  of  1986  and  all
                  -----
regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.
                  -----

                  "L/C Issuer" has the meaning ascribed to it in Annex B.
                  ------------

                  "L/C Sublimit" has the meaning ascribed to it in Annex B.
                  --------------

                  "Lenders"  means GE Capital,  the other  Lenders  named on the
                  ---------
signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

                  "Letter of Credit Fee" has the meaning ascribed to it in Annex
                  ---------------------
B.

                  "Letter   of  Credit   Obligations"   means  all   outstanding
                  -----------------------------------
obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another
L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

                  "Letter-of-Credit  Rights"  means  letter-of-credit  rights as
                  --------------------------
such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "Letters of Credit" means  documentary  or standby  letters of
                  -------------------
credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  "LIBOR  Business  Day" means a Business  Day on which banks in
                  ----------------------
the City of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR  Loan"  means a Loan  or any  portion  thereof  bearing
                  -------------
interest by reference to the LIBOR Rate.

                  "LIBOR  Period"  means,  with respect to any LIBOR Loan,  each
                  ---------------
period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 2 LIBOR Business Days prior to such date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" means for each LIBOR  Period,  a rate of interest
                  ------------
determined by Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

                  "License"  means  any  Copyright   License,   Patent  License,
                  ---------
Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "Lien"   means  any   mortgage  or  deed  of  trust,   pledge,
                  ------
hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever

(including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" has the meaning ascribed to it in Section 3.13.
                  ------------

                  "Loan Account" has the meaning ascribed to it in Section 1.12.
                  --------------

                  "Loan  Documents"  means  the  Agreement,  the  Notes,  the GE
                   ---------------
Capital Fee Letter, the Collateral Documents, the Pre-Petition Loan Agreement, the Master Standby Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby, including the Interim Order and the Final Order. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Loans" means the Revolving Loan and the Swing Line Loan.
                   -----

                  "Lock Boxes" has the meaning ascribed to it in Annex C.
                  ------------

                  "Margin Stock" has the meaning ascribed to in Section 3.10.
                  --------------

                  "Master  Standby  Agreement"  means the Master  Agreement  for
                  ----------------------------
Standby Letters of Credit dated as of the Closing Date among Borrowers, as Applicant(s), and GE Capital, as issuer.

                  "Material  Adverse Effect" means a material  adverse effect on
                  --------------------------
(a) the business, assets, operations, prospects or financial or other condition of any Credit Party or the Credit Parties taken as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities or loss of revenues, individually or in the aggregate, measured at the time of such event or occurrence, to any Credit Party in excess of the lesser of $20,000,000 and 10% of Borrowing Availability as of any date of determination shall constitute a Material Adverse Effect.

                  "Maximum  Amount" means, as of any date of  determination,  an
                  -----------------
amount equal to the Revolving Loan Commitment of all Lenders as of that date.

                  "Milford" means Milford Fertilizer Company LLC, which has been
                  ---------
merged into Agway, Inc.

                  "Mortgaged Properties" has the meaning assigned to it in Annex
                  ----------------------
D-1.

                  "Mortgages"  means  each of the  mortgages,  deeds  of  trust,
                  -----------
leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents previously executed and delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties in connection with the Pre-Petition Loan Agreement, all in form and substance reasonably satisfactory to Agent.

                  "Multiemployer  Plan" means a "multiemployer  plan" as defined
                  --------------------
in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net  Orderly  Liquidation  Value"  means  as to any  Eligible
                  ----------------------------------
Inventory, the net orderly liquidation value of such Eligible Inventory, as determined by an appraisal, performed by an appraiser retained by Borrowers and acceptable to Agent and reflecting asset values acceptable to Agent.

                  "Net Worth"  means,  with respect to any Person as of any date
                  -----------
of determination,  the book value of the assets of such Person, minus the sum of
(a) reserves applicable thereto, and (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

                  "Non-Debtor Borrowers" has the meaning ascribed thereto in the
                  ----------------------
preamble to the Agreement.

                  "Non-Funding Lender" has the meaning ascribed to it in Section
                  --------------------
9.9(a)(ii).

                  "Notes" means, collectively, the Revolving Notes and the Swing
                   -----
Line Notes.

                  "Notice of  Conversion/Continuation"  has the meaning ascribed
                  ------------------------------------
to it in Section 1.5(e).

                  "Notice of Revolving  Credit Advance" has the meaning ascribed
                  -------------------------------------
to it in Section 1.1(a).

                  "Obligations" means all loans,  advances,  debts,  liabilities
                  ------------
and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy (including the Chapter 11 Case), whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Omnibus Amendment and Confirmation  Document Agreement" means
                  -------------------------------------------------------
that certain Omnibus Amendment and Confirmation Document Agreement entered into by and among Agent, on behalf of itself and the Lenders, AEP and LexisNexis Document Solutions Inc. subsequent to entry of the Interim Order.

                  "Omnibus   Amendment  and   Confirmation  Of  Cash  Management
                  --------------------------------------------------------------
Agreements with PNC Bank" means that certain Omnibus  Amendment and Confirmation
-------------------------
Of Cash Management Agreements with PNC Bank entered into by and among Agent, on behalf of itself and the Lenders, PNC Bank, AEP, AES and AES-PA, subsequent to entry of the Interim Order.

                  "Omnibus   Amendment  and   Confirmation  Of  Cash  Management
                  --------------------------------------------------------------
Agreements  with JPMorgan Chase Bank" means that certain  Omnibus  Amendment and
------------------------------------
Confirmation Of Cash Management Agreements with JPMorgan Chase Bank entered into by and among Agent, on behalf of itself and the Lenders, JPMorgan Chase Bank and AEP, subsequent to entry of the Interim Order.

                  "Omnibus   Amendment  and   Confirmation  Of  Cash  Management
                  --------------------------------------------------------------
Agreement  with Fleet National  Bank" means that certain  Omnibus  Amendment and
------------------------------------
Confirmation Of Cash Management Agreement with Fleet National Bank entered into by and among Agent, on behalf of itself and the Lenders, Fleet National Bank and AEP, subsequent to entry of the Interim Order.

                  "Omnibus   Amendment  and   Confirmation  Of  Cash  Management
                  --------------------------------------------------------------
Agreement  with  HSBC  Bank  USA"  means  that  certain  Omnibus  Amendment  and
--------------------------------
Confirmation Of Cash Management Agreement with HSBC Bank USA entered into by and among Agent, on behalf of itself and the Lenders, HSBC Bank and AEP, subsequent to entry of the Interim Order.

                  "Other Assets" means the assets subject to that certain pledge
                  -------------
by Agway in favor of Agent, on behalf of itself and Lenders, of the membership interests of Telmark.

                  "Overadvance"  has  the  meaning  ascribed  to it  in  Section
                  -------------
1.1(a)(iii).

                  "PACA" means the Perishable Agricultural Commodities Act,
                   -----
7 U.S.C. Section 499, as it may be amended from time to time.
                   ----

                  "Patent License" means rights under any written  agreement now
                  ---------------
owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" means all of the following in which any Credit Party
                  ---------
now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.
                   ----

                  "Pension  Plan"  means a Plan  described  in  Section  3(2) of
                  ---------------
ERISA.

                  "Permitted Encumbrances" means the following encumbrances: (a)
                  ------------------------
Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b) or to the extent that nonpayment thereof is permitted under the Bankruptcy Code; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business (other than liens or statutory trusts arising under PACA or the Food Security Act of 1985 (7 U.S.C. Section 1631et seq.)) and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) a Lien for Carve-Out Expenses not exceeding the Carve-Out Amount; (k) Liens expressly permitted under clauses (b) and (c) of
Section 6.7 of the Agreement; and (l) leases or subleases granted to others not interfering in any material respect with the business of any Credit Party.

                  "Person"   means   any   individual,    sole   proprietorship,
                  --------
partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Petition  Date" shall have the meaning  assigned to it in the
                  ----------------
Recitals to this Agreement.

                  "Plan" means,  at any time,  an "employee  benefit  plan",  as
                  ------
defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

                  "Pledge  Agreement"  means the Pledge  Agreements of even date
                  ------------------
herewith executed by Borrowers in favor of Agent, on behalf of itself and Lenders, pledging all Stock or interests, as the case may be, and all Intercompany Notes owing to or held by them other than a pledge by Agway of its Stock in Independent Applicators, Inc., and certain other equity investments in which Agway holds 50% or less of equity, as amended from time to time.

                  "PP&E  Applicable  L/C Margin"  means the per annum fee,  from
                  ------------------------------
time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "PP&E  Applicable  Revolver  Index Margin" means the per annum
                  ------------------------------------------
interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to
Section 1.5(a).

                  "PP&E Loan" means,  at any time, the aggregate  amount of PP&E
                  -----------
Revolving Credit Advances outstanding to all Borrowers.

                  "PP&E Revolving Credit Advance" has the meaning ascribed to it
                  ------------------------------
in Section 1.5(a).

                  "Preferred  Stock" means the 6%  Cumulative  Preferred  Stock,
                  ------------------
Series A, the 8% Cumulative Preferred Stock, Series B, the 7% Cumulative Preferred Stock, Series C and Series HM Preferred Stock issued by Agway.

                  "Prepetition"  means the time period ending  immediately prior
                  -------------
to the filing of the Chapter 11 Cases.

                  "Prepetition  Indebtedness"  means all  Indebtedness of any of
                  ---------------------------
the Debtor Borrowers outstanding on the Petition Date immediately prior to the filing of the Chapter 11 Cases other than Indebtedness under the Pre-Petition Loan Agreement.

                  "Pre-Petition  Loan Agreement" shall have the meaning assigned
                  -----------------------------
to it in the Recitals to this Agreement.

                  "Prior Lender Obligations" means all obligations of any Credit
                  --------------------------
Party and any of their Subsidiaries to the Prior Lenders pursuant to the Pre-Petition Loan Agreement, and all instruments and documents executed pursuant thereto or in connection therewith.

                  "Prior Lenders" shall mean the lenders under the  Pre-Petition
                  ---------------
Loan Agreement.

                  "Proceeds"  means  "proceeds,"  as such term is defined in the
                  ---------
Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                   "Pro   Forma"   means   the   unaudited    consolidated   and
                   -------------
consolidating balance sheet of Borrowers and their Subsidiaries for the fiscal year ended June 30, 2002 after giving pro forma effect to the Related Transactions.

                  "Projections"  means  Borrowers'  forecasted  consolidated and
                  -------------
consolidating and Telmark's consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary (excluding the Telmark Entities and all of their respective Subsidiaries) or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means with respect to all matters relating to
                  ----------------
any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by
(ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

                  "Qualified  Plan" means a Pension  Plan that is intended to be
                  ----------------
tax-qualified under Section 401(a) of the IRC.

                  "Qualified  Assignee"  means (a) any Lender,  any Affiliate of
                  ---------------------
any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

                  "Rabo Bank"   means   Cooperatieve   Centrale   Raiffeisen -
                  ----------
Boerenleenbank B.A., "Rabobank Nederland", New York Branch.

                  "Ratable  Share"  has the  meaning  ascribed  to it in Section
                  ----------------
1.1(b).

                  "Real Estate" has the meaning ascribed to it in Section 3.6.
                  -------------

                  "Refinancing"  means the repayment in full by Borrowers of the
                  -------------
Prior Lenders' Obligations.

                  "Refunded  Swing Line Loan" has the meaning  ascribed to it in
                  --------------------------
Section 1.1(b)(iii).

                  "Related  Transactions"  means the initial borrowing under the
                  -----------------------
Revolving Loan on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "Related Transactions  Documents" means the Loan Documents and
                  ---------------------------------
all other agreements or instruments executed in connection with the Related Transactions.

                  "Release"  means  any  release,   threatened  release,  spill,
                  ---------
emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Requisite  Lenders"  means at least 2  Lenders  having in the
                  --------------------
aggregate (a) more than 51% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 51% of the aggregate outstanding amount of all Loans.

                  "Reserves"  means (a) reserves  established by Agent from time
                  ---------
to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established by Agent from time to time against the Borrowing Base pursuant to
Section 5.12, (c) reserves established pursuant to Section 5.4(c), (d) a dilution reserve with respect to Eligible Accounts, and (e) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of Borrowers that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

                  "Restricted  Payment" means,  with respect to any Credit Party
                  ---------------------
(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

                  "Restructuring  Charges"  means all costs,  fees and  expenses
                  ------------------------
incurred by the Debtor Borrowers in connection with services rendered by attorneys, advisors, investment bankers and other professionals in connection with the Chapter 11 Case and including the payment of retention bonuses, court fees and fees of the office of the United States Trustee.

                  "Retiree Welfare Plan" means, at any time, a Welfare Plan that
                  ----------------------
provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving  Credit Advance" has the meaning  ascribed to it in
                  ---------------------------
Section 1.1(a)(i).

                  "Revolving  Lenders" means,  as of any date of  determination,
                  -------------------
Lenders having a Revolving Loan Commitment.

                  "Revolving  Loan"  means,  at any  time,  the  sum of (i)  the
                  -----------------
aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Loan  Commitment"  means (a) as to any Lender,  the
                  ----------------------------
aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred Twenty Five Million Dollars ($125,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement, provided, that upon the consummation of the sale of the Borrowers' Other Assets such aggregate commitment shall be reduced to One Hundred Million Dollars ($100,000,000).

                  "Revolving  Note" has the  meaning  ascribed  to it in Section
                  -----------------
1.1(a)(ii).

                  "Security Agreement" means the Security Agreement of even date
                  --------------------
herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as amended, modified or supplemented from time to time.

                  "Software" means all "software" as such term is defined in the
                  ---------
Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Stock"  means  all  shares,  options,  warrants,  general  or
                   -----
limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

                  "Stockholder"  means, with respect to any Person,  each holder
                   -----------
of Stock of such Person.

                  "Subordinated  Debt" means the Indebtedness of Agway evidenced
                  -------------------
by the Subordinated Notes and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                  "Subordinated  Notes" means those certain  subordinated  money
                  ---------------------
market certificates and debentures issued by Agway pursuant to the Indentures.

                  "Subsidiary"  means,  with  respect  to any  Person,  (a)  any
                  ------------
corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

                  "Supermajority  Revolving  Lenders"  means Lenders  having (a)
                   ---------------------------------
66-2/3% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 66-2/3% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

                   "Supporting  Obligations" means all supporting obligations as
                   -------------------------
such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

                   "Swing  Line  Advance"  has  the  meaning  ascribed  to it in
                    --------------------
Section 1.1(b)(i).

                  "Swing Line  Availability"  has the meaning  ascribed to it in
                   -------------------------
Section 1.1(b)(i).

                  "Swing Line  Commitment"  means,  as to the Swing Line Lender,
                  ------------------------
the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

                  "Swing Line Lender" means GE Capital.
                   -----------------

                  "Swing Line Loan" means,  as the context may  require,  at any
                  ----------------
time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

                  "Swing  Line Note" has the  meaning  ascribed to it in Section
                  ------------------
1.1(b)(ii).

                  "Taxes" means taxes, levies, imposts,  deductions,  Charges or
                  ------
withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

                  "Telmark"  means  Telmark  LLC, a Delaware  limited  liability
                  ---------
company.

                  "Telmark  Entities"  means  collectively,   Telmark,   Telease
                  -------------------
Financial Services, Ltd., Telmark Lease Funding I LLC, Telmark Lease Funding II LLC and Telmark Lease Funding III LLC and any Subsidiary of any of them formed after the Closing Date.

                  "Termination  Date" means the date on which (a) the Loans have
                  -------------------
been repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

                  "Title  IV  Plan"   means  a  Pension   Plan   (other  than  a
                  -----------------
Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark  License" means rights under any written  agreement
                  -------------------
now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "Trademarks" means all of the following now owned or hereafter
                  -----------
existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Unfunded Pension Liability" means, at any time, the aggregate
                   --------------------------
amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "Uniform  Commercial Code Jurisdiction" means any jurisdiction
                  ---------------------------------------
that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law
Institute, together with any subsequent amendments or modifications to the Official Text.

                  "Vehicles" means any motor vehicle, truck, automobile, tractor
                  ---------
or other type of vehicle owned by any Credit Party."

                  "Vehicle  Collateral" shall have the meaning assigned to it in
                  --------------------
Section 5.16.

                  "Vehicle  Collateral  Agreement"  means that  certain  Vehicle
                  --------------------------------
Security and Escrow Agreement dated as of September 14, 2001 among the Agent, LexisNexis Document Solutions Inc., and AEP, as amended, modified or supplemented from time to time, previously executed and delivered by AEP in connection with the Pre-Petition Loan Agreement, as confirmed by the Omnibus Amendment and Confirmation Document Agreement.

                  "Welfare  Plan"  means a Plan  described  in  Section  3(i) of
                  ---------------
ERISA.

                  Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the

Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                               CREDIT AGREEMENT
                               ----------------

                               LETTERS OF CREDIT
                               -----------------

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of Borrowers' account, Letter of Credit Obligations by causing Letters of Credit to be issued by First Union National Bank, GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion provided that any such letter of credit issuer shall have combined capital, surplus and undivided profits of not less than $300,000,000 (each, an "L/C Issuer") for such Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Eighty Five Million Dollars ($85,000,000) (the "L/C Sublimit") and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by the Agent, in its sole discretion, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date. All letters of credit issued under the Pre-Petition Loan Agreement shall be deemed to have been issued under this Agreement and shall for all purposes constitute "Letters of Credit" hereunder (provided that no additional issuance fees shall be applicable in respect of such Letters of Credit).

                  (b) (i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

                      (ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
(B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

           (c)      Cash Collateral.
                    ---------------

                    (i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. Notwithstanding the foregoing, in the event that any sales of assets resulting in net proceeds of at least $10 million is consummated, such asset sale proceeds shall be applied in the order provided in Section 1.3(c) and to cash collateralize the Letter of Credit Obligations in an amount equal to 105% of the maximum amount drawn or to be drawn under each applicable Letter of Credit minus the amount of Borrowing Availability (excluding any portion of Borrowing Availability attributable to clause (f) of the definition of Borrowing Base), provided that net proceeds from subsequent asset sales resulting in net proceeds of at least $10 million shall be applied in the order provided in Section 1.3(c) and thereafter, shall continue to be deposited into a cash collateral account until such account contains at least: (x) Forty Million Dollars ($40,000,000) if the outstanding Letter of Credit Obligations are greater than $55 million; (y) Thirty Million Dollars ($30,000,000) if the outstanding Letter of Credit Obligations are equal to or greater than $40 million but less than $55 million; and (z) Fifteen Million Dollars ($15,000,000) if the outstanding Letter of Credit Obligations are less than $40 million, provided further that such cash collateralization amount shall be at all times reduced or increased in accordance with clauses (x) through (z) above, and be in the name of the Borrower Representative and pledged to, and subject to the control of the Agent. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                    (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

                   (iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

                   (iv)    No Borrower  nor  any Person claiming on behalf of or
through any  Borrower  shall have any right to withdraw any of the funds or Cash
Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

             (d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") (y) in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit and (z) with respect to Letter of Credit Obligations supported by the Borrowers' Other Assets and their property, plant and equipment, in an amount equal to the PP&E Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

             (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least 2 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit in the form of Exhibit B attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

             (f) Obligation Absolute. The obligation of Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                   (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                   (ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                   (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                   (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

                   (vi) the fact that a Default or an Event of Default has occurred and is continuing.

             (g)   Indemnification; Nature of Lenders' Duties.
                   ------------------------------------------

                   (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                  (ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms;
(F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                  (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including an Application and Agreement For Standby Letter of Credit, and a Master Standby Agreement entered into with Agent.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                             CASH MANAGEMENT SYSTEM
                             ----------------------

                  Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  (a) On or before the Closing Date and until the Termination Date, each Borrower shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into lock boxes ("Lock Boxes") at the banks identified in Disclosure Schedule (3.19) (the "Lock Box Banks"), or in the blocked accounts ("Blocked Accounts") at the banks identified in Disclosure Schedule (3.19) (the "Blocked Account Banks" and together with the Lock Box Banks, the "Relationship Banks" and each, a "Relationship Bank") or other depository accounts (the "Deposit Accounts") identified on Disclosure Schedule 3.19. On or before the Closing Date, the Credit Parties shall have established concentration accounts (the "Concentration Accounts") at the bank designated as the Concentration Account bank in Disclosure Schedule (3.19) (the "Concentration Account Bank"), which bank shall be reasonably satisfactory to Agent.

                  (b) Each Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

                  (c) Except as otherwise provided in Annex D, on or before the Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party lockbox account agreements or blocked account agreements, as appropriate, with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such lockbox account agreement and each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Accounts are held by such bank as agent or bailee-in-possession or as depository for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Lock Box is maintained, such Lock Box Bank agrees to forward immediately all amounts in each Lock Box to the Concentration Account Bank and to commence the process of daily sweeps from such Lock Box Account into the

Concentration Account, (B) with respect to banks at which a Blocked Account is maintained, such Blocked Account Bank agrees to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Accounts, provided, that a reserve for fees and returned items may be maintained in certain of the Lock Boxes and Blocked Accounts listed on Disclosure Schedule (3.19) in an amount not to exceed the amount set forth opposite the respective account numbers on Disclosure Schedule (3.19) after the wire transfer has been made on any business day, and (C) with respect to the Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Accounts to the Collection Account through daily sweeps from the Concentration Accounts into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks or ACH payments outstanding against such accounts as of that date and amounts necessary to meet minimum balance or prefunding requirements.

                  (d) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box, Blocked Account, or Deposit Account or to replace any Concentration Account or any Disbursement Account; provided, that
(i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account, lock box or concentration account agreement, in form and substance reasonably satisfactory to Agent except that no such agreement shall be entered into with respect to any new Deposit Accounts. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party lock box or blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

                  (e) The Lock Boxes, Blocked Accounts, Disbursement Accounts, the Concentration Accounts and the Deposit Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

                  (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within 1 Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked or Lock Box Account of such Borrower. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts, Lock Box Accounts or Deposit Accounts as listed on Disclosure Schedule 3.19.

                            ANNEX D (SECTION 2.1(A))
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                                CLOSING CHECKLIST
                                -----------------

In addition to, and not in limitation  of, the  conditions  described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (unless provided otherwise hereunder) (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

                  (a) Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

                  (b) Revolving Notes and Swing Line Notes. Duly executed originals of the Revolving Notes and Swing Line Notes for each applicable Lender, dated the Closing Date.

                  (c)    Security Agreement.  Duly  executed  originals  of  the
                         ------------------
Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

                  (d) Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

                  (e)    Security Interests and Code Filings.
                         -----------------------------------

                        (i) Evidence satisfactory to Agent that Agent(for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral.

                        (ii) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

                        (iii) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

                  (f)   [Intentionally Deleted.]

                  (g) Intellectual Property Security Agreement. Duly executed originals of the Intellectual Property Security Agreement, dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

                  (h) Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrowers, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrowers as of a date not more than 7 days prior to the Closing Date.

                  (i)   Initial  Notice  of  Revolving  Credit  Advance.   Duly
executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

                  (j) Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

                  (k) Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, and with respect to Non-Debtor Borrowers, on or prior to entry of the Final Order, copies of duly executed agreements confirming the tri-party blocked account and lock box agreements entered into pre-petition by the Non-Debtor Borrowers, reasonably satisfactory to Agent, and on or prior to the Closing Date, the Interim Order shall have been entered by the Bankruptcy Court providing the Agent, on behalf of the Lenders, with a first priority priming security interest in Debtor Borrowers cash receipts and bank accounts.

                  (l) Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

                  (m) Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

                  (n) Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

                  (o) Opinions of Counsel. Duly executed originals of an opinion of Menter, Rudin & Trivelpiece, P.C. as counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

                  (p) Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share or interest certificates representing all of the outstanding Stock or interest being pledged pursuant to such Pledge Agreement and stock or interest powers for such share or interest certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

                  (q) Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2.

                  (r) Fee Letter. Duly executed originals of the GE Capital Fee Letter.

                  (s) Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Treasurer or Assistant Treasurer of each Borrower, dated the Closing Date, stating that since June 30, 2002: (a) except for (i) the commencement of the Chapter 11 Case, (ii) as disclosed in the Borrowers public filings with the Securities and Exchange Commission as set forth on Disclosure Schedule (3.5), and (iii) as disclosed on Disclosure Schedule (3.5), no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; and (c) except for changes due to the seasonal nature of Borrowers' business, there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

                  (t) Waivers. With respect to Non-Debtor Borrowers, on or prior to entry of the Final Order, Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters, access agreements and mortgagee agreements or duly executed agreements confirming landlord waivers and consents, bailee letters, access agreements and mortgagee agreements entered into pre-petition by the Non-Debtor Borrowers, each in form and substance reasonably satisfactory to Agent, and with respect to Debtor Borrowers, Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters, access agreements and mortgagee agreements or entry of the Final Order providing for collateral access, in each case as required pursuant to Section 5.9.

                  (u) Mortgages. The Borrowers have previously delivered Mortgages in connection with the Pre-Petition Loan Agreement covering all of the Real Estate identified on Annex D-1 (each a "Mortgaged Property," collectively the "Mortgaged Properties"). On or prior to the Closing Date, the Interim Order shall have been entered by the Bankruptcy Court providing the Agent, on behalf of the Lenders, with a first priority priming security interest in the Mortgaged Properties.

                  (v) Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower Representative's Chief Financial Officer, in each case in form and substance reasonably satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Financial Officer of Borrower Representative, based on such Projections, to the effect that the Projections are based upon estimates and assumptions stated therein, all of which Borrower Representative believes to be reasonable and fair in light of current conditions and current facts known to Borrower Representative and, as of the Closing Date, reflect Borrower Representative's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

                  (w) Master Standby Agreement. A Master Agreement for Standby Letters of Credit among Borrowers and GE Capital.

                  (x) Omnibus Amendment and Confirmation Document Agreement. On or prior to entry of the Final Order, duly executed originals of the Omnibus Amendment and Confirmation Document Agreement and all instruments, documents and agreements executed pursuant thereto.

                  (y) Omnibus Amendment and Confirmation Of Cash Management Agreements with PNC Bank. On or prior to entry of the Final Order, duly executed originals of the Omnibus Amendment and Confirmation of Cash Management Agreements with PNC Bank and all instruments, documents and agreements executed pursuant thereto.

                  (z) Omnibus Amendment and Confirmation Of Cash Management Agreements with JPMorgan Chase Bank. On or prior to entry of the Final Order, duly executed originals of the Omnibus Amendment and Confirmation of Cash Management Agreements with JPMorgan Chase Bank and all instruments, documents and agreements executed pursuant thereto.

                  (aa) Omnibus Amendment and Confirmation Of Cash Management Agreement with Fleet National Bank. On or prior to entry of the Final Order, duly executed originals of the Omnibus Amendment and Confirmation of Cash Management Agreement with Fleet National Bank and all instruments, documents and agreements executed pursuant thereto.

                  (bb) Omnibus Amendment and Confirmation Of Cash Management Agreement with HSBC Bank. On or prior to entry of the Final Order, duly executed originals of the Omnibus Amendment and Confirmation of Cash Management Agreement with HSBC Bank and all instruments, documents and agreements executed pursuant thereto.

                  (cc) Prepayment of Obligations under Pre-Petition Loan Agreement. Evidence satisfactory to Agent that, upon entry of the Final Order and the making of Revolving Credit Advances in connection therewith, all obligations under the Pre-Petition Loan Agreement have been repaid in cash in full.

                  (dd)  Other Documents.  Such other certificates, documents and
                        ---------------
agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                                    ANNEX D-1

                              MORTGAGED PROPERTIES
                              --------------------

FEE

                                      D-6

    Property Name                    Owner                     Address
    -------------                    -----                     -------
Andgrow Fertilizer                Agway, Inc.            3150 Stoney Point Road
                                                         East Berlin
                                                         Adams County
                                                         Pennsylvania
                                                         (under  contract  to be
                                                         sold)
Andgrow Turf - Rosenhayn          Agway, Inc.            658 Kenyon Avenue
                                                         Deerfield
                                                         Cumberland County
                                                         New Jersey
                                                         (under  contract  to be
                                                         sold)
Batavia Feed                      Agway, Inc.            8849 Wortendyke Road & Rt. 33
                                                         Batavia
                                                         Genessee County
                                                         New York
Bernardston Feed                  Agway, Inc.            456, 472, 488, 496 Northfield Road
                                                         Bernardston
                                                         Franklin County
                                                         Massachusetts
                                                         (PARTIALLY RELEASED)
Canton Feed                       Agway, Inc.            6005 US Route 11
                                                         Canton
                                                         St. Lawrence County
                                                         New York
Central Maine Agway               Agway, Inc.            36, 50, 54 North Road
                                                         Detroit
                                                         Somerset County
                                                         Maine
                                                         (under contract to be sold)

                                     D-1-1

    Property Name                    Owner                     Address
    -------------                    -----                     -------
Country Best Florida              Agway, Inc.            203 E. Terrace Drive
                                                         Plant City
                                                         Hillsborough County
                                                         Florida

                                                         4302 Airport Road
                                                         Plant City
                                                         Hillsborough County
                                                         Florida
Curryville Agway                  Agway, Inc.            Route 866
                                                         North Woodbury Township
                                                         Curryville
                                                         Blair County
                                                         Pennsylvania
Depot @ Letterkenny               Agway, Inc.            Overcash Avenue
                                                         Greene
                                                         Franklin County
                                                         Pennsylvania
Guilderland Feed                  Agway, Inc.            2 VanBuren Road
                                                         Guilderland
                                                         Albany County
                                                         New York - no access
                                                         (under contract and to be sold)
Jamestown Feed                    Agway, Inc.            Co. Hwy 325
                                                         Poland Center Road
                                                         Poland
                                                         Chautauqua County
                                                         New York
                                                         (to be subdivided and under contract to be
                                                         sold)
Laurel                            Milford Fertilizer     431 N. Poplar Street
                                  Company                Laurel
                                                         Sussex County
                                                         Delaware
                                                         (to be sold)

                                     D-1-2

    Property Name                    Owner                     Address
    -------------                    -----                     -------
Milford Fertilizer                Milford Fertilizer     NE Front Street and State
                                  Company                Rt 14 & Co Rd 443
                                                         Milford
                                                         Kent County
                                                         Delaware
                                                         (to be sold)
Millardsville                     Milford Fertilizer     852 Tulpehocken Road
                                  Company                Jackson
                                                         Lebanon County
                                                         Pennsylvania
                                                         (to be sold)
Salem Agway                       Agway, Inc.            4183 State Route 29
                                                         Salem
                                                         Washington County
                                                         New York
                                                         (partially released)
Sangerfield Agway                 Agway, Inc.            US Rt 20
                                                         Sangerfield
                                                         Oneida County
                                                         New York
                                                         (to be sold)
Seedway                           Agway, Inc.            7 Parcels
                                                         Seneca
                                                         Ontario County
                                                         New York
                                                         (to be sold)
Somerset Agway                    Agway, Inc.            951 S. Edgewood Street
                                                         Somerset
                                                         Somerset County
                                                         Pennsylvania
Spring Garden                     Agway, Inc.            980 Loocks Mill Road
                                                         Spring Garden
                                                         York County
                                                         Pennsylvania
                                                         (to be sold)
Winfield Feed                     Agway, Inc.            Route 15
                                                         Union
                                                         Union County, Pennsylvania

                                     D-1-3

                            ANNEX E (SECTION 4.1(A))
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                 FINANCIAL STATEMENTS AND PROJECTIONS--REPORTING
                 -----------------------------------------------

                  Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

                  (a) Monthly Financials. To Agent and Lenders, within 30 days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer or the Treasurer of Borrower Representative, consisting of consolidated and consolidating (except with respect to the Telmark Entities, such information shall be on a consolidated basis only) (i) unaudited monthly financial statements in the form of the Agway Financial Statements delivered pursuant to
Section 3.4(a)(iii) hereof, all prepared in accordance with GAAP (subject to normal year-end adjustments); (ii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month and (iii) a 13 week rolling cash flow forecast with weekly statements of actual versus forecasted, provided however such cash flow statement shall not be provided for Telmark. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each Financial Covenant that is tested on a monthly basis, (B) a summary of the discussions of Borrowers' management regarding such financial statements and (C) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries on a consolidated and consolidating basis, except with respect to the Telmark Entities in which case such financial information shall be on a consolidated basis only, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. To Agent and Lenders, within 45 days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer or the Treasurer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments), provided however, with respect to the Telmark Entities, such financial information shall be provided on a consolidated basis only.. Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer or the Treasurer of

Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, except with respect to the Telmark Entities in which case such financial information shall be on a consolidated basis only, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

                  (c) Operating Plans. To Agent and Lenders, as soon as available, but not later than 30 days after the end of (i) each Fiscal Year, an annual operating plan for Borrowers, on a consolidated and consolidating basis, approved by the Board of Directors of Borrowers, for the following Fiscal Year, which (A) includes a statement of all of the material assumptions on which such plan is based, (B) includes monthly balance sheets, income statements and statements of cash flows for the following year and (C) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities, and (ii) each second Fiscal Quarter, an annual operating plan for Borrowers, on a consolidated and consolidating basis, for the current Fiscal Year, which (A) includes a statement of all of the material assumptions on which such plan is based, (B) includes monthly balance sheets, income statements and statements of cash flows for the current year and (C) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities. "Additionally, Borrowers shall deliver on or before the Closing Date month-by-month projections for (i) Borrowers, on a consolidated and consolidating basis, for the eighteen month period beginning on October 1, 2002 and (ii) Telmark, on a consolidated basis, for the twelve month period beginning on October 1, 2002, which (A) includes a statement of all of the material assumptions on which such projections are based, (B) includes monthly balance sheets, income statements and statements of cash flows, and (C) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, represents management's good faith estimates of future financial performance based on historical performance), Capital Expenditures and Facilities.

                  (d) Annual Audited Financials. To Agent and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent, provided however, with respect to the Telmark Entities, such financial information shall be provided on a consolidated basis only. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer, Chief Financial Officer or Treasurer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, except with respect to the Telmark Entities in which case such financial information shall be on a consolidated basis only, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (e) Management Letters. To Agent and Lenders, within 5 Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

                  (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within 5 Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

                  (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

                  (h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within 2 Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

                  (i)   Supplemental Schedules.  To   Agent,   supplemental
disclosures, if any, required by Section 5.6.


                  (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate by any Governmental Agency in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities in excess of $250,000 or (vi) involves any product recall.

                  (k)   Insurance Notices.  To  Agent,  disclosure  of losses or
                        -----------------
casualties required by Section 5.4.

                  (l) Lease Default Notices. To Agent, within 2 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location, terminal, port or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

                  (m)   Lease Amendments. To Agent, within 2 Business Days after
                        ----------------
receipt thereof, copies of all material amendments to real estate leases.

                  (n)   PACA Notices.  To  Agent,  within  2 Business Days after
                        ------------
receipt thereof, copies of all (i) notices under the Food Security Act of 1985 (7 U.S.C. Section 1631 et. seq.), or (ii) notices to preserve the statutory trust under PACA.

                  (o)   Other Documents.   To  Agent  and  Lenders,  such  other
                        ---------------
financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.

                  (p)   Vehicle Documents.  To Agent, upon its  request, and  in
                        -----------------
any event no less frequently than 5 Business Days after the end of each Fiscal Month, an updated report of all Vehicles owned by AEP, including a schedule of the vehicle identification numbers for such Vehicles and notations identifying any Vehicles acquired by AEP since the last such report was delivered to Agent.

                  (q)   Bankruptcy Matters.   Copies  of  all  monthly  reports,
                        ------------------
projections, or other information respecting Borrowers' or any Subsidiary of Borrowers' business or financial condition or prospects as well as all pleadings, motions, applications and judicial information filed by or on behalf of Debtor Borrowers with the Bankruptcy Court or provided by or to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in the Chapter 11
Case) or the Committee, at the time such document is filed with the Bankruptcy Court, or provided by or, to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in the Chapter 11 Case) or the Committee.

                            ANNEX F (SECTION 4.1(B))
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                               COLLATERAL REPORTS
                               ------------------

         Borrowers shall deliver or cause to be delivered the following:

                  (a) To Agent, upon its request, and in any event no less frequently than 10 Business Days after the end of each calendar Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the Borrower Representative as of the last day of the immediately preceding Fiscal Month prior to the date of any such request:

                       (i) with respect to Borrowers, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                      (ii) with respect to Borrowers, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                  (b) With respect to the Agway Country Products Group Business Unit (as designated on the Agway financial statements) and the Agronomy business, to Agent, upon its request, and in any event no less frequently than 10 Business Days after the end of each calendar Month, beginning on November 1, 2002, a Borrowing Base Certificate, in each case accompanied by such supporting detail and documentation as ahll be requested by Agent in its reasonable discretion.

                  (c) With respect to the Agway Energy Business Unit (as designated on the Agway financial statements) and the Feed business, to Agent, upon its request, and in any event no less frequently than 10 Business Days after the first and fifteenth of each calendar month, beginning on November 1, 2002, a Borrowing Base Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion

                  (d) To Agent, on a daily basis, collateral reports with respect to Borrowers, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                  (e) To Agent, on a daily basis, updated collateral reports with respect to all Energy Product Inventory of Borrowers, in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                  (f) To Agent, on a weekly basis, updated collateral reports with respect to all country product and agricultural Inventory of Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                  (g) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

                        (i) a reconciliation of the Accounts trial balance of Borrowers to the Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                       (ii) a reconciliation of the perpetual inventory by location of Borrowers to Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                       (iii) an aging of accounts payable and a reconciliation of that accounts payable aging to Borrowers' general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by, in the case of each vendor which has sold perishable agricultural commodities (as defined in PACA) to Borrowers, the payment terms of such accounts payable and such other such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                       (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to Borrowers' general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                       (v) a report reflecting Borrowers' hedging positions with respect to all Energy Product Inventory;

                      (vi) a report reflecting and itemizing the outstanding balances of (A) Indebtedness owing from growers in accordance with the advances permitted under Section 6.2 (b)(iii) and (B) notes payable with respect to Accounts settled by Account Debtors of Borrowers; and

                      (vii) a report summarizing Borrowers' cash receipts in a form consistent with prior reports reflecting such information delivered to Agent.
               (h) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

                  (i) To Agent, at Agent's request and at Borrowers' expense, the results of each physical verification, if any, that Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

                  (j) Upon request of Agent, to Agent, at Borrowers' expense, up to (i) two (2) inventory appraisals per Fiscal Year, (ii) one (1) fixed asset appraisal per Fiscal Year, and (iii) such other appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

                  (k) To Agent, written notice of any Credit Card Provider's intent to (x) establish a reserve, (y) change its agreement with the Borrowers or (z) terminate its agreement with the Borrowers.

                  (l) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion;

                  (m) Agent shall be permitted, at Borrower's expense, to conduct four (4) collateral audits per Fiscal Year.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                               FINANCIAL COVENANTS
                               -------------------

                  Borrowers shall not breach or fail to comply with any of the following financial covenants or in the case of the Telmark Entities, shall not cause the Telmark Entities to breach or fail to comply with such covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a)  Maximum   Capital   Expenditures.   Borrowers  and  their
                       --------------------------------
Subsidiaries (excluding all Telmark Entities) on a consolidated basis shall not make Capital Expenditures during each Fiscal Quarter set forth below for the 12 month period then ended that exceed the aggregate amounts set forth below:

   Period                               Maximum Capital Expenditures per Period
   ------                               ---------------------------------------
December 31, 2002                                    14,000,000
March 31, 2003                                       14,400,000
June 30, 2003                                        15,200,000
September 30, 2003                                   14,900,000
December 31, 2003                                    14,700,000
March 31, 2004                                       14,700,000


                  (b)  Minimum EBITDA  (Agway  Operations).  Borrowers and their
                       ----------------------------------
Subsidiaries (excluding all Telmark Entities) on a consolidated basis shall have, at the end of each Fiscal Month set forth below, EBITDA for the 12-month period then ended of not less than the following:

   Period                                             EBITDA
   ------                                             ------
October 31, 2002                                    12,100,000
November 30, 2002                                   12,100,000
December 31, 2002                                   12,600,000
January 31, 2003                                    15,400,000
February 28, 2003                                   16,900,000
March 31, 2003                                      20,400,000
April 30, 2003                                      19,100,000
May 31, 2003                                        18,600,000
June 30, 2003                                       21,700,000
July 31, 2003                                       22,200,000
August 31, 2003                                     22,900,000
September 30, 2003                                  23,800,000
October 31, 2003                                    25,300,000
November 30, 2003                                   26,000,000

December 31, 2003                                   26,800,000
January 31, 2004                                    27,500,000
February 29, 2004                                   28,300,000
March 31, 2004                                      29,000,000


                  (c)   Minimum EBITDA (Energy). The Agway Energy  Business Unit
                        -----------------------
(as designated on the Agway financial statements) on a consolidated basis shall have, at the end of each Fiscal Month set forth below, EBITDA for the 12-month period then ended of not less than the following:

   Period                                             EBITDA
   ------                                             ------
October 31, 2002                                    18,000,000
November 30, 2002                                   17,800,000
December 31, 2002                                   19,100,000
January 31, 2003                                    21,700,000
February 28, 2003                                   23,000,000
March 31, 2003                                      24,200,000
April 30, 2003                                      23,100,000
May 31, 2003                                        22,000,000
June 30, 2003                                       24,100,000
July 31, 2003                                       24,000,000
August 31, 2003                                     23,800,000
September 30, 2003                                  23,700,000
October 31, 2003                                    24,700,000
November 30, 2003                                   24,500,000
December 31, 2003                                   24,400,000
January 31, 2004                                    24,500,000
February 29, 2004                                   24,600,000
March 31, 2004                                      24,500,000


                  (d)   Minimum  Excess   Availability.   Borrowers   and  their
                        -------------------------------
Subsidiaries (excluding all Telmark Entities) at all times shall have Borrowing Availability, after giving effect to Eligible Accounts, Eligible Deferred
Accounts and Eligible Inventory of Borrowers supporting Revolving Credit Advances and all Letter of Credit Obligations (on a pro forma basis, with trade payables being paid in the ordinary course, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least Ten Million Dollars ($10,000,000).

                  (e)   Telmark Liquidity.  As of December 31, 2002, Telmark LLC
                        -----------------
shall have committed unfunded availability of at least $50,000,000 and such commitment shall extend through March 31, 2003.

                  (f) Restructuring Charges. Restructuring Charges which have been paid in cash shall not exceed in the aggregate (y) $15,000,000 for the twelve month period beginning October 1, 2002 and (z) $30,000,000 for the eighteen month period beginning October 1, 2002.

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (SECTION 9.9(A))
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                            WIRE TRANSFER INFORMATION
                            -------------------------

         Agent's and GE Capital's Account:
         --------------------------------

         Name:                      General Electric Capital Corporation
         Bank:                      Deutsche Bank Trust Company Americas
                                    New York, New York
         ABA #:                     021001033
         Account #:                 50232854
         Account Name:              GECC/CAF Depository
         Reference:                 CFN 4447

         CoBank Account:
         --------------

         Name:                      CoBank, ACB
         Bank:                      CoBank, ACB

         ABA #:                     307088754
         Account #:                 11360199
         Reference:                 Agway Inc.

         Rabo Bank Account:
         -----------------

         Name:                      Rabobank International, New York Branch
         Bank:                      Bank of New York,  for  the  account  of
                                    Rabobank International

         ABA #:                     021-000-018
         Account #:                 802-6002-533
         Reference:                 Agway Inc.
         Attn:                      Corporate Services Department

         GMAC Business Credit, LLC Account:
         ---------------------------------

         Name:                      GMAC Business Credit LLC
         Bank:                      Bank One, Michigan
                                    Detroit, Michigan
         ABA #:                     072000326
         Account #:                 3613249-84
         Reference:                 Agway, Inc.

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                                NOTICE ADDRESSES
                                ----------------

                                        i.  If to Agent or GE Capital, at

         General Electric Capital Corporation
         800 Connecticut Avenue
         Two North
         Norwalk, Connecticut 06854
         Attention: Agway Account Manager
         Telecopier No.:  (203) 852-3630
         Telephone No.:  (203) 852-3600

         with copies to:

         Paul, Hastings, Janofsky & Walker LLP
         1055 Washington Boulevard, 10th Floor
         Stamford, Connecticut 06901
         Attention: Leslie A. Plaskon, Esq.
         Telecopier No.: (203) 359-3031
         Telephone No.: (203) 961-7400

         and
         ---

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention:  Corporate Counsel - Commercial Finance
         Telecopier No.: (203) 316-7889
         Telephone No.:  (203) 316-7552

                                        ii.      If to any Borrower, to Borrower
Representative, at

         Agway, Inc.
         333 Butternut Drive
         Dewitt, New York 13214
         Attention: Karen Ohliger
         Telecopier No.: (315) 449-6435
         Telephone No.: (315) 449-6147
         with copies to:

         Menter, Rudin & Trivelpiece, P.C.
         South Salina Street, Suite 500
         Syracuse, New York 13202-3300
         Attention: Scott Finlay, Esq.
         Telecopier No.: (315) 474-4040
         Telephone No.: (315) 474-7541

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                                                          Lender(s)
                                                          ---------
Revolving Loan Commitment
(including a Swing Line Commitment
of $10,000,000)
$53,571,428.57                                            General Electric Capital Corporation
Revolving Loan Commitment
$37,142,857.14                                            CoBank, ACB
Revolving Loan Commitment
$16,428,571.43                                            Cooperatieve Centrale Raiffeisen-Boerenleenbank
                                                          B.A., "Rabobank Nederland", New York Branch
Revolving Loan Commitment
$17,857,142.86                                            GMAC Business Credit, LLC


                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
1.       AMOUNT AND TERMS OF CREDIT.............................................    3

         1.1      Credit Facilities.............................................    3
         1.2      Letters of Credit.............................................    6
         1.3      Prepayments and Reductions in Revolving Loan Commitments......    6
         1.4      Use of Proceeds...............................................    8
         1.5      Interest and Applicable Margins...............................    8
         1.6      Eligible Accounts.............................................   11
         1.7      Eligible Inventory............................................   13
         1.8      Cash Management Systems.......................................   15
         1.9      Fees..........................................................   15
         1.10     Receipt of Payments...........................................   16
         1.11     Application and Allocation of Payments........................   16
         1.12     Loan Account and Accounting...................................   17
         1.13     Indemnity.....................................................   17
         1.14     Access........................................................   18
         1.15     Taxes.........................................................   19
         1.16     Capital Adequacy; Increased Costs; Illegality.................   19
         1.17     Single Loan...................................................   21
         1.18     Super Priority Nature of Obligations and Lenders' Liens.......   21
         1.19     Payment of Obligations........................................   22
         1.20     No Discharge; Survival of Claims..............................   22
         1.21     Release.......................................................   22


2.       CONDITIONS PRECEDENT...................................................   23

         2.1      Conditions to the Initial Loans...............................   23
         2.2      Further Conditions to Each Loan...............................   25
         2.3      Conditions Subsequent.........................................   26


3.       REPRESENTATIONS AND WARRANTIES.........................................   26

         3.1      Corporate Existence; Compliance with Law......................   26
         3.2      Executive Offices, Collateral Locations, FEIN.................   27
         3.3      Corporate Power, Authorization, Enforceable Obligations.......   27
         3.4      Financial Statements and Projections..........................   27
         3.5      Material Adverse Effect.......................................   28
         3.6      Ownership of Property; Liens..................................   29
         3.7      Labor Matters.................................................   29
         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock
                  and Indebtedness..............................................   30
         3.9      Government Regulation.........................................   30
         3.10     Margin Regulations............................................   30
         3.11     Taxes.........................................................   31
         3.12     ERISA.........................................................   31
         3.13     No Litigation.................................................   32


         3.14     Brokers.......................................................   32
         3.15     Intellectual Property.........................................   33
         3.16     Full Disclosure...............................................   33
         3.17     Environmental Matters.........................................   33
         3.18     Insurance.....................................................   34
         3.19     Deposit and Disbursement Accounts.............................   34
         3.20     Government Contracts..........................................   34
         3.21     Customer and Trade Relations..................................   34
         3.22     Agreements and Other Documents................................   34
         3.23     Intentionally Omitted.........................................   35
         3.24     Subordinated Debt.............................................   35
         3.25     Farm Products.................................................   35
         3.26     Credit Card Providers.........................................   35
         3.27     Telmark Stock.................................................   35
         3.28     Reorganization Matters........................................   35


4.       FINANCIAL STATEMENTS AND INFORMATION...................................   36

         4.1      Reports and Notices...........................................   36
         4.2      Communication with Accountants................................   36


5.       AFFIRMATIVE COVENANTS..................................................   36

         5.1      Maintenance of Existence and Conduct of Business..............   36
         5.2      Payment of Charges............................................   36
         5.3      Books and Records.............................................   37
         5.4      Insurance; Damage to, Destruction or Condemnation of
                  Collateral....................................................   37
         5.5      Compliance with Laws..........................................   39
         5.6      Supplemental Disclosure.......................................   39
         5.7      Intellectual Property.........................................   40
         5.8      Environmental Matters.........................................   40
         5.9      Landlords' Agreements, Mortgagee Agreements, Bailee Letters
                  and Real Estate Purchases.....................................   41
         5.10     Restructure Advisers..........................................   41
         5.11     Intentionally Omitted.........................................   41
         5.12     Payment for Perishable Goods..................................   42
         5.13     CoBANK Equity Interests.......................................   42
         5.14     Further Assurances............................................   42
         5.15     Intentionally Omitted.........................................   42
         5.16     Registration, Use, Maintenance, Identification of Vehicles....   42
         5.17     Vehicle Collateral; Appraisals................................   43


6.       NEGATIVE COVENANTS.....................................................   43

         6.1      Mergers, Subsidiaries, Etc....................................   43
         6.2      Investments; Loans and Advances...............................   43
         6.3      Indebtedness..................................................   44
         6.4      Employee Loans and Affiliate Transactions.....................   45



         6.5      Capital Structure and Business................................   45
         6.6      Guaranteed Indebtedness.......................................   45
         6.7      Liens.........................................................   46
         6.8      Sale of Stock and Assets......................................   46
         6.9      ERISA.........................................................   47
         6.10     Financial Covenants...........................................   47
         6.11     Hazardous Materials...........................................   47
         6.12     Sale-Leasebacks...............................................   47
         6.13     Cancellation of Indebtedness..................................   47
         6.14     Restricted Payments...........................................   47
         6.15     Change of Corporate Name or Location; Change of Fiscal Year...   47
         6.16     No Impairment of Intercompany Transfers.......................   48
         6.17     No Speculative Transactions...................................   48
         6.18     Leases........................................................   48
         6.19     Changes Relating to Subordinated Debt.........................   48
         6.20     Credit Card Notices...........................................   49
         6.21     Telmark Stock.................................................   49
         6.22     Repayment of Indebtedness.....................................   49
         6.23     Reclamation Claims............................................   49
         6.24     Chapter 11 Claims.............................................   49


7.       TERM...................................................................   49

         7.1      Termination...................................................   49
         7.2      Survival of Obligations Upon Termination of Financing
                  Arrangements..................................................   49


8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................................   50

         8.1      Events of Default.............................................   50
         8.2      Remedies......................................................   53
         8.3      Waivers by Credit Parties.....................................   54


9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT....................   54

         9.1      Assignment and Participations.................................   54
         9.2      Appointment of Agent..........................................   57
         9.3      Agent's Reliance, Etc.........................................   58
         9.4      GE Capital and Affiliates.....................................   58
         9.5      Lender Credit Decision........................................   58
         9.6      Indemnification...............................................   59
         9.7      Successor Agent...............................................   59
         9.8      Setoff and Sharing of Payments................................   60
         9.9      Advances; Payments; Non-Funding Lenders; Information;
                  Actions in Concert............................................   60


10.      SUCCESSORS AND ASSIGNS.................................................   62

         10.1     Successors and Assigns........................................   62


11.      MISCELLANEOUS..........................................................   63

         11.1     Complete Agreement; Modification of Agreement.................   63
         11.2     Amendments and Waivers........................................   63
         11.3     Fees and Expenses.............................................   65
         11.4     No Waiver.....................................................   66
         11.5     Remedies......................................................   67
         11.6     Severability..................................................   67
         11.7     Conflict of Terms.............................................   67
         11.8     Confidentiality...............................................   67
         11.9     GOVERNING LAW.................................................   67
         11.10    Notices.......................................................   68
         11.11    Section Titles................................................   69
         11.12    Counterparts..................................................   69
         11.13    WAIVER OF JURY TRIAL..........................................   69
         11.14    Press Releases and Related Matters............................   69
         11.15    Reinstatement.................................................   69
         11.16    Advice of Counsel.............................................   70
         11.17    No Strict Construction........................................   70
         11.18    Parties Including Trustees; Bankruptcy Court Proceedings......   70
         11.19    Pre-Petition Loan Agreement...................................   70
         11.20    Retention of Advisor..........................................   70


12.      CROSS-GUARANTY.........................................................   70

         12.1     Cross-Guaranty................................................   70
         12.2     Waivers by Borrowers..........................................   71
         12.3     Benefit of Guaranty...........................................   71
         12.4     Subordination of Subrogation, Etc.............................   71
         12.5     Election of Remedies..........................................   72
         12.6     Limitation....................................................   72
         12.7     Contribution with Respect to Guaranty Obligations.............   72
         12.8     Liability Cumulative..........................................   73
         12.9     Subordination.................................................   73

INDEX OF APPENDICES

Annex A (Recitals)                  -         Definitions
Annex B (Section 1.2)               -         Letters of Credit
         -----------
Annex C (Section 1.8)               -         Cash Management System
         -----------
Annex D (Section 2.1(a))            -         Closing Checklist
         --------------
Annex D-1                                     Mortgaged Properties
Annex E (Section 4.1(a))            -         Financial Statements and Projections--Reporting
         --------------
Annex F (Section 4.1(b))            -         Collateral Reports
         --------------
Annex G (Section 6.10)              -         Financial Covenants
         ------------
Annex H (Section 9.9(a))            -         Lenders' Wire Transfer Information
         --------------
Annex I (Section 11.10)             -         Notice Addresses
         -------------
Annex J (from Annex A
Commitments definition)             -         Commitments as of Closing Date

Exhibit 1.1(a)(i)                   -         Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                  -         Form of Revolving Note
Exhibit 1.1(b)(ii)                  -         Form of Swing Line Note
Exhibit 1.5(e)                      -         Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                      -         Form of Borrowing Base Certificate
Exhibit 9.1(a)                      -         Form of Assignment Agreement
Exhibit A-1                         -         Form of Interim Order
Exhibit B                           -         Application for Standby Letter of Credit
Schedule  1.1                       -         Agent's Representatives
Disclosure Schedule  1.4            -         Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  1.6(g)         -         Sales to Directors and Affiliates
Disclosure Schedule  2.1                      First Day Orders
Disclosure Schedule  3.1            -         Type of Entity; State of Organization
Disclosure Schedule  3.2            -         Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(A)         -         Financial Statements
Disclosure Schedule  3.4(B)         -         Projections
Disclosure Schedule 3.5                       SEC Filings; Material Adverse Effect Disclosures
Disclosure Schedule  3.6            -         Real Estate and Leases
Disclosure Schedule  3.7            -         Labor Matters
Disclosure Schedule  3.8            -         Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  3.11           -         Tax Matters
Disclosure Schedule  3.12           -         ERISA Plans
Disclosure Schedule  3.13           -         Litigation
Disclosure Schedule  3.15           -         Intellectual Property
Disclosure Schedule  3.17           -         Hazardous Materials
Disclosure Schedule  3.18           -         Insurance
Disclosure Schedule  3.19           -         Deposit and Disbursement Accounts
Disclosure Schedule  3.20           -         Government Contracts
Disclosure Schedule  3.22           -         Material Agreements
Disclosure Schedule  3.26           -         Credit Card Providers
Disclosure Schedule  5.1            -         Trade Names


                                      v

Disclosure Schedule  6.2            -         Settled Accounts - Notes Receivables
Disclosure Schedule  6.3(a)         -         Indebtedness
Disclosure Schedule  6.4(a)         -         Transactions with Affiliates
Disclosure Schedule  6.7(a)         -         Existing Liens
Disclosure Schedule  6.7(b)         -         Existing Capital Leases
Disclosure Schedule  6.8            -         Permitted Asset Dispositions

                                       vi

--------------------------------------------------------------------------------

                                  $125,000,000

                         SENIOR SECURED, SUPER-PRIORITY
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

      BY AND AMONG AGWAY,  INC.,  FEED  COMMODITIES  INTERNATIONAL
      LLC, BRUBAKER AGRONOMIC CONSULTING SERVICE LLC, AGWAY GENERAL AGENCY, INC. COUNTRY BEST ADAMS, LLC, COUNTRY BEST-DEBERRY LLC, AGWAY ENERGY PRODUCTS LLC, AGWAY ENERGY SERVICES-PA, INC., AND AGWAY ENERGY SERVICES, INC.

                                  AS BORROWERS,

                 THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,
                                   AS LENDERS,
                                       AND
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                               AS AGENT AND LENDER
                        GECC CAPITAL MARKETS GROUP, INC.
                                AS LEAD ARRANGER


--------------------------------------------------------------------------------

                                  EXHIBIT 99.5

                               SECURITY AGREEMENT
                               ------------------

                           SECURITY AGREEMENT, dated as of October 4, 2002, among Agway, Inc., a Delaware corporation ("Agway"), Feed Commodities
                                                     -------
         International LLC, a limited liability company organized under the laws of the state of Delaware ("FCI"), Brubaker Agronomic Consulting Service
                                  -------
         LLC, a limited liability company organized under the laws of the state of Delaware ("BACS"), Agway General Agency, Inc., a New York
                        ------
         corporation  ("AGA"),  Country  Best  Adams,  LLC, a limited  liability
                       -----
         company organized under the laws of the state of Delaware ("CBA"),  and
                                                                     ----
         Country Best-Deberry LLC, a limited liability company organized under the laws of the state of Delaware ("CBD"), as debtors and debtors
                                              -----
         -in-possession, Agway Energy Products LLC, a limited liability company organized under the laws of the state of Delaware ("AEP"), Agway Energy
                                                            -----
         Services-PA,  Inc., a Delaware corporation ("AESPA"),  and Agway Energy
                                                     -------
         Services, Inc., a Delaware corporation ("AES"); (Agway, FCI, BACS, AGA,
                                                 -----
         CBA, CBD, AEP, AESPA, and AES are sometimes collectively referred to herein as "Grantors" and individually as a "Grantor"), and GENERAL
                    --------                             -------
         ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                               W I T N E S S T H:
                               -----------------

                  WHEREAS, pursuant to that certain Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement dated as of the date hereof by and among Grantors, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the
                           -----------------
Loans and to incur Letter of Credit Obligations on behalf of Grantors;

                  WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.       DEFINED TERMS.  All  capitalized  terms used but not  otherwise
                 -------------
defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

        2.       GRANT OF LIEN.
                 -------------

                 (a) To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor's Obligations arising under the cross-guaranty provisions of Section 12 of the Credit Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

                (i)      all Accounts;

                (ii)     all Chattel Paper;

                (iii)    all Documents;

                (iv)     all Farm Products;

                (v) all General Intangibles (including payment intangibles and Software);

                (vi)     all  Goods (including   Inventory, all  Energy  Product
          Inventory, Equipment and Fixtures);

                (vii)    all Instruments;

                (viii)   all Investment Property;

                (ix) all Deposit Accounts, of any Grantor, including all Blocked Accounts, Concentration Accounts, depository accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

                (x)      all money, cash or cash equivalents of any Grantor;

                (xi) all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

                (xii)    any Commercial Tort Claims; and

               to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (including insurance proceeds).

                 (b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of such Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

        3.       AGENT'S  AND  LENDERS'  RIGHTS:   LIMITATIONS  ON  AGENT'S  AND
                 ---------------------------------------------------------------
LENDERS' OBLIGATIONS.
---------------------

        (a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        (b) Subject to any requirement of notice provided in the Interim Order or Final Order, as the case may be, Agent may at any time after a Default or an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-off against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Subject to any requirement of notice provided in the Interim Order or Final Order, as the case may be, upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent.

        (c) Agent may at any time in Agent's own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper and/or payment intangibles to verify with such Persons, to Agent's satisfaction, the existence, amount terms of, and any other matter relating to, any such Accounts, Contracts, Instruments or Chattel Paper and/or payment intangibles. If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

        4.       REPRESENTATIONS AND WARRANTIES.  Each  Grantor  represents  and
                 ------------------------------
warrants that:

        (a) Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

        (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

        (c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the entry of the Interim Order and the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code or as otherwise set forth in the Interim Order or Final Order. Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

        (d) Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on
Schedule II (including the delivery of all originals thereof to Agent (other than the Instruments which shall remain in possession of Agway, Inc. pursuant to section 4 of the Pledge Agreement) and the legending of all Chattel Paper and Instruments as required by Section 5(b) hereof) has been duly taken. The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on
Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

        (e) Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, the location of each Grantor's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, and Schedule III-I, respectively, hereto. Each Grantor has only one state of incorporation or organization.

        (f) With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount, compromise, settlement or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor's books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Agent as required pursuant to the terms of Annex C to the Credit Agreement; and (z) to each Grantor's knowledge, all Account Debtors have the capacity to contract.

        (g) With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable Grantor's locations set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G, Schedule III-H, or Schedule III-I hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent's prior consent, and if Agent gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

        (h) No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected security interests in favor of Agent on each Grantor' s Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent's Lien on each Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

         Notwithstanding anything to the contrary set forth in this Section 4, it is understood and agreed that each of the representations and warranties made in this Section 4 are and shall be (i) subject to (x) compliance by each Grantor with any applicable provisions of the Bankruptcy Code and (y) the entry of the Interim Order and Final Order, and (ii) qualified to the extent (x) noncompliance results from the commencement of the Chapter 11 Case and the actions, proceedings and other matters related thereto, or (y) noncompliance is permitted or compliance is prohibited by the Bankruptcy Code or the Bankruptcy Court.

        5.       COVENANTS.  Each Grantor covenants and agrees with  Agent,  for
                 ---------
the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

        (a)      Further Assurances: Pledge of Instruments; Chattel Paper.
                 --------------------------------------------------------

          (i) At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

          (ii) Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same other than the Instruments which shall remain in possession of Agway, Inc. pursuant to section 4 of the Pledge Agreement.

          (iii) Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all such instances obtain signed acknowledgements of Agent's Liens from bailees having possession of any Grantor's Goods that they hold for the benefit of Agent.

          (iv) If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

          (v) In accordance with Annex C to the Credit Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

          (vi) Each Grantor that is or becomes the beneficiary of a letter of credit that is not a Supporting Obligation shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank (which form of agreement will be provided by the Agent) with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, Borrowers shall only be required to utilize commercially reasonable efforts to obtain such tri-party agreement.

          (vii) Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

          (viii) Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of
     Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (ix) Each Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

          (b) Maintenance of Records. Grantors shall keep and maintain, at their
              ----------------------
own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.

        (c)   Covenants Regarding Patent, Trademark and Copyright Collateral.
              --------------------------------------------------------------

          (i) Grantors shall notify Agent immediately if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the operation of such Grantor's business may become abandoned, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

          (ii) Within 45 days after the end of each Fiscal Quarter, Grantors shall provide Agent a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

          (iii) Grantors shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) material to the operation of such Grantor's business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

          (iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

        (d)      Indemnification.  In any suit,  proceeding or action brought by
                 ---------------
Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

        (e)      Compliance with Terms of Accounts, etc. Except as noncompliance
                 ---------------------------------------
is permitted or compliance is prohibited by the Bankruptcy Code or the Bankruptcy Court, in all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

        (f)      Limitation on Liens on Collateral.  No  Grantor  will   create,
                 ---------------------------------
permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

        (g)      Limitations on Disposition.  No  Grantor  will  sell,  license,
                 --------------------------
lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

        (h)      Further  Identification  of  Collateral.  Grantors  will, if so
                 ---------------------------------------
requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

        (i)      Notices.  Grantors will advise Agent promptly,  in   reasonable
                --------
detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

        (j)     Good  Standing  Certificates.  Not  less  frequently  than  once
                ----------------------------
during each calendar quarter, each Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

        (k)     No Reincorporation. Without limiting the prohibitions on mergers
                ------------------
involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

        (l)     Terminations;  Amendments     Not   Authorized.   Each   Grantor
                -----------------------------------------------
acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

        (m)     Authorized Terminations.  Agent will promptly  deliver  to  each
               -----------------------
Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 11.2(e) of the Credit Agreement.

        6.      AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.
                ---------------------------------------

     On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent's interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any

Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

        7.       REMEDIES:  RIGHTS UPON DEFAULT.
                 ------------------------------

        (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents, the Interim Order and the Final Order and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing but subject to the terms of the Interim Order or Final Order, as the case may be, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

                  If any Event of Default shall have occurred and be continued, each Grantor further agrees, at Agent's request, and subject to the terms of the Interim Order or Final Order, as the case may be, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement. Any surplus of such cash or cash proceeds held by Agent and remaining after payment in full of the Obligations shall be delivered to the Bankruptcy Court or paid to any person as the Bankruptcy Court may otherwise direct (including the Grantors). To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys' fees and other expenses incurred by Agent or any Lender to collect such deficiency.

        (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

        (c) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent
(i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on
Collateral  directly  or  through  the  use of  collection  agencies  and  other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

        (d) Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

        8.      GRANT OF LICENSE TO USE INTELLECTUAL  PROPERTY  COLLATERAL.  For
                ----------------------------------------------------------
the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

        9.     LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL.
               -----------------------------------------------------------------
Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        10.     REINSTATEMENT. This Security Agreement shall remain in full
                -------------
force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.     NOTICES. Except  as  otherwise  provided  herein, whenever it is
                --------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

        12.     SEVERABILITY.  Whenever   possible,  each   provision   of  this
                ------------
Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

        13.     NO WAIVER;  CUMULATIVE  REMEDIES.  Neither Agent nor any  Lender
                ---------------------------------
shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantors.

        14.     LIMITATION BY LAW. All rights, remedies and powers  provided  in
                ------------------
this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or order of the Bankruptcy Court, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law or order of the Bankruptcy Court that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

        15.     TERMINATION OF THIS SECURITY AGREEMENT.  Subject to  Section  10
                --------------------------------------               -----------
hereof, this Security Agreement shall terminate upon the Termination Date.

        16.     SUCCESSORS  AND ASSIGNS.  This   Security   Agreement  and   all
                ------------------------
obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

        17.      COUNTERPARTS.  This Security Agreement may be  executed  in any
                 ------------
number of separate counterparts, each of which shall collectively and separately constitute one agreement.

        18.      GOVERNING LAW.  EXCEPT AS OTHERWISE  EXPRESSLY  PROVIDED IN ANY
                 -------------
OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT

SERVICE SO MADE SHALL BE DEEMED  COMPLETED  UPON THE  EARLIER OF ACTUAL  RECEIPT
THEREOF  OR THREE (3) DAYS  AFTER  DEPOSIT  IN THE U.S.  MAILS,  PROPER  POSTAGE
PREPAID.

        19.      WAIVER OF JURY TRIAL.  BECAUSE  DISPUTES  ARISING IN CONNECTION
                 --------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

        20.      SECTION TITLES.  The Section titles contained in  this Security
                 --------------
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        21.      NO STRICT CONSTRUCTION.  The  parties  hereto have participated
                 ----------------------
jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

        22.      ADVICE OF COUNSEL. Each of the parties represents to each other
                 -----------------
party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.
                  ----------     ----------

          (a)   BENEFIT OF LENDERS. All Liens  granted  or  contemplated  hereby
                -------------------
shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                AGWAY, INC.
                                FEED COMMODITIES INTERNATIONAL LLC
                                BRUBAKER AGRONOMIC CONSULTING SERVICE LLC
                                COUNTRY BEST-DEBERRY LLC
                                AGWAY ENERGY PRODUCTS LLC
                                AGWAY ENERGY SERVICES-PA, INC.
                                AGWAY ENERGY SERVICES, INC.
                                AGWAY GENERAL AGENCY, INC.
                                COUNTRY BEST ADAMS, LLC

                                By:  /s/ Karen J. Ohliger
                                   -----------------------------------
                                Name:    Karen J. Ohliger
                                    ----------------------------------
                                Title:   Treasurer
                                    ----------------------------------

                                GENERAL ELECTRIC CAPITAL CORPORATION, as Agent
                                By:  /s/ Charles D. Chiodo
                                   ----------------------------------
                                Name:    Charles D. Chiodo
                                    ---------------------------------
                                Title: Its Duly Authorized Signatory

                                   SCHEDULE I
                                   ----------
                                       to
                               SECURITY AGREEMENT
                               ------------------

                              FILING JURISDICTIONS
                              --------------------

Agway, Inc.
-----------

Secretary of Delaware


Feed Commodities International LLC
-----------------------------------

Secretary of State of Delaware


Brubaker Agronomic Consulting Service LLC
-----------------------------------------

Secretary of State of Delaware


Agway General Agency, Inc.
--------------------------

Secretary of State of New York


Country Best Adams, LLC
-----------------------

Secretary of State of Delaware



Country Best-Deberry LLC
------------------------

Secretary of State of Delaware



Agway Energy Products LLC
-------------------------

Secretary of State of Delaware

Agway Energy Services - PA, Inc.
--------------------------------

Secretary of State of Delaware



Agway Energy Services, Inc.
---------------------------

Secretary of State of Delaware

                                   SCHEDULE II
                                   -----------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                          CHATTEL PAPER, CONTRACTS AND
                          ----------------------------
                             LETTER OF CREDIT RIGHTS
                             -----------------------



------------------------------------- --------- ----------------- --------------
                                                                      Letter of
                                       Chattel                     Credit Rights
           Grantor                      Paper      Contracts
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
1. Agway, Inc.                         None     See attached List     None
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
2. Feed Commodities International LLC  None      None                  None
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
3. Brubaker Agronomic Consulting       None      None                  None
   Service LLC
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
4. Agway General Agency, Inc.          None      None                  None
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
5. Country Best Adams, LLC             None      None                  None
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
6. Country Best Deberry LLC            None      None                  None
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
7. Agway Energy Products LLC           None      None                  None
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
8. Agway Energy Services-PA, Inc.      None      None                  None
------------------------------------- --------- ----------------- --------------
------------------------------------- --------- ----------------- --------------
9. Agway Energy Services, Inc.         None      None                  None
------------------------------------- --------- ----------------- --------------

                                 SCHEDULE III-A
                                 --------------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                    AND RECORDS CONCERNING AGWAY'S COLLATERAL
                  --------------------------------------------

I.       Grantor's official name: Agway, Inc.

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III.     Organizational   identification   number   issued   by  Grantor's state
of incorporation or organization or a statement that no such number has been issued: 0606001

IV.      State of Incorporation or Organization of Agway:  Delaware

V. Chief Executive Office and principal place of business of Agway: 333 Butternut Drive, Dewitt, New York 13214

VI.      Corporate Offices of Agway: 333 Butternut Drive, Dewitt, New York 13214

VII.     Warehouses: See attached list - Category = Owned or Leased

VIII. Other Premises at which Collateral is Stored or Located: See attached list - Category = 3rd Party

IX.      Locations   of   Records   Concerning  Collateral: 333 Butternut Drive,
Dewitt, New York 13214

                                 SCHEDULE III-B
                                 --------------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                     AND RECORDS CONCERNING FCI'S COLLATERAL
                     ---------------------------------------

I.       Grantor's official name: Feed Commodities International LLC

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Limited Liability Company

III.     Organizational identification  number issued  by  Grantor's   state  of
incorporation or organization or a statement that no such number has been issued: 3060706

IV.      State of Incorporation or Organization of FCI:  Delaware

V.       Chief  Executive  Office  and   principal  place  of  business  of FCI:
PO Box 177, Vergennes, Vermont 05491

VI.      Corporate Offices of FCI: PO Box 177, Vergennes, Vermont 05491

VII.     Warehouses: See attached list - Category = Owned or Leased

VIII.    Other Premises at which Collateral is Stored or Located: None

IX. Locations of Records Concerning Collateral: PO Box 177, Vergennes, Vermont 05491

                                 SCHEDULE III-C
                                 --------------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                    AND RECORDS CONCERNING BACS's COLLATERAL
                  --------------------------------------------

I.       Grantor's official name: Brubaker Agronomic Consulting Service LLC

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Limited Liability Company

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: 3057056

IV.      State of Incorporation or Organization of BACS:  Delaware

V.       Chief Executive  Office  and  principal  place  of  business  of  BACS:
333 Butternut Drive, DeWitt, New York

VI.      Corporate Offices of BACS: 333 Butternut Drive, DeWitt, New York

VII.     Warehouses: 333 Butternut Drive, DeWitt, New York

VIII.    Other Premises at which Collateral is Stored or Located: None

IX. Locations of Records Concerning Collateral: 333 Butternut Drive, DeWitt, New York

                                 SCHEDULE III-D
                                 --------------
                                       to

                               SECURITY AGREEMENT
                               ------------------


                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                     AND RECORDS CONCERNING AGA's COLLATERAL
                     ---------------------------------------

I.       Grantor's official name: Agway General Agency, Inc.

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: 225288

IV.      State of Incorporation or Organization of AGA:  New York

V. Chief Executive Office and principal place of business of AGA: 333 Butternut Drive, Dewitt, New York 13214

VI.      Corporate Offices of AGA: 333 Butternut Drive, Dewitt, New York 13214

VII.     Warehouses: 333 Butternut Drive, Dewitt, New York 13214

VIII.    Other Premises at which Collateral is Stored or Located: None.

IX.      Locations  of  Records  Concerning  Collateral: 333  Butternut   Drive,
         Dewitt, New York 13214

                                 SCHEDULE III-E
                                 --------------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                     AND RECORDS CONCERNING CBA's COLLATERAL
                     ---------------------------------------

I.       Grantor's official name: Country Best Adams LLC

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Limited Liability Company

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: 2772478

IV.      State of Incorporation or Organization of CBA:  Delaware

V.       Chief   Executive   Office  and  principal   place  of business of CBA:
936 Bankhead Highway, Winder, Georgia 30680

VI.      Corporate Offices of CBA: 936 Bankhead Highway, Winder, Georgia 30680

VII.     Warehouses: See attached list - Category = Owned or Leased

VIII.    Other Premises at which Collateral is Stored or Located: None

IX.      Locations of Records  Concerning  Collateral: 936   Bankhead   Highway,
Winder, Georgia 30680

                                 SCHEDULE III-F
                                 --------------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                     AND RECORDS CONCERNING CBD's COLLATERAL
                     ---------------------------------------

I.       Grantor's official name: Country Best-DeBerry LLC

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Limited Liability Company

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: 3089670

IV.      State of Incorporation or Organization of CBD:  Delaware

V.       Chief  Executive  Office  and  principal  place  of  business  of  CBD:
333 Butternut Drive, DeWitt, New York 13214

VI.      Corporate Offices of CBD: 333 Butternut Drive, DeWitt, New York 13214

VII.     Warehouses: None

VIII.    Other Premises at which Collateral is Stored or Located: None

IX.      Locations   of  Records  Concerning  Collateral: 333  Butternut  Drive,
DeWitt, New York 13214

                                 SCHEDULE III-G
                                 --------------
                                       to

                               SECURITY AGREEMENT
                               ------------------


                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  ---------------------------------------------
                     AND RECORDS CONCERNING AEP's COLLATERAL
                     ---------------------------------------

I.       Grantor's official name: Agway Energy Products LLC

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Limited Liability Company

III.     Organizational   identification  number  issued  by  Grantor's state of
incorporation or organization or a statement that no such number has been issued: 2913210

IV.      State of Incorporation or Organization of AEP:  Delaware

V.       Chief  Executive  Office  and  principal  place  of  business  of  AEP:
333 Butternut Drive, Dewitt, New York 13214

VI.      Corporate Offices of AEP: 333 Butternut Drive, Dewitt, New York 13214

VII.     Warehouses: See attached list - Category = Owned or Leased

VIII. Other Premises at which Collateral is Stored or Located: See attached list - Category = 3rd Party

IX. Locations of Records Concerning Collateral: 333 Butternut Drive, Dewitt, New York 13214

                                 SCHEDULE III-H
                                 ---------------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                    AND RECORDS CONCERNING AESPA's COLLATERAL
                    -----------------------------------------

I.       Grantor's official name: Agway Energy Services-PA, Inc.

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: 2952169

IV.      State of Incorporation or Organization of AESPA:  Delaware

V.       Chief  Executive  Office  and  principal  place  of  business of AESPA:
333 Butternut Drive, Dewitt, New York 13214

VI.      Corporate Offices of AESPA: 333 Butternut Drive, Dewitt, New York 13214

VII.     Warehouses: 333 Butternut Drive, Dewitt, New York 13214

VIII.    Other Premises at which Collateral is Stored or Located: None

IX.      Locations  of  Records  Concerning  Collateral: 333  Butternut   Drive,
Dewitt, New York 13214

                                 SCHEDULE III-I
                                 --------------
                                       to
                               SECURITY AGREEMENT
                               ------------------


                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
                  --------------------------------------------
                     AND RECORDS CONCERNING AES's COLLATERAL
                     ---------------------------------------

I.       Grantor's official name: Agway Energy Services, Inc.

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): Corporation

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: 2645428

IV.      State of Incorporation or Organization of AES:  Delaware

V.       Chief  Executive  Office  and  principal  place  of  business  of  AES:
333 Butternut Drive, Dewitt, New York 13214

VI.      Corporate Offices of AES: 333 Butternut Drive, Dewitt, New York 13214

VII.     Warehouses: 333 Butternut Drive, Dewitt, New York 13214

VIII.    Other Premises at which Collateral is Stored or Located: None

IX.      Locations  of  Records  Concerning  Collateral: 333  Butternut   Drive,
Dewitt, New York 13214

                                   SCHEDULE IV
                                   -----------
                                       to
                               SECURITY AGREEMENT
                               ------------------



                       PATENTS, TRADEMARKS AND COPYRIGHTS
                       -----------------------------------

                             PATENTS OF AGWAY, INC.
                             ----------------------

    U.S. Patent No. 6,165,529          Process for Preserving Fresh  Produce and
    Issued December 26, 2000           Coating Composition Therefor (PVOH)

    U.S. Patent No. 6,203, 833         Preserving Fresh Product (CMC)
    Issued March 20, 2001

    Canadian Patent No. 1,225,273      Formulating dairy cow rations to optimize
    Issued February 23, 1988           milk production

    U.S. Patent No. 6,231,895          Feed stock for ruminants with  controlled
    Issued May 15, 2001                release non-protein nitrogen

    U.S. Patent No. 6,391,454          Controlled-Release Urea-Based Products
    Issued May 21, 2002

    U.S. Patent Application            Preserving Fresh Produce (Chitosan)
    Serial No. 10/128,798

    U.S. Patent Application            Preserving Fresh Produce (Diofan)
    Serial No. 60/400,823

    Patent Cooperation Treaty ("PCT")  Feed stock for ruminants with controlled-
    Request (U.S. Patent Application   release non-protein nitrogen
    Serial No.  09/516,957)

    Australian Patent Application      Preserving Fresh Produce (PVOH)
    No. 10055/00

    Australian Patent Application      Controlled Release Urea-Based Products
    No. 25250/00

    Brazilian Patent Application       Controlled Release Urea-Based Products

    No. P1 0001552-0

    Brazilian Patent Application       Preserving Fresh Produce (PVOH)
    No. PI 0000040-0

    Canadian Patent Application        Controlled Release Urea-Based Products
    No. 2,304,432

    Canadian Patent Application        Preserving Fresh Produce (PVOH)
    No. 2,295,243

    Chinese Patent Application         Controlled Release Urea Based Products
    No. 00106435.5                     (Alkyd)

    European Patent Application        Preserving Fresh Produce (PVOH)
    No. 99126268.4

    European Patent Application        Controlled Released Urea-Based Products
    No. 00107226.3

    India Patent Application No.       Controlled Released Urea-Based Products
    298MUM2000

    Israelian Patent Application       Preserving Fresh Produce (PVOH)
    No. 133,827

    Japanese Patent Application        Preserving Fresh Produce (PVOH)
    No. 3535/2000

    Japanese Patent Application        Controlled Release Urea-Based Products
    No. 104950/2000

    Mexican Patent Application         Controlled Release Urea-Based Products
    No. 3301

    Mexican Patent Application         Preserving Fresh Produce (PVOH)
    No. 000314

    New Zealand Patent Application     Controlled Release Urea-Based Products
    No. 503624

    Polish Patent Application          Controlled Release Urea-Based Products
    No. P.339442

    Russian Patent Application         Controlled Release Urea-Based Products
    No. 2000108768

    South African Patent Application   Preserving Fresh Produce (PVOH)
    No. 2000/0082


                                   TRADEMARKS
                                   ----------

See list attached for all registered trademarks and pending applications for trademarks. Any trademarks deleted on the attached list have been discontinued or sold.


                                   COPYRIGHTS
                                   ----------
                   See attached list of registered copyrights











                                                                   .

                                    EXHIBIT A
                                    ---------

                                POWER OF ATTORNEY


                  This  Power of  Attorney  is  executed  and  delivered  by
                        ,  a                        corporation  ("Grantor")  to
-----------------------      ----------------------
General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as "Attorney"), as Agent for the benefit of Agent and Lenders, under a Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement and a Security Agreement, both dated as of October 4, 2002, and other related documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney' s written consent.

                  Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following at the times and under the circumstances provided for under the Loan
Documents: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;
(d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor's signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this _______ day of _______________________, 20__.


                               [GRANTOR]



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                     -------------------------------------------

                            NOTARY PUBLIC CERTIFICATE
                            -------------------------

                  On    this           day    of                   ,       2002,
                               ------               ---------------
                   who  is  personally known to me appeared before me in his/her
-------------------
capacity as the              of [GRANTOR]  ("Grantor") and executed on behalf of
                ------------
Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.


                                                      --------------------------
                                                          Notary Public

                                  EXHIBIT 99.6

                                PLEDGE AGREEMENT
                                ----------------

                  This PLEDGE  AGREEMENT,  dated as of October 4, 2002 (together with all amendments, if any, from time to time hereto, this "Agreement") between
                                                             ---------
AGWAY, INC., a Delaware corporation, as debtor and debtor-in-possession ("Agway"), FEED COMMODITIES INTERNATIONAL LLC, a limited liability company
 -------
organized under the laws of the State of Delaware, as debtor and debtor-in-possession, BRUBAKER AGRONOMIC CONSULTING SERVICES LLC, a limited liability company organized under the laws of the State of Delaware, as debtor and debtor-in-possession, AGWAY GENERAL AGENCY, INC., a New York corporation, as debtor and debtor-in-possession, COUNTRY BEST ADAMS, LLC, a limited liability company organized under the laws of the State of Delaware, as debtor and debtor-in-possession, and COUNTRY BEST-DEBERRY LLC, a limited liability company organized under the laws of the State of Delaware, as debtor and debtor-in-possession (collectively, the "Debtor Borrowers"), AGWAY ENERGY
                                             -----------------
PRODUCTS LLC, a limited liability company organized under the laws of the State of Delaware, AGWAY ENERGY SERVICES-PA, INC., a Delaware corporation and AGWAY ENERGY SERVICES, INC., a Delaware corporation (collectively, the "Non-Debtor
                                                                     -----------
Borrowers",  together  with  the  Debtor  Borrowers,  the  "Pledgors"  and  each
---------
individually  as a "Pledgor") and GENERAL  ELECTRIC  CAPITAL  CORPORATION in its
                    -------
capacity as Agent for Lenders ("Agent").
                                -----

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, pursuant to that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of the date hereof by and among the Pledgors, the Persons named therein as Credit Parties (the "Borrowers"), Agent and the Persons signatory thereto from time to time as
 ---------
Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit
                                                                          ------
Agreement") the Lenders have agreed to make Loans to, and incur Letter of Credit
---------
Obligations for the benefit of, Borrowers;

                  WHEREAS, Pledgors are the record and beneficial owner of the shares of Stock and limited liability company interests listed in Parts A and B of Schedule I hereto and the owners of the promissory notes and instruments
    -----------
listed in Part C of Schedule I hereto;
                    ----------

                  WHEREAS, the Pledgors benefit from the credit facilities made available to Borrowers under the Credit Agreement;

                  WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, the Pledgors have agreed to pledge the Pledged Collateral to Agent in accordance herewith;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

                1.  Definitions.  Unless otherwise defined herein, terms defined
                    -----------
in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                "Bankruptcy Code" means title 11, United States Code, as amended
                 ---------------
from time to time, and any successor statute thereto.

                 "Operating  Agreement"  means  each limited  liability  company
                  ---------------------
agreement,  operating  agreement or similar  agreement  identified  on Part B of
Schedule I hereto, in each case, as amended,  supplemented or otherwise modified
----------
from time to time.

                  "Pledged  Collateral" has the meaning assigned to such term in
                   -------------------
Section 2 hereof.
---------

                  "Pledged  Entity" means an issuer of Pledged  Shares,  Pledged
                   ---------------
Interests or Pledged Indebtedness.

                  "Pledged  Indebtedness"  means the  Indebtedness  evidenced by
                   ---------------------
promissory notes and instruments listed on Part C of Schedule I hereto;

                  "Pledged   Interests"  means  the  limited  liability  company
                   -------------------
interests listed on part B of Schedule I hereto.
                              ----------

                  "Pledged  Shares"  means  those  shares  listed  on  Part A of
                   ---------------
Schedule I hereto.
----------

                  "Secured Obligations" has the meaning assigned to such term in
                   -------------------
Section 3 hereof.
---------

2.       Pledge.  Pledgors hereby pledge to Agent, and grant to Agent for itself
         ------
and the benefit of Lenders, a first priority security interest in (other than the shares of AG Processing Inc., CF Industries, Inc., Universal Cooperatives, Inc. and CoBank, ACB, in which Agent for itself and the benefit of Lenders shall have a second priority security interest in, subordinate only to the lien of the issuer of said shares to secure any indebtedness of the owner of said shares to said issuer (the "Issuer Lien") all of the following (collectively, the "Pledged
                                                                         -------
Collateral"):
-----------

          (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (b) the Pledged Interests and the certificates representing the Pledged Interests, if any, including, without limitation, (i) all of Pledgors' rights, powers, and remedies under each Operating Agreement, and
     (ii) any rights to properties, assets, distributions, liquidating distributions and allocations of profits and losses in respect of such Pledged Interests; and

          (c) such  portion,  as determined by Agent as provided in Section 6(d)
                                                                    ------------
     below, of any additional limited liability company interests or equity interests of a Pledged Entity or other options or rights with respect to any such interests from time to time acquired by the Pledgors in any manner (which equity interests shall be deemed to be part of the Pledged Shares and which limited liability company interests shall be deemed to be part of the Pledged Interests), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

          (d) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

          (e) all additional Indebtedness arising after the date hereof and owing to the Pledgors and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

     3.  Security  for  Obligations.  This  Agreement  secures,  and the Pledged
         --------------------------
Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of the Pledgors now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").
                    -------------------

     4. Delivery of Pledged  Collateral.  All  certificates  and all  promissory
        -------------------------------
notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. Notwithstanding the foregoing and except as otherwise provided under Section 6(h) hereto, or except as consistent with prior practices when such notes and instruments evidencing the Pledged Indebtedness are required to be utilized with respect to collection efforts, all promissory notes and instruments evidencing the Pledged Indebtedness, other than notes evidencing intercompany indebtedness and the note receivable from Southern States Cooperative, Inc. dated July 31, 2000 in the original principal amount of $13,300,000, shall be held by Agway, Inc., on behalf of Agent for the benefit of the Agent and Lenders, at its corporate headquarters located at 333 Butternut Drive, DeWitt, New York 13214. All Pledged Shares and, if evidenced by certificates, all Pledged Interests shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by the Pledgors.

     5. Representations  and  Warranties.  Pledgors  represent  and warrant to
        ---------------------------------
        Agent that:

          (a) Pledgors are, and at the time of delivery of the Pledged Shares and Pledged Interests to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by the Pledgors free and clear of any Lien thereon or affecting the title thereto, except for the Issuer Lien or any Lien created by this Agreement; Pledgors are and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for the Issuer Lien or any Lien created by this Agreement;

          (b) All of the Pledged Shares and the Pledged Interests have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities;

          (c) Except as may be limited by the Articles of Incorporation and By-Laws of Cooperative Milling, Inc., Pledgors have the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgors to Agent as provided herein;

          (d) None of the Pledged Shares, Pledged Interests or Pledged Indebtedness has been issued or transferred by Pledgors in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

          (e) All of the Pledged Shares and Pledged Interests are presently owned by the Pledgors, and are presently represented by the certificates listed on Parts A and B of Schedule I hereto. As of the date hereof, there
                                ----------
     are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares or Pledged Interests;

          (f) Other than the consent of CoBank, ACB to a pledge of its stock, no consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by the Pledgors of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgors, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may have been obtained or may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

          (g) Except as  otherwise  provided  in Section 2 hereof,  the  pledge,
                                                 ---------
     assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

          (h) This Agreement has been duly authorized, executed and delivered by the Pledgors and constitutes a legal, valid and binding obligation of the Pledgors enforceable against the Pledgors in accordance with its terms;

          (i) The Pledged Shares constitute the percentage of the issued and outstanding shares of Stock owned by each Pledgor of each Pledged Entity listed in Part A of Schedule I hereto;
                         ----------

          (j) The Pledged Interests represent a fully enforceable and validly existing right of the Pledgors to share in the respective distributions, profits and losses of each Pledged Entity listed in Part B of Schedule I
                                                                      ----------
     hereto, and rights to approve or consent to such Pledged Entity's actions in accordance with the relevant Operating Agreement;

          (k) A true and complete copy of each Operating Agreement, including all amendments, supplements and other modifications thereto, has previously been delivered to Agent. Each Operating Agreement is a legal, valid and binding agreement, enforceable by and against the applicable Pledgors in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and to equitable principles of general applicability. Except as otherwise permitted to be made under the Credit Agreement, no additional contributions are required to be made by the Pledgors in respect of the Pledged Interests and, there exist no liabilities or obligations, monetary or otherwise, of the Pledgors to any Pledged Entity; and

          (l) Except as  disclosed  on Part C of Schedule I, none of the Pledged
                                                 ----------
     Indebtedness  is  subordinated  in right of payment  to other  Indebtedness
     (except for the Secured Obligations) or subject to the terms of an indenture.

        The representations and  warranties  set forth in this  Section  5 shall
                                                                ----------
survive the execution and delivery of this Agreement. Notwithstanding anything to the contrary set forth in this Section 5, it is understood and agreed that
                                   ---------
each of the  representations and warranties made in this Section 5 are and shall
                                                         ---------
be (i) subject to (x) compliance by each Pledgor with any applicable provisions of the Bankruptcy Code and (y) the entry of the Interim Order and the Final Order, and (ii) qualified to the extent (x) noncompliance results from the commencement of the Chapter 11 Case and the actions, proceedings and other matters related thereto, or (y) noncompliance is permitted or compliance is prohibited by the Bankruptcy Code or the Bankruptcy Court.

     6.  Covenants. Pledgors covenant and agree that until the Termination Date:
         ---------

          (a) Subject to the Issuer Lien  provided in Section 2 hereof,  without
                                                      ---------
     the prior  written  consent  of  Agent,  Pledgors  will not  sell,  assign, transfer, pledge, or otherwise encumber any of their rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

          (b) Pledgors will, at their expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of the Pledgors, and will cooperate with Agent, at Pledgors expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

          (c) Pledgors have and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens;

          (d) Pledgors will, upon obtaining ownership of any additional Stock, limited liability company interest or promissory notes or instruments of a Pledged Entity or Stock, limited liability company interests or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, limited liability company interests, notes or instruments are not already Pledged Collateral, promptly (and in any event within five (5) Business Days) deliver to Agent a Pledge Amendment, duly executed by the respective Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment")
                                  ------------              -------------------
     in respect of any such additional Stock, limited liability company interests, notes or instruments, pursuant to which Pledgors shall pledge to Agent all of such additional Stock, limited liability company interests, notes and instruments. Pledgors hereby authorize Agent to attach each Pledge Amendment to this Agreement and agree that all Pledged Shares, Pledged Interests and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral;

          (e) Pledgors shall comply in all respects with the terms and conditions of each Operating Agreement and all other contracts and agreements relating to the Pledged Collateral. Without the prior written consent of Agent, Pledgors shall not amend, supplement or otherwise modify (or consent to any such amendment, supplement or modification) the terms of any Operating Agreement in a manner which would adversely affect Agent's or Pledgors' duty or ability to repay the Secured Obligations;

          (f) Pledgors  shall deliver to each Pledged Entity listed on Part B of
     Schedule I hereto a Pledge  Instruction in the form of Exhibit A hereto and
     ----------                                             ---------
     shall cause each such Pledged Entity to record on its books the pledge created hereby and to execute and deliver the Acknowledgment and Agreement with respect to this Agreement in the form of Exhibit B hereto;
                                                   ---------

          (g) If the Pledged Interests become evidenced by certificates or any other instrument, Pledgors shall immediately deliver all such certificates or instruments to Agent together with duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Agent; and

          (h) Upon the occurrence of an Event of Default and at Agent's request, Pledgors shall immediately deliver to Agent, but in no event later than two

     Business  Days  after  request,   all  promissory   notes  and  instruments
     evidencing the Pledged Indebtedness, duly endorsed in a manner acceptable to the Agent.

     7.  Pledgors' Rights.  As long as no Default or Event of Default shall have
         ----------------
occurred and be continuing and until written notice shall be given to Pledgors in accordance with Section 8(a) hereof:
                   ------------

          (a) Pledgors shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no
                                                    --------   -------
     vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

               (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

               (ii) the consolidation or merger of a Pledged Entity with any other Person;

               (iii)   the  sale,   disposition   or   encumbrance   of  all  or
     substantially all of the assets of a Pledged Entity, except for the Issuer Liens and Liens in favor of Agent;

               (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock;

               (v) the issuance of any limited liability company interests or other equity interests of any nature or the issuance of any other interests convertible into or granting the right to purchase or exchange for any limited liability company interests or other equity interests of any nature of any Pledged Entity or the issuance of any certificates representing any Pledged Interests; or

               (vi) the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

          (b) Subject to the Issuer Lien provided in Section 2 hereof, (i)
                                                     ---------
     Pledgors shall be entitled, from time to time, to collect and receive for their own use all cash dividends and interest paid in respect of the Pledged Shares, Pledged Interests and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A)
                                                     ----------
     dividends, distributions and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights
                         --------  -------
     to such distributions shall remain subject to the Lien created by this Agreement; and

               (ii) all dividends, distributions and interest (other than such cash dividends and interest as are permitted to be paid to Pledgors in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares, Pledged Interests or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgors, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgors, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     8.  Defaults and Remedies; Proxy.
         ----------------------------

          (a) Except for the shares of stock subject to the Issuer Lien provided for in Section 2 hereof, upon the occurrence of an Event of Default and
             ---------
     during the continuation of such Event of Default, and concurrently with written notice to the Pledgors, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgors agree is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgors or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. PLEDGORS HEREBY IRREVOCABLY CONSTITUTE AND APPOINT AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGORS WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES AND PLEDGED INTERESTS, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES AND PLEDGED INTERESTS, THE

     APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES AND PLEDGED INTERESTS WOULD BE ENTITLED UNDER EACH OPERATING AGREEMENT OR OTHERWISE (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS OR MEMBERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS OR MEMBERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES AND PLEDGED INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PESON (INCLUDING THE ISSUER OF THE PLEDGED SHARES AND PLEDGED INTERESTS OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

          (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales
                                       --------  -------
     made after such postponement shall be after ten (10) days' notice to Pledgors.

          (c) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the
                                 ---------
     Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgors shall, in an expeditious manner, cause the Pledged
           ---
     Entities to:

               (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged
           ------------
     Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

               (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

               (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

               (v) Furnish, at the request of Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

               (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (d) All  expenses  incurred in  complying  with  Section  8(c) hereof,
                                                           -------------
     including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities

     Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgors.

          (e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to
                                       ---------
     effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any
                                                               ---------
     of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required
                                     ---------
     to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

               (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

               (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

               (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Pledgors and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

               (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

           (f) Pledgors recognize that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above.
                                                               ----------
     Pledgors also acknowledge that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgors and the Pledged Entity would agree to do so.

           (g) Pledgors agree to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default they will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgors waive the benefit of all such laws to the extent they lawfully may do so. Pledgors agree that they will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgors by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgors in any respect.

           (h) Pledgors further agree that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that
                       ---------
     Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agree that each and every covenant contained in this
     Section 8 shall be specifically  enforceable against Pledgors, and Pledgors
     ---------
     hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

     9. Irrevocable Authorization and Instruction.    Pledgors hereby  authorize
        ------------------------------------------
and  instruct  each Pledged  Entity  listed  on  Part B of Schedule I hereto and
                                                           ----------
CoBank,  ACB with  respect to the CoBank  stock listed on Part  A  of Schedule I
                                                                      ----------
to comply with any instruction received by it from Agent without any further order or further consent or instructions from Pledgors and Pledgors agree that each Pledged Entity shall be fully protected in so complying.

    10. Waiver.  No delay on Agent's part in exercising any power of sale,
        ------
Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgors by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgors in any respect.

    11. Assignment.  Agent  may  assign,  indorse  or  transfer  any  instrument
        ----------
evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

    12. Termination.  Immediately  following the Termination Date, Agent shall
        -----------
deliver to Pledgors the Pledged Collateral pledged by the Pledgors at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgors' obligations hereunder shall at such time terminate.

    13. Lien Absolute.  Subject to the Issuer Lien provided in Section 2 hereof,
        -------------                                          ---------
all rights of Agent hereunder, and all obligations of Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

          (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (d) the insolvency of any Credit Party; or

          (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgors.

    14. Release.  Pledgors consent and agree that Agent may at any time, or from
        -------
 time to time, in its discretion:

          (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

          (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgors, it being hereby agreed that Pledgors shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgors hereby waive notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgors. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

     15. Reinstatement. This Agreement shall remain in full force and effect and
         -------------
continue to be effective should any petition be filed by or against Pledgors or any Pledged Entity for liquidation or reorganization, should Pledgors or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgors' or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     16. Miscellaneous.
         -------------

          (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

          (b) Pledgors agree to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

          (c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (d) THIS AGREEMENT SHALL BE BINDING UPON PLEDGORS AND THEIR SUCCESSORS AND ASSIGNS (INCLUDING DEBTORS-IN-POSSESSION ON BEHALF OF PLEDGORS), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS
     SUCCESSORS  AND  ASSIGNS,  AND SHALL BE  GOVERNED  BY,  AND  CONSTRUED  AND

     ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGORS.

     17. Severability.  If for any reason any provision or provisions hereof are
         ------------
determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

     18. Notices. Except  as  otherwise provided herein, whenever it is provided
         -------
herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

                (a)      If to Agent, at:

                         General Electric Capital Corporation
                         800 Connecticut Avenue
                         Two North
                         Norwalk, Connecticut 06854
                         Attention: Agway Account Manager
                         Fax No.: (203) 852-3630

                         With copies to:

                         Paul, Hastings, Janofsky & Walker LLP
                         1055 Washington Boulevard, 10th Floor
                         Stamford, Connecticut 06901-2217
                         Attention: Leslie A. Plaskon, Esq.
                         Fax No.: (203) 359-3031


                                          - and -

                         General Electric Capital Corporation
                         201 High Ridge Road
                         Stamford, Connecticut 06927-5100
                         Attention: Corporate Counsel - Commercial Finance Fax No.: (203) 316-7889

                (b)      If to any Pledgor, at:

                         Agway, Inc.
                         333 Butternut Drive
                         Dewitt, New York 13214
                         Attention: Karen Ohligher
                         Fax No.: (315) 449-6435

                         With copies to:

                         Menter, Rudin & Trivelpiece, P.C.
                         South Salina Street, Suite 500
                         Syracuse, NY  13202-3300
                         Attention:  Scott Finlay, Esq.
                         Fax No.: (315) 474-4040

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 18, (c) one (1)  Business Day after  deposit with a reputable  overnight
----------
courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     19. Section Titles.  The Section titles contained in this Agreement are and
         --------------
shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     20. Counterparts.  This   Agreement  may  be  executed  in  any  number  of
         ------------
counterparts, which shall,collectively and separately, constitute one agreement.

     21. Benefit of Lenders.  All security  interests  granted  or  contemplated
         ------------------
hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                AGWAY, INC.
                                FEED COMMODITIES INTERNATIONAL LLC
                                BRUBAKER AGRONOMIC CONSULTING SERVICE LLC
                                COUNTRY BEST-DEBERRY LLC
                                AGWAY ENERGY PRODUCTS LLC
                                AGWAY ENERGY SERVICES-PA, INC.
                                AGWAY ENERGY SERVICES, INC.
                                AGWAY GENERAL AGENCY, INC.
                                COUNTRY BEST ADAMS, LLC

                                By: /s/ Karen J. Ohliger
                                   --------------------------
                                Name:   Karen J. Ohliger
                                     ------------------------
                                Title:  Treasurer
                                     ------------------------

                                GENERAL ELECTRIC CAPITAL CORPORATION, AS
                                AGENT


                                By: /s/ Charles D. Chiodo
                                   --------------------------
                                Name:   Charles D. Chiodo
                                   --------------------------
                                Its Duly Authorized Signatory

                                    EXHIBIT A
                                   -----------

                               PLEDGE INSTRUCTION
                               -------------------

                  BY THIS PLEDGE INSTRUCTION, dated as of October __, 2002, [Pledgor] (the "Interest Owner") hereby instructs [Name of Pledged Entity] (the
                ---------------
"Company")  to register in favor of General  Electric  Capital  Corporation,  as
--------
Agent under that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of the date hereof (the "Pledgee"), a pledge against
                                                    -------
and a security interest in all of the Interest Owner's rights in connection with any limited liability company interest in the Company now and hereafter owned by the Interest Owner (the "Membership Interest").
                         -------------------

     1. Pledge Instructions. The Company is hereby instructed by the Interest Owner to register all of the Interest Owner's right, title and interest in and to all of the Interest Owner's Membership Interest as subject to a pledge and security interest in favor of the Pledgee who, upon such registration of pledge, shall become the registered pledgee of the Membership Interest with all rights incident thereto.

     2. Initial Transaction Statement. The Company is further instructed by the Interest Owner to promptly inform the Pledgee of the registration of the pledge by executing and delivering the attached Acknowledgment and Consent to the Pledgee at its office located at 800 Connecticut Avenue, Two North, Norwalk, Connecticut 06854, Attn: Agway - Account Manager, taxpayer identification number 131-500-700.

     3. Warranties of the Interest Owner. The Interest Owner hereby warrants that (i) the Interest Owner is an appropriate person to originate this instruction; (ii) the Interest Owner is entitled to effect the instruction here given; and (iii) the Interest Owner's taxpayer identification number is
_______________.


                                            [PLEDGOR]


                                             By:
                                                  ----------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                  ----------------------------

                                    EXHIBIT B

                           ACKNOWLEDGMENT AND CONSENT
                           --------------------------


General Electric Capital Corporation,
   as Agent
800 Connecticut Avenue, Two North
Norwalk, Connecticut 06854
Attn: Agway - Account Manager


                  [Name of Pledged Entity] ("Company") hereby (i) acknowledges receipt of a fully executed copy of the Pledge Agreement, dated as of October __, 2002 (the "Agreement"; capitalized terms used herein without definition have
               ---------
the meanings provided therein), made by Agway, Inc., Feed Commodities International LLC, Brubaker Agronomic Consulting Service LLC, Agway General Agency, Inc., Country Best Adams, LLC, Country Best-DeBerry LLC, Agway Energy Products LLC, Agway Energy Services-PA, Inc., and Agway Energy Services, Inc. (collectively, the "Pledgors") in favor of General Electric Capital Corporation,
                    --------
as Agent  ("Agent");  (ii)  consents and agrees to the pledge by Pledgors of the
           -------
Pledged Collateral pursuant to the Agreement and to all of the other terms and provisions of the Agreement; (iii) agrees to comply with all instructions received by it from Agent without further consent by Pledgors; (iv) irrevocably waives any breach or default under the Operating Agreement as a result of the execution, delivery and performance by Pledgors and Agent of the Agreement; (v) advises Pledgors and Agent that a pledge of the Pledged Interests set forth on
Schedule I to the Agreement has been registered on the books of Company and in the name of the Agent and agrees to so register any additional Pledged Interests; (vi) represents and warrants that, except for the pledge in favor of Agent, there are no liens, restrictions or adverse claims to which the Pledged Collateral is or may be subject as of the date hereof; (vii) except with the prior written consent of Agent, agrees not to admit any new Members to Company; and (viii) consents and agrees to any transfer of the Pledged Collateral pursuant to Section 8 of the Agreement.

                  IN  WITNESS  WHEREOF,   a  duly  authorized   officer  of  the
undersigned has executed and delivered this Acknowledgment and Consent as of this ___ day of October, 2002.

                            [NAME OF PLEDGED ENTITY]


                                     By:
                                        ----------------------------------
                                     Name:
                                         ---------------------------------
                                     Title:
                                         ---------------------------------

                                   SCHEDULE I
                                   ----------

                                     PART A
                                     ------

                          PLEDGED SHARES OF AGWAY, INC.


---------------------------   ---------------------  ------------    -------------   ---------------------

Pledged Entity                 Class                  Stock             Number        Percentage of
--------------                 of Stock               Certificate       of Shares     Outstanding Shares
                               --------                 Number(s)      ---------     ------------------
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
Agway Energy Services, Inc.         Common                1            1,000                100%
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
Agway Energy Services - PA,
Inc.                                Common                1            1,000                100%
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
Agway General Agency, Inc.          Common                3              100                100%
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
AG Processing Inc.                 A Common              415               1                ---
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
AG Processing Inc.                 C Preferred          PC-456          140,000             ---
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
CoBank, ACB                             E                ---          16,831.9902           ---
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
CF Industries, Inc.                 Common                C1               1                ---
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  ------------    -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP367            9,235              ---
---------------------------   ---------------------  ------------    -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP176            4,566              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP197           15,818              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP241           27,955              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP259           74,730              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP282           10,128              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP313           10,301              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP318           31,705              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP329           37,036              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP351            9,260              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
CF Industries, Inc.            Patronage Preferred      PP366           21,860              ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
Universal Cooperatives, Inc.        Common               001             100                ---
---------------------------   ---------------------  -------------   -------------   --------------------
---------------------------   ---------------------  -------------   -------------   --------------------
Cooperative Milling, Inc.           Common              Comm -             1                 50%
                                                         AG-1
---------------------------   ---------------------  -------------   -------------   ---------------------
---------------------------   ---------------------  -------------   -------------   ---------------------
Cooperative Milling, Inc.          Preferred          Pref-AG-1         40,000              ---
---------------------------   ---------------------  -------------   -------------   ---------------------
---------------------------   ---------------------  -------------   -------------   ---------------------
Planet Polymer Technologies,        Common            PPT 2949,       3,000,000              35%
Inc.                                                  PPT 3072,
                                                      PPT 3110,
                                                      PPT 3204
---------------------------   ---------------------  -------------   -------------   ----------------------



                                     PART B
                                     ------

                        PLEDGED INTERESTS OF AGWAY, INC.

----------------------------------   --------------------------------   -----------------------------------
Pledged Entity                       Description of Pledged Interests   Description of Operating Agreement
--------------                       --------------------------------   -----------------------------------
----------------------------------   --------------------------------   -----------------------------------
----------------------------------   --------------------------------   -----------------------------------
Agway Energy Products LLC             100% Membership Interest          Limited Liability Company
                                      (Membership Certificate No. 1     Agreement of Agway Energy
                                      for --- Units)                    Products LLC, dated as of July 1,
                                                                        1998
----------------------------------   --------------------------------   -----------------------------------
----------------------------------   --------------------------------   -----------------------------------
Brubaker Agronomic Consulting         100% Membership Interest          Limited Liability Company
Service LLC                           (Membership Certificate No. 1     Agreement of Brubaker Agronomic
                                      for --- Units)                    Consulting Service LLC dated as of
                                                                        June 16, 1999
----------------------------------   --------------------------------   -----------------------------------
----------------------------------   --------------------------------   -----------------------------------
Country Best Adams, LLC               80% Membership Interests          Operating Agreement of Country
                                      (Membership Certificate No. 6     Best Adams, LLC, dated as of
                                      for 80 Units )                    August 6, 1997
----------------------------------   --------------------------------   -----------------------------------
----------------------------------   --------------------------------   -----------------------------------
Country Best-DeBerry LLC              100% Membership Interests         Limited Liability Company
                                      (Membership Certificate No. 1     Agreement of Country Best-
                                      for --- Units)                    DeBerry LLC, dated as of
                                                                        September 1, 1999
----------------------------------   --------------------------------   -----------------------------------
----------------------------------   --------------------------------   -----------------------------------
Feed Commodities International LLC    100% Membership Interest          Limited Liability Company
                                      (Membership Certificate No. 1     Agreement of Feed Commodities
                                      for --- Units)                    International LLC, dated as of June
                                                                        1, 1999
----------------------------------   --------------------------------   -----------------------------------
----------------------------------   --------------------------------   -----------------------------------
Telmark LLC                           100% Membership Interest          Limited Liability Company
                                      (Membership Certificate No. 2     Agreement of Telmark LLC, dated
                                      for __ Units)                     as of July 1, 1998.
----------------------------------   --------------------------------   -----------------------------------


                                     PART C
                                     ------

PLEDGED INDEBTEDNESS OF AGWAY, INC.

1. Note Receivable from Southern States Cooperative, Inc. dated July 31, 2000 in the original principal amount of $13,300,000.

2.  See attached list.


PLEDGED INDEBTEDNESS OF FEED COMMODITIES INTERNATIONAL LLC

None



PLEDGED INDEBTEDNESS OF BRUBAKER AGRONOMIC CONSULTING SERVICE LLC

None



PLEDGED INDEBTEDNESS OF AGWAY GENERAL AGENCY, INC.

None


PLEDGED INDEBTEDNESS OF COUNTRY BEST ADAMS, LLC

None


PLEDGED INDEBTEDNESS OF COUNTRY BEST-DEBERRY LLC

None


PLEDGED INDEBTEDNESS OF AGWAY ENERGY PRODUCTS LLC

None

PLEDGED INDEBTEDNESS OF AGWAY ENERGY SERVICES-PA, INC.

None



PLEDGED INDEBTEDNESS OF AGWAY ENERGY SERVICES, INC.

None

                                   SCHEDULE II
                                   -----------

                                PLEDGE AMENDMENT



                  This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge
                                                         ---------
Agreement are and continue to be true and correct, both as to the promissory notes, instruments, shares and limited liability company interests pledged prior to this Pledge Amendment and as to the promissory notes, instruments, shares and limited liability company interests pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated October __, 2002, between undersigned, as one of the Pledgors, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares, Pledged Interests and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments shares or limited liability company interests not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.


                                    [PLEDGOR]


                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


------------------   --------------   --------------   -----------   ----------------   ------------------
                                                       Stock
Name and                                               Certificate                      Percentage of
Address of Pledgor   Pledged Entity   Class of Stock   Number(s)     Number of Shares   Outstanding Shares
------------------   --------------   --------------   -----------   ----------------   ------------------
------------------   --------------   --------------   -----------   ----------------   ------------------
------------------   --------------   --------------   -----------   ----------------   ------------------

------------------   --------------   --------------   -----------   ----------------   ------------------



-----------------------------   -------------------   --------------------------   ------------------------
Name and                                               Description of              Description of
Address of Pledgor                Pledged Entity       Pledged Interests           Operating Agreements
-----------------------------   -------------------   --------------------------   ------------------------
-----------------------------   -------------------   --------------------------   ------------------------

-----------------------------   -------------------   --------------------------   ------------------------


--------------------   ----------------   ----------------   -------------------   -----------------------

Pledged Entity         Initial             Issue Date        Maturity Date         Interest Rate
--------------                            -------------      -------------         -------------
                       Principal Amount
                       ----------------
--------------------   ----------------   ----------------   -------------------   -----------------------
--------------------   ----------------   ----------------   -------------------   -----------------------

--------------------   ----------------   ----------------   -------------------   -----------------------



                                  EXHIBIT 99.7

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                    ----------------------------------------

                    THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of October 4, 2002, is made by Agway, Inc., a Delaware corporation, as debtor and debtor-in-possession, Feed Commodities International LLC, a limited liability company organized under the laws of the state of Delaware, as debtor and debtor-in-possession, Brubaker Agronomic Consulting Service LLC, a limited liability company organized under the laws of the state of Delaware, as debtor and debtor-in-possession, Agway General Agency, Inc. a New York corporation, as debtor and debtor-in-possession, Country Best Adams, LLC, a limited liability company organized under the laws of the state of Delaware, as debtor and debtor-in-possession, Country Best-Deberry LLC, a limited liability company organized under the laws of the state of Delaware, as debtor and debtor-in-possession, (collectively, the "Debtor Borrowers"), Agway Energy
                                             -----------------
Products LLC, a limited liability company organized under the laws of the state of Delaware, Agway Energy Services-PA, Inc., a Delaware corporation and Agway Energy Services, Inc., a Delaware corporation (collectively, the "Non-Debtor
                                                                      ----------
Borrowers"  together  with  the  Debtor  Borrowers,   the  "Grantors"  and  each
---------                                                   --------
individually as a "Grantor") in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a
                   -------
Delaware corporation, in its capacity as agent for Lenders ("Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of the date hereof by and among Grantors, the Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Grantors; and

     WHEREAS, Lenders are willing to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent this Intellectual Property Security Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

        1.    DEFINED TERMS.  All  capitalized   terms   used  but not otherwise
              -------------
defined herein have the meanings given to them in Annex A to the the Credit Agreement.

        2.   GRANT  OF SECURITY INTEREST IN  INTELLECTUAL  PROPERTY  COLLATERAL.
             ------------------------------------------------------------------
To secure the complete and timely payment of all the Obligations of Grantors now or hereafter existing from time to time, each Grantor hereby pledges and grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantors' right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Intellectual Property Collateral"):

                (a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;
                                      ----------

                (b) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;
                                          -----------

                (c) all of its Copyrights and Copyright Licenses to which it it is a party including those referred to on Schedule III hereto;
                                             ------------

                (d)  all reissues, continuations or extensions of the foregoing;

                (e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

                (f) all products and proceeds of the foregoing, including, without limitation, any claim by Grantors against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

        3.   REPRESENTATIONS  AND WARRANTIES.  Each   Grantor   represents   and
             -------------------------------
warrants that it does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and
                                                  -----------   ------------
Schedule  III,   respectively,   hereto.  This  Intellectual  Property  Security
-------------
Agreement is effective to create a valid and continuing Lien on and, upon the filing hereof with the United States Patent and Trademark Office and the United States Copyright Office, perfected security interests in favor of Agent in all of Grantors' Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantors. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements listed  on  Schedule  I to the  Security  Agreement,  all  action  necessary  or
            -----------
desirable to protect and perfect Agent's Lien on Grantors' Patents, Trademarks and Copyrights shall have been duly taken.

        4.   COVENANTS.  Each Grantor covenants and agrees with Agent, on behalf
             ---------
of itself and Lenders, that from and after the date of this Intellectual Property Security Agreement and until the Termination Date:

            (a) Grantor shall notify Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the operation of such Grantor's business may become abandoned, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

            (b) Within 45 days after the end of each Fiscal Quarter, Grantors shall provide Agent a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, The United States Copyright Office or any similar office or agency in the prior Fiscal Quarter, and, upon request of Agent,
Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Agent) to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

            (c) Grantor shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks or Copyrights (now or hereafter existing) material to the operation of such Grantor's business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

            (d) In the event that any of the Intellectual Property Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Agent promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Intellectual Property Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Intellectual Property Collateral.

        5.   SECURITY AGREEMENT. The security interests granted pursuant to this
             ------------------
Intellectual Property Security Agreement are granted in conjunction with the security interests granted to Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

        6.   REINSTATEMENT. This Intellectual Property Security Agreement  shall
             -------------
remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        7.   NOTICES. Whenever it is provided herein that  any  notice,  demand,
             -------
request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Intellectual Property Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

        8.   TERMINATION OF THIS SECURITY AGREEMENT.  Subject    to   Section  6
             --------------------------------------
hereof, this Intellectual Property Security Agreement shall terminate upon the Termination Date.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Grantors have caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorizedofficer as of the date first set forth above.

                           AGWAY, INC.
                           FEED COMMODITIES INTERNATIONAL LLC
                           BRUBAKER AGRONOMIC CONSULTING SERVICE LLC
                           COUNTRY BEST-DEBERRY LLC
                           AGWAY ENERGY PRODUCTS LLC
                           AGWAY ENERGY SERVICES-PA, INC.
                           AGWAY ENERGY SERVICES, INC.
                           AGWAY GENERAL AGENCY, INC.
                           COUNTRY BEST ADAMS, LLC


                           By: /s/ Karen J. Ohliger
                              --------------------------------------------------
                           Name:   Karen J. Ohliger
                           Title:  Treasurer




ACCEPTED and ACKNOWLEDGED by:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent


By: /s/ Charles D. Chiodo
   --------------------------------------------------
Name:   Charles D. Chiodo
Its: Duly Authorized Signatory

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF    New York                )
         -------------------------
                                    )       ss.
COUNTY OF  Onondaga                 )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of AGWAY, INC., who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                     /s/ Janet Williams
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                                  JANET WILLIAMS
                                          Notary Public in the State of New York
                                        Qualified in Onondaga County No. 4957864
                                           My Commission Expires October 23,2005

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF    New York                )
         -------------------------
                                    )       ss.
COUNTY OF   Onondaga                )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of FEED COMMODITIES INTERNATIONAL LLC, who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                     /s/ Janet Williams
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                                  JANET WILLIAMS
                                          Notary Public in the State of New York
                                        Qualified in Onondaga County No. 4957864
                                           My Commission Expires October 23,2005

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF     New York               )
         -------------------------
                                    )       ss.
COUNTY OF    Onondaga               )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of BRUBAKER AGRONOMIC CONSULTING SERVICE LLC, who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                     /s/ Janet Williams
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                                  JANET WILLIAMS
                                          Notary Public in the State of New York
                                        Qualified in Onondaga County No. 4957864
                                           My Commission Expires October 23,2005

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF      New York              )
         -------------------------
                                    )       ss.
COUNTY OF     Onondaga              )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of AGWAY GENERAL AGENCY, INC. who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                     /s/ Barbara A. Saltsman
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                             BARBARA A. SALTSMAN
                                          Notary Public in the State of New York
                                                     Qualified in Madison County
                                                                  No.01SA6024446
                                               My Commission Expires May 10,2003

ACKNOWLEDGMENT OF GRANTOR

STATE OF      New York              )
         -------------------------
                                    )       ss.
COUNTY OF     Onondaga                       )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of COUNTRY BEST ADAMS, LLC, who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                     /s/ Barbara A. Saltsman
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                             BARBARA A. SALTSMAN
                                          Notary Public in the State of New York
                                                     Qualified in Madison County
                                                                 No. 01SA6024446
                                               My Commission Expires May 10,2003

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF      New York              )
         -------------------------
                                    )       ss.
COUNTY OF     Onondaga              )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of COUNTRY BEST-DEBERRY LLC, who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                      /s/ Janet Williams
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                        JANET WILLIAMS
                                          Notary Public in the State of New York
                                        Qualified in Onondaga County No. 4957864
                                           My Commission Expires October 23,2005

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF     New York               )
         -------------------------
                                    )       ss.
COUNTY OF    Onondaga               )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of AGWAY ENERGY PRODUCTS LLC, who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                    /s/ Barbara A. Saltsman
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                             BARBARA A. SALTSMAN
                                          Notary Public in the State of New York
                                                     Qualified in Madison County
                                                                 No. 01SA6024446
                                               My Commission Expires May 10,2003

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF     New York               )
         -------------------------
                                    )       ss.
COUNTY OF    Onondaga               )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of AGWAY ENERGY SERVICES-PA, INC., who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                    /s/ Barbara A. Saltsman
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                             BARBARA A. SALTSMAN
                                          Notary Public in the State of New York
                                                     Qualified in Madison County
                                                                 No. 01SA6024446
                                               My Commission Expires May 10,2003

ACKNOWLEDGMENT OF GRANTOR
-------------------------

STATE OF     New York               )
         -------------------------
                                    )       ss.
COUNTY OF    Onondaga               )
          ---------------------

                  On this ___ day of October, 2002 before me personally appeared
Karen J. Ohliger         , proved to me on the basis of satisfactory evidence to
-------------------------
be the person who executed the foregoing instrument on behalf of AGWAY ENERGY SERVICES, INC., who being by me duly sworn did depose and say that he/she is an authorized officer of said company, that the said instrument was signed on behalf of said company as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said company.

                                                      /s/ Janet Williams
                                                     ---------------------------
                                                     Notary Public

{seal}
                                                        JANET WILLIAMS
                                          Notary Public in the State of New York
                                        Qualified in Onondaga County No. 4957864
                                           My Commission Expires October 23,2005

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                                   AGWAY, INC.

I.   PATENT REGISTRATIONS

     U.S. Patent No. 6,165,529         Process  for Preserving Fresh Produce and
     Issued December 26, 2000          Coating Composition Therefor (PVOH)

     U.S. Patent No. 6,203, 833        Preserving Fresh Product (CMC)
     Issued March 20, 2001

     Canadian Patent No. 1,225,273     Formulating dairy cow rations to optimize
     Issued February 23, 1988          milk production

     U.S. Patent No. 6,231,895         Feed stock  for ruminants with controlled
     Issued May 15, 2001               release non-protein nitrogen

     U.S. Patent No. 6,391,454         Controlled-Release Urea-Based Products
     Issued May 21, 2002

II.  PATENT APPLICATIONS

     U.S. Patent Application            Preserving Fresh Produce (Chitosan)
     Serial No. 10/128,798

     U.S. Patent Application            Preserving Fresh Produce (Diofan)
     Serial No. 60/400,823

     Patent Cooperation Treaty ("PCT") Feed stock for ruminants with controlled-Request (U.S. Patent Application release non-protein nitrogen
     Serial No.  09/516,957)

     Australian Patent Application      Preserving Fresh Produce (PVOH)
     No. 10055/00

     Australian Patent Application      Controlled Release Urea-Based Products
     No. 25250/00

     Brazilian Patent Application       Controlled Release Urea-Based Products
     No. P1 0001552-0

     Brazilian Patent Application       Preserving Fresh Produce (PVOH)
     No. PI 0000040-0

     Canadian Patent Application        Controlled Release Urea-Based Products
     No. 2,304,432

     Canadian Patent Application        Preserving Fresh Produce (PVOH)
     No. 2,295,243

     Chinese Patent Application         Controlled Release Urea Based Products
     No. 00106435.5                     (Alkyd)

     European Patent Application        Preserving Fresh Produce (PVOH)
     No. 99126268.4

     European Patent Application        Controlled Released Urea-Based Products
     No. 00107226.3

     India Patent Application No.       Controlled Released Urea-Based Products
     298MUM2000

     Israelian Patent Application       Preserving Fresh Produce (PVOH)
     No. 133,827

     Japanese Patent Application        Preserving Fresh Produce (PVOH)
     No. 3535/2000

     Japanese Patent Application        Controlled Release Urea-Based Products
     No. 104950/2000

     Mexican Patent Application         Controlled Release Urea-Based Products
     No. 3301

     Mexican Patent Application         Preserving Fresh Produce (PVOH)
     No. 000314

     New Zealand Patent Application     Controlled Release Urea-Based Products
     No. 503624

     Polish Patent Application          Controlled Release Urea-Based Products
     No. P.339442

     Russian Patent Application         Controlled Release Urea-Based Products
     No. 2000108768

     South African Patent Application   Preserving Fresh Produce (PVOH)
     No. 2000/0082

III.     PATENT LICENSES

License Agreement between Agway, Inc. and Planet Polymer Technologies, Inc. dated November 14, 2000.

License Agreement dated November 12, 1998 by and between Agway Consumer Products, Inc. and Planet Polymer.

Fertilizer License Agreement dated August 16, 1999 by and between Agway Consumer Products, Inc. and Planet Polymer Technologies, Inc.and Amendment No. 1 dated August 31, 1999 recognizing merger of Agway Consumer Products, Inc. into Agway, Inc.

Sub-Agreement to License Agreement (Animal Feed) dated March 1, 2000 by and between Agway, Inc. and Planet Polymer Technologies, Inc.

Sub-Agreement to License Agreement (Fruits, Vegetables, Etc.) dated March 1, 2001 by and between Agway, Inc. and Planet Polymer Technologies, Inc.

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                       FEED COMMODITIES INTERNATIONAL LLC

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS - None

III.     PATENT LICENSES - None

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                    BRUBAKER AGRONOMIC CONSULTING SERVICE LLC

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS - None

III.     PATENT LICENSES - None

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                           AGWAY GENERAL AGENCY, INC.

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS - None

III.     PATENT LICENSES - None

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                             COUNTRY BEST ADAMS, LLC

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS - None

III.     PATENT LICENSES - None

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                            COUNTRY BEST-DEBERRY LLC

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS - None

III.     PATENT LICENSES - None

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                            AGWAY ENERGY PRODUCTS LLC

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS -None

III.     PATENT LICENSES - None

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                         AGWAY ENERGY SERVICES-PA, INC.

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS - None

III.     PATENT LICENSES - None

                                   SCHEDULE I
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                           AGWAY ENERGY SERVICES, INC.

I.       PATENT REGISTRATIONS - None

II.      PATENT APPLICATIONS - None

III.     PATENT LICENSES - None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                                   AGWAY, INC.


I.       TRADEMARK  REGISTRATIONS

          See  list  attached  for  all   registered   trademarks   and  pending
          applications for trademarks. Any trademarks deleted on the attached list have been discontinued or sold.

II.      TRADEMARK APPLICATIONS

          See list attached for pending applications for trademarks.

III.     TRADEMARK LICENSES

          Trademark License Agreement between Agway, Inc. and Zappala Farms LLC dated August 22, 2002.

          License Agreement between Agway, Inc. and Cenex Harvest States Cooperatives dated September 16, 2002.

          Endorsement Agreement among Countryway Insurance Company (formerly Agway Insurance Company), Agway, Inc. and United Farm Family Mutual Insurance Company dated August 28, 2002.

          Marketing Agreement and Trademark License between Agway, Inc. and Southern States Cooperative, Inc. dated March 1, 2001.

          License Agreement dated November 14, 2000 between Agway, Inc. and Planet Polymer Technologies, Inc.

          License Agreement dated July 31, 2000 between Agway, Inc. and Southern States Cooperative, Incorporated and Addendum to License Agreement dated September 18, 2000.

          Trademark License Agreement between Agway, Inc. and Country Best Adams, LLC dated August 6, 1997.

          YieldGard(R)Corn License and Seed Services Agreement dated December 2, 1997 between Agway, Inc. and Monsanto Company.

          Roundup   Ready(R)Corn  License  and  Seed  Services  Agreement  dated
          December 2, 1997 between Agway, Inc. and Monsanto Company.

          Roundup Ready(R)Soybean License and Seed Services Agreement dated December 2, 1997 between Agway, Inc. and Monsanto Company.

          Licensee Incentive Agreement dated December 2, 1997 between Agway Inc. and Monsanto Company.

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                       FEED COMMODITIES INTERNATIONAL LLC


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                    BRUBAKER AGRONOMIC CONSULTING SERVICE LLC


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES - None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                           AGWAY GENERAL AGENCY, INC.


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES - None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                             COUNTRY BEST ADAMS, LLC


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES - None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                            COUNTRY BEST-DEBERRY LLC


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES - None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                            AGWAY ENERGY PRODUCTS LLC


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES - None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                         AGWAY ENERGY SERVICES-PA, INC.


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES - None

                                   SCHEDULE II
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                           AGWAY ENERGY SERVICES, INC.


I.       TRADEMARK  REGISTRATIONS - None

II.      TRADEMARK APPLICATIONS - None

III.     TRADEMARK LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                                   AGWAY, INC.

I.       COPYRIGHT  REGISTRATIONS -  See attached list

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES

         Name of Agreement         Date of Agreement         Parties
        ------------------         -----------------         -------
        Annual Authorizations      July 1, 1998, renewed     Agway, Inc. and
        Service Repertory License  for July 1, 2002 to       Copyright Clearance
        Agreement                  June 30, 2003             Center, Inc.

                                 SCHEDULE III TO
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                                   AGWAY, INC.

                             COPYRIGHT REGISTRATIONS



--------------------- ---------------------  ----------------  -----------------
OWNER                 TITLE                  REGISTRATION NO.  REGISTRATION DATE
--------------------- ---------------------  ----------------  -----------------
Agway, Inc.           Agway Answers          SR27372           3/16/81
                      Your Needs
--------------------- ---------------------  ----------------  -----------------
Agway, Inc.           Agway -For All the     PA25980           12/11/78
                      Ways You Live -
                      Jingle
--------------------- ---------------------  ----------------  -----------------
Agway, Inc.           An American Christmas  KK204574          11/13/67
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B182053           2/2/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B182054           2/18/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B180317           3/17/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B185947           4/19/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B189951           5/18/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B198590           6/17/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B217771           8/20/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B217772           9/10/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B217773           9/24/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B255076           11/29/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B237185           12/27/65
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B256022           2/8/66
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B256023           2/24/66
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B258449           3/21/66
--------------------- ---------------------  ----------------- -----------------
Agway, Inc.           Agway Cooperator       B273679           4/15/66

--------------------- ---------------------  ----------------  -----------------
OWNER                 TITLE                  REGISTRATION NO.  REGISTRATION DATE
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B273680          5/13/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B273681          6/15/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B282502          7/12/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B28664           8/16/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B293575          9/19/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B306396          10/20/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B306395          11/15/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B323319          12/30/66
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B324842          2/23/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B335267          3/29/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B346103          5/22/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B360321          6/16/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B361559          7/21/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B368567          8/21/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B382449          10/4/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B393956          11/29/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B403263          12/22/67
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B415677          2/27/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B422553          3/22/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B429485          4/25/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B449904          6/21/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B449903          7/18/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B449905          8/21/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B455807          9/19/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B463443          10/14/68

--------------------- ---------------------  ----------------  -----------------
OWNER                 TITLE                  REGISTRATION NO.  REGISTRATION DATE
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B495602          11/23/68
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B477933          1/3/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B496174          2/17/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B499198          3/24/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B503032          4/18/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B544676          6/13/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B544677          8/14/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B544678          9/22/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B547263          10/21/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B559611          11/20/69
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B560869          1/7/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B570839          2/20/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B851044          3/24/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B598810          4/17/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B592441          5/2/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B592441          5/22/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B604238          6/26/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B626421          9/17/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Lawn and Garden Guide   A197754          10/30/70
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Second Annual Horse     A978823          2/1/68
                      Judging Pictorial
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B652502          1/11/71
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Cooperator        B662297          3/3/71
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Agway Glyodin Tchnical  A704735          1/2/76
                      Bulletin

--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Horseman's Almanac;     A221762          1/4/71
                      First Aid Handbook and
                      Agway Horseman's
--------------------- ----------------------- ---------------- -----------------
Agway, Inc.           Milk Production and     A618057          3/3/75
                      Marketing Trends
--------------------- ----------------------- ---------------- -----------------

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                       FEED COMMODITIES INTERNATIONAL LLC

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                    BRUBAKER AGRONOMIC CONSULTING SERVICE LLC

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                           AGWAY GENERAL AGENCY, INC.

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                             COUNTRY BEST ADAMS, LLC

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                            COUNTRY BEST-DEBERRY LLC

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                            AGWAY ENERGY PRODUCTS LLC

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                         AGWAY ENERGY SERVICES-PA, INC.

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None

                                  SCHEDULE III
                                       to
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                           AGWAY ENERGY SERVICES, INC.

I.       COPYRIGHT  REGISTRATIONS - None

II.      COPYRIGHT APPLICATIONS - None

III.     COPYRIGHT LICENSES - None